As filed with the Securities and Exchange Commission on November 16, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

reAlpha Tech Corp.

(Exact name of registrant as specified in governing instruments)

6515 Longshore Loop, Suite 100

Dublin, OH 43017

(707) 732-5742

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Giri Devanur

Chief Executive Officer

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

Tel.: (707) 732-5742

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nimish Patel, Esq. Blake Baron, Esq. Gabriel Miranda, Esq. Mitchell Silberberg & Knupp LLP 437 Madison Ave., 25th Floor New York, New York 10022 Tel.: (212) 509-7239	Barry I. Grossman Sarah E. Williams Matthew Bernstein Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by the selling stockholders until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated November 16, 2023

Up to 1,666,666 Common Units, Each Common Unit Consisting of One Share of Common Stock and One and a Half Common Warrants to Purchase One and a Half Shares of Common Stock

Up to 1,666,666 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One and a Half Common Warrants to Purchase One and a Half Shares of Common Stock

2,499,999 Shares of Common Stock Underlying the Common Warrants

1,666,666 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering on a best-efforts basis up to 1,666,666 common units (the “Common Units”), each unit consisting of one share of common stock, par value $0.001 per share (the “common stock”), and one and a half common warrants to purchase one and a half shares of common stock, pursuant to this prospectus (the “Warrants”). The assumed offering price is $12.00 per Common Unit, which is equal to the closing price of our common stock on The Nasdaq Capital Market LLC (“Nasdaq”), on November 14, 2023. The Warrants will have an exercise price of $          per full share (which is equal to 100% of the offering price per Common Unit), will be exercisable immediately upon issuance and will expire five (5) years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon the exercise of the Warrants.

We are also offering to certain purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded units (the “Pre-Funded Units” and together with the Common Units, the “Units”), each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrants”) and one and a half Warrants to purchase one and a half shares of common stock, in lieu of Common Units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each Pre-Funded Unit will be equal to the price per Common Unit being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Units will be $0.001 per share. The Pre-Funded Warrants will be exercisable immediately upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Warrant included in the Pre-Funded Units has an exercise price of $            per full share (which will be equal to 100% of the offering price per Common Unit), will be exercisable immediately upon issuance and will expire five (5) years from the date of issuance. For each Pre-Funded Unit we sell, the number of Common Units we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and the Warrants included in the Pre-Funded Units.

The Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of shares of Units to be sold or minimum aggregate offering proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon our receipt of investor funds. Accordingly, neither we nor the Placement Agent (as defined below) have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of securities offered hereunder.

We have engaged Maxim Group LLC to act as our exclusive placement agent in connection with this offering (the “Placement Agent” or “Maxim”). The Placement Agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the Units offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus (see “Use of Proceeds” on page 48 below). We will bear all costs associated with the offering. See “Plan of Distribution” on page 123 of this prospectus for more information regarding these arrangements.

Our shares of common are listed on Nasdaq under the symbol “AIRE”. On November 14, 2023, the closing price of our shares of common stock, as reported on Nasdaq, was $12.00 per share. The market price and trading volume of our common stock has, since our listing on Nasdaq, and may continue to exhibit, extreme volatility, including within a single trading day. Such volatility could cause purchasers of our common stock to incur substantial losses. For example, on October 23, 2023, the day we began trading on Nasdaq, the trading price of our common stock ranged from an intra-day high of $575.41 to an intra-day low of $23.01, on trading volume of approximately 32.2 thousand shares, and on November 14, 2023, the trading price of our common stock ranged from an intra-day high of $14.88 to an intra-day low of $6.92, on trading volume of approximately 27.6 million shares. With respect to these such instances of trading volatility, including on October 23, 2023, we are not aware of any material changes in our financial condition or results of operations that would explain such price volatility or trading volume, which we believe reflect market and trading dynamics unrelated to our operating business or prospects and outside of our control. We are thus unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Under these circumstances, we would caution you against investing in our securities unless you are prepared to incur the risk of incurring substantial losses.

The public offering price per Common Unit or Pre-Funded Unit, as the case may be, will be determined through negotiation among us, the Placement Agent and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the final offering price. There is no established trading market for the Pre-Funded Warrants or Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants or Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Warrants will be limited.

	Per Unit or Pre-Funded Unit	Total
Public offering price	$	$
Placement agent fees (7%)(1)	$	$
Proceeds to us (before expenses)(2)	$	$

(1)

We have agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering, and to reimburse the Placement Agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the Placement Agent.

(2)	We estimate the total expenses of this offering payable by us, excluding the Placement Agent fee, will be approximately $[__]. Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution”.

We are a “controlled company” under the Nasdaq listing rules because Giri Devanur, our chief executive officer and chairman, currently owns 65.0% of our outstanding common stock, and will own approximately 62.54% of our outstanding common stock following this offering, assuming the maximum number of Common Units set forth on this cover page of this prospectus are sold in this offering, and assuming no Pre-Funded Warrants are sold and no Warrants are exercised. As a controlled company, we are not required to comply with certain of Nasdaq’s corporate governance requirements; however, we will not take advantage of any of these exceptions. See “Prospectus Summary — Controlled Company.”

Investing in our securities involves a high degree of risk. Before buying any Units, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 12 of this prospectus.

We are an “emerging growth company,” as defined under U.S. federal securities laws and, as such, are eligible and have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Delivery of the securities offered hereby is expected to be made on or about         , 2023, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus is           , 2023.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our products, product development, prospects, strategies, the industry in which we operate and potential acquisitions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. Important factors that could cause our results to vary from expectations include, but are not limited to:

●	We are employing a business model with a limited track record, which makes our business difficult to evaluate;

●	We intend to utilize a significant amount of indebtedness in the operation of our business;

●	Our ability to retain our executive officers and other key personnel;

●	Our real estate investments are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry, thus, exposing us to risk concentrations, which, in turn, exposes us to risk caused by seasonal fluctuations in short-term rental demand and downturns in certain markets or in the single-family properties sector;

●	We face significant competition in the short-term rental market for guests, which may limit our ability to rent our properties on favorable terms; and

●	The impact of laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm to our business.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

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About this Prospectus

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Placement Agent have authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Placement Agent are offering to sell our securities and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.” Unless the context otherwise requires, we use the terms “reAlpha,” the “Company,” “we,” “us” and “our” in this prospectus to refer to reAlpha Tech Corp. and any and all of our subsidiaries.

Overview

We are a real estate technology company with a mission to develop, utilize and commercialize our artificial intelligence (“AI”) focused technology stack to empower retail investor participation in short-term rental properties. Short-term rentals are utilized for various purposes, including vacations, relocations, renovations, extended work trips, special events, temporary work assignments, or seasonal activities.

We were founded on the belief that every person should have the access and the freedom to pursue wealth creation through real estate. However, we believe there are significant entry barriers for the average individual and that the lucrative returns are currently taken mainly by private equity firms and larger-scale developers. We intend to develop and buy technologies to democratize access to short-term rental investments. To support this goal, we are creating a new model, powered by our AI focused technologies, for property ownership and real estate investment.

Our Business Model

Our business model is built with technologies for analyzing and acquiring short-term rental properties that meet the Investment Criteria (as defined in the “Business” section of this prospectus) for syndication purposes, and which we call Target Properties. Once the Target Properties are acquired, they are prepared for rent and listed on short-term rental sites, and, when warranted, disposed of for profits. Our technologies help us not only identify properties with the most short-term rental profitability potential, but also optimize their profitability by generating listing descriptions using the surrounding attractions of the location, analyzing guest reviews in the area, and suggesting improvements. We intend to generate revenue through our property syndications on the reAlpha App, and, once our technologies are fully developed and ready to be commercialized, we intend to make some of these technologies available for commercial use by other customers on a licensing fee basis, pay-per-use basis or other fee arrangements.

The Company plans to make Target Properties available to investors via the Company’s subsidiary, Roost Enterprises, Inc. (“Rhove”). Rhove will create and manage limited liability companies (each, a “Syndication LLC”) to syndicate one or more of the Target Properties through exempt offerings. Once the Syndication LLCs are in place, Rhove will launch exempted offerings to sell membership interests in such properties to investors, through the purchase of membership interests in the Syndication LLCs, pursuant to Regulation A or Regulation D, each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Syndication”). We refer to properties that have been offered through a Syndication LLC as “Syndicated” properties throughout this prospectus. To further facilitate the investment process in the Syndication LLCs, the Company is currently working on the reAlpha App (hereafter referred to as the “reAlpha App,” “App” or “app”).

The membership interests will provide an ownership stake in the Syndication LLC and in turn in the Target Properties. We refer to such investors as Syndicate Members, who differ significantly to the holders of our common stock. To date, we have not yet developed a secondary trading market for equity interests in our Syndication LLCs. While the potential establishment of such a market is under consideration, no final decision has been made to implement a secondary trading market at this time.

Rights among Syndicate Members may vary among each other depending on the specific terms and conditions agreed to in the offering documents pursuant to which the holder becomes a Syndicate Member. By becoming a Syndicate Member, the holder will not acquire any rights to the Company’s common stock and, therefore, will not be entitled to vote, receive a dividend or exercise any other rights of a stockholder of the Company. Likewise, acquiring shares of common stock of the Company will not provide the stockholders the status of Syndicate Member. Both Syndicate Members and our stockholders will receive the same quarterly financial metric information of our listed properties through the reAlpha App and the reAlpha website, which will also be available to the general public without a login, concurrently with our consolidated quarterly results (as more fully described under “Segments - Platform Services” section below). Syndicate members that have access to the reAlpha App will only receive personalized financial information respective to their individual holdings in each of our Syndications.

Segments

We operate in two reportable segments consisting of (i) platform services and (ii) rental business. Our platform services segment offers and develops AI-based products and services to customers in the real-estate industry, while our rental business focuses on purchasing properties for syndication, which process is powered by our platform services technologies. For more details on our business segments, see “Our Business and Properties” below.

Recent Developments

Regulation A Offering

To finance our operations, from September 21, 2021, through January 31, 2023, we issued 905,537 shares of common stock at a per share price of $10, for total cash proceeds of $9,055,370, pursuant to our Regulation A offering. As noted, this offering concluded on January 31, 2023. These shares of common stock were issued in reliance on the exemption provided by Regulation A under the Securities Act. Holders of common stock who invested in this Regulation A offering are entitled to certain free stays in our short-term rental properties, subject to certain limitations.

reAlpha Acquisitions Churchill, LLC

reAlpha Acquisitions Churchill, LLC, a wholly-owned subsidiary of the Company was formed on May 17, 2022, to hold the properties acquired utilizing financing provided by Churchill Finance I, LLC. reAlpha Acquisitions Churchill, LLC, executed a master credit facility worth up to $200 million on August 18, 2022. This credit facility allows a loan-to-cost ratio of up to 80% and is at a fixed rate of 12%. Access to this credit facility will allow us to acquire properties with the intention of utilizing them as short-term rental properties.

GEM Facility

On December 1, 2022, we entered into an equity line facility (the “GEM Agreement”) with GEM Global Yield LLC and GEM Yield Bahamas Limited (collectively, “GEM”). Pursuant to the GEM Agreement, we are entitled to draw down up to $100 million of gross proceeds (“Aggregate Limit”) from GEM in two tranches of up to $50 million of gross proceeds, in exchange for shares of our common stock, subject to meeting the terms and conditions of the GEM Agreement. This equity line facility is available for the earliest of 36-months from the date of our public listing on Nasdaq, and until GEM purchases the full Aggregate Limit. A draw down is subject to limitations on the amount that is drawn under the facility and must comply with certain conditions precedent including the listing of our shares on a principal market (which includes Nasdaq), having the necessary number of shares that are issuable pursuant to the draw down registered under an effective registration statement, and other notice and timing requirements. Upon our valid exercise of a draw down, pursuant to delivery of a notice and in accordance with other conditions, GEM is required to pay, in cash, a per-share amount equal to 90% of the average closing bid price of the shares of our common stock recorded by Nasdaq during the 30 consecutive trading days commencing on the first trading day that is designated on the draw down notice. In no event may our draw down requests exceed 400% (“Draw Down Limit”) of the average daily trading volume for the 30 trading days immediately preceding the date we deliver the draw down notice.

Further, GEM is entitled to a commitment fee in the form of cash or freely tradeable shares of our common stock in an amount equal to 2% of the first tranche, and, if applicable, an additional fee of 2% for any draw downs of the second tranche.

The GEM Agreement contains certain negative covenants restricting us from securing an equity line similar to the financing provided under the GEM Agreement and requiring prompt notice of events constituting an alternate transaction. An “alternate transaction” includes an issuance of common stock at a price less than the then current market price, an “at-the-market” offering of securities, and an issuance of options, warrants, or similar rights of subscription or the issuance of convertible equity or debt securities.

Finally, pursuant to the terms of the GEM Agreement, we are required to indemnify GEM for any losses it incurs as a result of a breach by us or of our representations and warranties and covenants under the GEM Agreement or for any misstatement or omission of a material fact in a registration statement registering those shares pursuant to the GEM Agreement. Also, GEM is entitled to be reimbursed for legal or other costs or expenses reasonably incurred in investigating, preparing, or defending against any such loss. To date, we have not raised any capital pursuant to the GEM facility and we may not raise any capital pursuant to it prior to its expiration. Restrictions pursuant to terms of our future financings may also affect our ability to use the GEM Facility.

reAlpha Asset Management Inc. merges with reAlpha Tech Corp.

On March 21, 2023 (the “Effective Time”), reAlpha Tech Corp. (the “Parent”), merged with and into reAlpha Asset Management, Inc. (the “Subsidiary”), pursuant to a short-form merger in accordance with Section 253 of the Delaware General Corporate Law (“DGCL”) (the “Downstream Merger”), with the Subsidiary surviving the Merger (the “Surviving Corporation”). This Downstream Merger has resulted in reAlpha Asset Management, Inc. gaining access to all of the technologies and intellectual property owned by reAlpha Tech Corp.

Prior to the Downstream Merger, the Parent owned more than 90% of the issued and outstanding shares of common stock of the Subsidiary. As of the Effective Time, by virtue of the Downstream Merger and without any action on the part of the Parent, Subsidiary or Surviving Corporation, each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Time (other than shares of the Subsidiary common stock that were canceled, as described below) were automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Further, each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Time that was held by the Parent or the Subsidiary (as treasury stock or otherwise) was automatically canceled and returned to the status of authorized but unissued shares of the Subsidiary. And, lastly, as of the Effective Time, all of the shares of common stock of the Parent issued and outstanding immediately prior to the consummation of the Merger were automatically converted into a number of shares of common stock of the Surviving Corporation, prorated for the number of shares of the Subsidiary’s common stock held by the Parent at such time.

The Downstream Merger has resulted in the Company gaining ownership of a 25% stake in Naamche Inc., an artificial intelligence (“AI”) studio, a 25% stake in Carthagos Inc., a design and branding studio and a 96.67% stake in reAlpha Techcorp India Private Limited. Naamche, Inc. has assisted us in researching and developing our proprietary algorithms and other technologies (see “Research and Development” section below for more details). Carthagos Inc. is assisting the Company with marketing activities (see “Sales and Marketing” section below for more details). reAlpha Techcorp India Private Limited is a subsidiary that provides business support services for finance, marketing and technology.

Rhove Acquisition

On March 24, 2023, the Company acquired Rhove (as defined above), a leading provider of real estate technology solutions. The Rhove acquisition included technology developed for the purpose of syndicating real estate properties for investment by retail and institutional investors (the “Syndication Platform”). Pursuant to the Stock Purchase Agreement entered into in connection with the Rhove acquisition (the “Stock Purchase Agreement”) among the Company, Rhove and certain investor sellers in Rhove (the “Sellers”), we acquired all the intellectual property related to the Syndication Platform and other related intangible property and proprietary information of Rhove.

The purchase price under the Stock Purchase Agreement for the Rhove acquisition included: (1) payment to Silicon Valley Bridge Bank, N.A. (“SVBB”), of $25,000 in cash and the issuance of 49,029 shares of our common stock (collectively the “SVBB Consideration”), (2) 1,263,000 shares of our common stock for the Sellers and the issuance of option letters to the Sellers (on a pro rata basis) to purchase in aggregate 1,263,000 shares of our common stock for $10.00 per share with an expiration date of two years from the date of issuance; and (3) payment of certain transaction expenses of Rhove totaling $50,000.

As part of the transaction, Rhove’s major investor, Drive Capital and certain of its funds, became stockholders of reAlpha. As of the date of acquisition, Rhove has over 5,000 users that, once Rhove is fully integrated, may join the reAlpha ecosystem. As part of the transaction, Calvin Cooper, the chief executive officer of Rhove joined us in an advisory role. Greg Miller, the former chief technology officer of Rhove, also joined us in an advisory role after the completion of the transaction.

Rhove’s Syndication Platform enables us to offer a more seamless and efficient real estate investment experience to Syndicate Members. It processes and handles investment in a property offering internally without the use of a white-label technology. The Syndication Platform includes Rhove’s SEC-qualified Regulation A filing for offering membership interests in Syndication LLCs. When fully integrated with reAlpha’s platform, among other improvements, it will streamline the investment process and make the interface more user friendly. Further, it will allow us to offer unique features such as the ability to earn rent rewards. The integration of the reAlpha and Rhove platforms is expected to be completed by the end of the third quarter of our current fiscal year.

Board of Director Changes

Effective April 1, 2023, Brent Crawford resigned as our Chairman of the Board of Directors. Mr. Crawford’s decision to resign was not as a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective April 1, 2023, Art Langer resigned as our Chairman of the Board of Directors. Mr. Langer’s decision to resign was not as a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Management Changes

On April 11, 2023, the Company entered into an employment agreement with Jorge Aldecoa to act as the Company’s Chief Operating Officer, replacing Michael J. Logozzo as interim chief operating officer. Pursuant to Mr. Aldecoa’s employment agreement, he will serve as the Company’s chief operating officer until his agreement is terminated by either Mr. Aldecoa or the Company, and he will receive a yearly salary of $200,000 for the fiscal year ended April 30, 2023 and a prorated amount of such base salary for the year ended April 30, 2022.

Mr. Aldecoa’s employment agreement also provides for a base salary adjustment to $215,000 upon a successful follow-on offering of the Company’s securities for an amount of $8 million or more, subject to the compensation committee’s approval. Further, Mr. Aldecoa is entitled to additional compensation in the form of a discretionary bonus of up to $50,000 based on the achievement of certain established performance targets, which is payable annually, and certain benefits such as unlimited vacation, health insurance and others. Further, Mr. Aldecoa is eligible to participate in the 2022 Plan (as defined below). Mr. Aldecoa or the Company may terminate the employment agreement at any time upon written notice to the other party. Mr. Aldecoa’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

On May 5, 2023, Christine Currie notified the Company of her decision to resign as chief marketing officer of the Company, effective as of May 7, 2023. Ms. Currie’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company’s marketing team will temporarily report to Jorge Aldecoa, chief operating officer of the Company, in accordance with the bylaws of the Company. At this time, the Company is deciding whether Ms. Currie’s successor or a different role will be needed.

Sale of myAlphie LLC

Effective May 17, 2023, the Company (the “Seller”) entered into a Second Amendment to an agreement (the “Second Amendment”) to finalize a transaction that was originally agreed to through a Membership Interest Purchase Agreement dated December 31, 2022 (the “Purchase Agreement”), with Turnit Holdings, LLC, an Ohio limited liability company (the “Buyer”). The Buyer is an indirect subsidiary of Crawford Hoying, which is owned and partially controlled by Brent Crawford, former chairman of the Company’s board of directors. CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC are also managed by Mr. Crawford. The Purchase Agreement was previously amended by a Letter Agreement dated March 11, 2023 (the “First Amendment”), which was entered into between the Buyer and Seller. The Purchase Agreement provided for the Buyer’s acquisition of all the issued and outstanding membership interests of myAlphie, LLC (the “Subsidiary”).

Prior to the execution of the Purchase Agreement and pursuant to the Downstream Merger, the Company held myAlphie LLC as a subsidiary, along with (a) all its technology and intellectual property, and (b) two on-demand promissory notes in the amounts of $975,000 and $4,875,000 payable to CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC, respectively (together, the “Promissory Notes”). Upon closing of the Purchase Agreement (a) the Seller sold all of its interests in myAlphie LLC, and (b) the Buyer assumed the Seller’s remaining liabilities and outstanding obligations under the Promissory Notes.

Ohio Department of Commerce’s Division of Securities Cease and Desist Order

On August 31, 2023, the Ohio Department of Commerce’s Division of Securities (the “ODS”) issued a Cease & Desist Order (the “Division Order”) to us, and we entered into a Consent Agreement with the ODS (the “Consent Agreement”), following an investigation by the ODS into whether we engaged in acts or practices that violated the Ohio Securities Act, Chapter 1707 of the Ohio Revised Code.

Pursuant to the Consent Agreement, we did consent, stipulate, admit, and agree to the findings, conclusions and order set forth in the Division Order and that nothing in the Division Order or the Consent Agreement impedes, prohibits, interferes with, or infringes upon the lawful rights, if any, including but not limited to private rights of action, if any, possessed by our individual investors.

Under the terms of the Division Order, pursuant to Revised Code Chapter 1707.23, we will cease and desist from the acts and practices as described in the Division Order which constitute a violation of Chapter 1707 of the Ohio Revised Code, which include selling or causing to be sold securities that were not properly registered with the ODS and that were not exempt from registration. The Division Order and Consent Agreement do not impact our ability to conduct future exempt offerings.

Nasdaq Direct Listing

On October 23, 2023, we completed the direct listing of our common stock on Nasdaq (the “Direct Listing”), pursuant to which we registered for resale up to 4,151,519 shares of our common stock held by certain stockholders or their permitted transferees (the “Registered Stockholders”).

We are listed on Nasdaq under the symbol “AIRE.”

Certificate of Incorporation and Bylaws Amendment

In connection with the Direct Listing, on April 14, 2023, the board of directors of the Company (the “board of directors”) approved the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”), which became effective on October 20, 2023.

The Certificate of Incorporation was amended and restated in their entirety to, among other things: (i) increase the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares; (ii) authorize 5,000,000 shares of preferred stock, value $0.001 per share, which may be issued from time to time in one or more series as determined by the board of directors; and (iii) heighten the standards of voting for certain provisions regarding indemnification and application of Section 203 of the DGCL. The Bylaws were amended and restated in its entirety to include certain additional provisions, including indemnification provisions, and to reflect changes in the DGCL and market practices for similarly-situated public companies.

Commercial Launch of GENA

On November 1, 2023, we announced the commercial launch of GENA, formerly known as “BnBGPT”, an AI-powered technology that develops, or enhances already existing, personalized listing descriptions for residential properties to be listed in online platforms, including Airbnb, Inc.’s platform, Zillow, VRBO and others. We had previously utilized GENA for internal use, and we expect that the revenue model for GENA is pay-per-use with a number of free credits for new users. This is subject to change as we evolve the product to generate further revenue from the technology. For more details on GENA, see our section “Segments – Platform Services – GENA” below.

Controlled Company

A controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We are a controlled company because Mr. Giri Devanur, our Chief Executive Officer and Chairman, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon the completion of this offering. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors.

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

THE OFFERING

Issuer	reAlpha Tech Corp., a Delaware corporation.

Units being offered:

We are offering on a best-efforts basis, based on an assumed public offering price of $12.00 per share, the closing price of our common stock, as reported on Nasdaq, on November 14, 2023, up to 1,666,666 common units (the “Common Units”), each Common Unit consisting of one share of common stock and one and a half common warrants to purchase one and a half shares of common stock (the “Warrants”). The actual public offering price will be determined between Maxim Group LLC (the “Placement Agent” or “Maxim”) and us based on market conditions at the time of pricing and the actual number of Common Units we will offer will be determined based on the actual public offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Warrants:

The Warrants are exercisable upon issuance and expire five years from the date they first become exercisable, and have an exercise price of $          per full share (which is equal to 100% of the offering price per Unit), subject to certain adjustments. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities” beginning on page 109.

Pre-Funded Units to be offered:

We are also offering to certain purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded units (the “Pre-Funded Units” and together with the Common Units, the “Units”), each Pre-Funded Unit consisting of one Pre-Funded Warrant to purchase one share of common stock and one and a half Warrants to purchase one and a half shares of common stock, in lieu of Units that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each Pre-Funded Unit will equal the price per Common Unit being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share of common stock. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit we sell, the number of Common Units we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of any Pre-Funded Warrants or Warrants comprising the Units sold in this offering.

Best efforts offering:

We have agreed to offer and sell the Units offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the Units offered hereby, but will use their reasonable best-efforts to solicit offers to purchase the securities offered by and under this prospectus. See “Plan of Distribution” section beginning on page 123 for more information.

Common stock to be outstanding after this offering(1):	44,188,757 shares of common stock if the maximum number of Common Units being offered are sold (assuming no Pre-Funded Units are sold and no Warrants are exercised).

Use of proceeds:

We estimate that we will receive net proceeds of approximately $18.32 million if the maximum number of Common Units being offered are sold, assuming no exercises of Warrants and no Pre-Funded Warrants are issued, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which could include future acquisitions, capital expenditures and working capital. See “Use of Proceeds” on page 48 for more information.

Market for our securities:

Our common stock is listed on Nasdaq under the symbol “AIRE”. There is no established public trading market for the Pre-Funded Warrants and Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Warrants will be limited.

Risk factors:	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Lock-up:

We and all of our directors and officers as of the effective date of the registration statement of which this prospectus is a part, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of the common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of ninety (90) days after this offering is completed without the prior written consent of the Placement Agent. See “Plan of Distribution” beginning on page 123 for more information.

Transfer agent and warrant agent:	The transfer agent and registrar for our common stock is VStock. VStock is also acting as the warrant agent for the Pre-Funded Warrants and Warrants.

(1)	The number of shares of common stock outstanding as of November 14, 2023 was 42,522,091, and excludes, as of such date:

●	4,000,000 shares of common stock available for future issuance under our 2022 Equity Incentive Plan (the “2022 Plan”); and

●	1,700,884 shares of common stock issuable upon exercise of the outstanding warrants issued to GEM (as defined above) in connection with the GEM Agreement.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	No Pre-Funded Warrants are included in the securities sold hereby; and

●	No exercise of the Warrants issued with the Units or Pre-Funded Units, as applicable, in this offering.

Summary Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We have derived the summary financial information for (i) the years ended April 30, 2023 and 2022 from our audited consolidated financial statements and related notes, and (ii) the three months ended July 31, 2023 and 2022 from our unaudited interim condensed consolidated financial statements, each included at the end of this prospectus. Our unaudited interim condensed consolidated financial statements have been prepared on a basis consistent with our audited financial statements and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the financial information in those statements.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States. The summary financial information is only a summary and should be read in conjunction with our historical consolidated financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Three months ended July 31,		Years ended April 30,
	2023	2022	2023	2022
Consolidated Statements of Operations

Revenues	$67,721	$88,873	$419,412	$305,377
Cost of revenues	41,639	67,643	293,204	167,193
Gross profit	26,082	21,230	126,208	138,184
Operating expenses:
Wages, benefits and payroll taxes	252,714	268,277	1,114,403	1,177,110
Repairs & maintenance	24,229	6,637	24,794	47,601
Utilities	7,021	13,178	32,456	49,058
Dues & subscriptions	9,609	20,718	98,309	105,047
Marketing & advertising	52,630	180,075	2,002,884	2,569,730
Professional & legal fees	197,712	451,573	1,483,889	712,322
Depreciation & amortization	21,312	37,002	157,802	151,478
Other Operating Expenses	41,650	59,503	160,050	154,780
Total operating expenses	606,877	1,036,963	5,074,587	4,967,126
Operating Loss	(580,795)	(1,015,733)	(4,948,379)	(4,828,942)

Other income (expense)
Interest income	-	64	-	147
Other income	567	172,736	53,093	34,853
Gain on sale of MyAlphie	5,502,774	-	-	-
Interest expense	(45,513)	(43,766)	(169,776)	(177,273)
Other expense	(33,888)	(81,298)	(385,621)	(420,797)
Total other income (expense)	5,423,940	47,736	(502,304)	(563,070)

Net Income (Loss)	4,843,145	(967,997)	(5,450,683)	(5,392,012)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	137	799	726	(12,642)

Net Income (Loss) Attributable to Controlling Interests	4,843,008	(968,796)	(5,451,409)	(5,379,370)

Net Income (Loss) per share – basic	0.12	(0.12)	(0.13)	-

Net Income (Loss) per share – diluted	0.12	(0.12)	(0.13)	-

Weighted-average outstanding shares – basic	40,439,190	7,875,998	40,439,190	-

Weighted-average outstanding shares – basic	40,439,190	7,875,998	40,439,190	-

	As of July 31, 2023
	Actual	Pro Forma(1)
	(Unaudited)	(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$722,686	$19,039,975
Working capital(2)	2,127,508	20,444,797
Total assets	20,190,822	38,508,111
Total liabilities	2,182,116	2,182,116
Total stockholders’ equity	$18,008,706	$36,325,995

(1)

The pro forma balance sheet data in the table above reflects the sale of Units in this offering at an assumed offering price of $12.00 per share based on the closing price of our common stock on Nasdaq on November 14, 2023, and after deducting estimated Placement Agent fees and other estimated offering expenses, and the application of the proceeds therefrom as described in “Use of Proceeds.”

(2)	We define working capital as current assets less current liabilities.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider all the information in this prospectus prior to investing in our common stock. These risks are discussed more fully in the section entitled “Risk Factors” immediately following this prospectus summary. These risks and uncertainties include, but are not limited to, the following:

●	We are employing a business model with a limited track record, which makes our business difficult to evaluate;

●	We incurred net losses of approximately $5.45 million and $5.38 million for the years ended April 30, 2023 and 2022, respectively, and our outstanding indebtedness was approximately $2.18 million as of July 31, 2023.

●	Our technology that is currently being developed may not yield expected results or be delivered on time;

●	We intend to utilize a significant amount of indebtedness in the operation of our business;

●	The implementation of artificial intelligence (“AI”) into our technologies may prove to be more difficult than anticipated;

●	The inability to protect our intellectual property rights could harm our reputation, damage our business or interfere with our competitive position;

●	A significant portion of our portfolio properties’ costs and expenses are fixed and we may not be able to adapt our cost structure to offset declines in our revenue;

●	We may in the future be subject to claims that we or others violated certain third-party intellectual property rights, which, even where meritless, can be costly to defend and could materially adversely affect our business, results of operations, and financial condition;

●	Our ability to retain our executive officers and other key personnel of our advisors and their affiliates;

●

Global economic, political and market conditions and economic uncertainty caused by outbreaks or other pandemics, including the coronavirus (COVID-19) outbreak, and macroeconomic factors, may adversely affect our business, results of operations and financial condition;

●	Our investments are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry, thus, exposing us to risk concentrations, which, in turn, exposes us to risk caused by seasonal fluctuations in short-term rental demand and downturns in certain markets or in the single-family properties sector;

●	Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results;

●	We are subject to certain risks associated with bulk portfolio acquisitions and dispositions;

●	Availability of appropriate property acquisition targets;

●	Our dependence upon third parties for key services may have an adverse effect on our operating results or reputation if the third parties fail to perform;

●	We face significant competition in the short-term rental market for guests, which may limit our ability to short-term rent our properties on favorable terms;

●	Compliance with governmental laws, regulations and covenants that are applicable to our properties or that may be passed in the future, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays, and adversely affect our growth strategy.

●	Failure to integrate any acquisitions successfully;

●	Our business is subject to laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm our business;

●	We may not be able to attract investors to invest in our portfolio properties;

●	If we fail to attract guests, or if we fail to provide high-quality stays and experiences, our business, results of operations, and financial condition would be materially adversely affected;

●	If we fail to retain guests or add new guests, our business, results of operations, and financial condition would be materially adversely affected;

●	This is a best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby;

●	You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future;

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively; and

●	Our stock price may be volatile and there is a limited market for our shares of common stock.

RISK FACTORS

An investment in our shares of common stock involves significant risks. Before making an investment in our shares of common stock, you should carefully consider the risks and uncertainties discussed below under “Information Regarding Forward-Looking Statements,” and the specific risks set forth herein. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends. In any such case, the market price of our shares of common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives.

We have a limited operating history. As a result, an investment in our common stock entails more risk than an investment in the common stock of a company with a substantial operating history. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our common stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to obtain additional capital;

●	our ability to effectively manage renovation, maintenance, marketing and other operating costs for our properties;

●	economic conditions in the markets where we operate or hold an interest in real estate (“our markets”), including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;

●	our ability to maintain high occupancy rates and target rent levels;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

●	our ability to compete with other investors entering the sector for short-term Target Properties;

●	costs that are beyond our control, including title litigation, litigation with guests, legal compliance, real estate taxes, HOA fees and insurance;

●	judicial and regulatory developments affecting landlord-guest relations that may affect or delay our ability to dispose of our properties, evict occupants or increase rental rates;

●	population, employment or homeownership trends in our markets; and

●	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms.

We have a history of operating losses, and we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have not yet achieved profitability. We incurred net losses of approximately $5.45 million and $5.38 million for the years ended April 30, 2023 and 2022, respectively. As of July 31, 2023, we had an accumulated deficit of $6.14 million and outstanding indebtedness of $2.18 million. While we have experienced some revenue growth over recent periods, we may not be able to sustain or increase our growth or achieve profitability in the future. We intend to continue to invest diligently in sales and marketing efforts. In addition, we expect to incur significant additional legal, accounting, and other expenses related to our being a public company as compared to when we were a private company. While our revenue has grown since our inception, if our revenue declines or fails to grow at a rate faster than these increases in our operating expenses, we will not be able to achieve and maintain profitability in future periods. As a result, we may continue to generate losses. We cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will be able to sustain profitability. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays, and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed.

Our lack of a long operating history could adversely impact us.

As a start-up business, we do not have a long operating history. Accordingly, we face challenges that companies with a long track record do not. Start-ups are considered to carry a “higher risk profile.” For instance, it is more difficult for us to bind coverage with insurance carriers, achieve better rates from service providers or lenders, attract talent, and in times of high interest rates and mounting inflation, to obtain new capital, maintain high credit rating, and utilize leverage. Each and all of these factors combined hinder our ability to achieve our goals.

Our audited financial statements indicate that there is a substantial doubt about our ability to continue as a going concern.

Our audited financial statements as of and for the year ended April 30, 2023 were prepared on the assumption that we would continue as a going concern. Those financial statements and the accompanying opinion of our auditor expressed a substantial doubt about our ability to continue as a going concern. Those audited financial statements did not include any adjustments that might result from the outcome of this uncertainty. We will need additional capital for full commencement of our planned operations and we are subject to significant risks and uncertainties, including failing to secure funding to commence our planned operations or failing to profitably operate the business. We intend to raise funds through various potential sources, such as equity or debt financings; however, we can provide no assurance that such financing will be available on acceptable terms, or at all. If adequate financing is not available, we may be required to significantly curtail or cease our operations, and our business would be jeopardized.

We have minimal operating capital and minimal revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders.

We are employing a business model with a limited track record, which makes our business difficult to evaluate.

A component of our business strategy involves purchasing, renovating, maintaining and managing a large number of residential properties and renting them short-term to guests. We believe that entry into this market by large, well-capitalized investors is a relatively recent trend, so few peer companies exist and none have yet established long-term track records that might assist us in predicting whether our business model and investment strategy can be implemented and sustained over an extended period of time. It may be difficult for you to evaluate our potential future performance without the benefit of established long-term track records from companies implementing a similar business model. We may encounter unanticipated problems as we continue to refine our business model, which may adversely affect our results of operations and ability to make distributions to our stockholders and cause our share price to decline significantly.

We intend to utilize a significant amount of indebtedness in the operation of our business.

We intend to employ prudent leverage, to the extent available, to fund the acquisition of residential assets, refinancing existing debt and for other corporate and business purposes deemed advisable by us. In determining to use leverage, we assess a variety of factors, including without limitation the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of our assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. We may continue to employ portfolio financing and expect to utilize credit facilities or other bank or capital markets debt financing, if available. We may consider seller or in-place financing, if available, from sellers of portfolios of residential assets and potentially financing from government sponsored enterprises if attractive programs are available. We may also utilize other financing alternatives such as securitizations, depending upon market conditions, and other capital raising alternatives such as follow-on offerings of our common stock, preferred shares and hybrid equity, among others. We have no limitation under our organizational documents or any contract on the amount of funds that we may borrow for any single investment or that may be outstanding at any one time in the aggregate. We may significantly increase the amount of leverage we utilize at any time without approval of our board of trustees.

Incurring substantial debt could subject us to many risks that, if realized, would adversely affect us, including the risk that: (i) our cash flow from operations may be insufficient to make required payments of principal and interest on the debt, which is likely to result in acceleration of such debt; (ii) our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing cost; (iii) we may be required to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing funds available for distributions to our stockholders, operations and capital expenditures, future acquisition opportunities, or other purposes; and, (iv) the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.

If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through additional debt financings or additional capital raising. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our cash flows, and, consequently, cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of substantial numbers of homes on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our homes that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances. Defaults under our debt agreements could materially and adversely affect us and cause the value of our common stock to decline.

Our technology that is currently being developed may not yield expected results or be delivered on time.

We could face delays, bugs, or crashes during and after the development process of any of our technologies that could cause adverse results on our timelines and ability to perform. We rely on our technology for our business model and scalability. Should the technology not yield the expected results, we may not be able to achieve scalability on the time-line or at all that we have forecasted. We rely on the ability of our employees to develop our technologies to achieve desired results.

The implementation of artificial intelligence (“AI”) into our technologies may prove to be more difficult than anticipated.

Our business relies on the use of AI to improve our product development and business operations, including through the usage of our reAlpha Score. However, the implementation of AI poses certain risks that need to be carefully considered. The use of AI can potentially lead to unintended consequences, ethical concerns, and data privacy issues. Additionally, reliance on AI can lead to a lack of human oversight and control, which can have negative implications for our organization.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect us and the value of our common stock.

Our operations are dependent upon our internal operating systems, and property management platforms, as well as external short-term rental platforms, like Airbnb and similar digital hospitality platforms, which include certain automated processes that require access to telecommunications or the internet, each of which is subject to system security risks. Certain critical components are dependent upon third party service providers and a significant portion of our business operations are conducted over the internet. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the internet or operations at our third-party service providers, including viruses or experienced computer programmers that could penetrate network security defenses and cause system failures and disruptions of operations. Even though we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the internet or at our third-party service providers could negatively impact our operations.

Security breaches and other disruptions could compromise our information systems and expose us to liability, which would cause our business and reputation to suffer.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyberattacks. In the ordinary course of our business, we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current residents, employees and third-party service providers. The secure processing and maintenance of such information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored therein could be accessed, publicly disclosed, misused, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, any of which could adversely affect our results of operations, reputation and competitive position.

We rely upon Amazon Web Services to operate certain aspects of our service and any disruption of or interference with our use of the Amazon Web Services operation would impact our operations and our business would be adversely impacted.

Amazon Web Services (“AWS”) provides a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. Our software and computer systems have been designed to utilize data processing, storage capabilities and other services provided by AWS. Currently, we run the vast majority of our computing on AWS. Given this, along with the fact that we cannot easily switch our AWS operations to another cloud provider, any disruption of or interference with our use of AWS would impact our operations and our business would be adversely impacted.

If we are unable to adapt to changes in technology and the evolving demands of our customers, our business, results of operations, and financial condition could be materially adversely affected.

The industries in which we compete are characterized by rapidly changing technology, evolving industry standards, consolidation, frequent new offering announcements, introductions, and enhancements, and changing consumer demands and preferences. Our future success will depend on our ability to adapt our technologies and services to evolving industry standards and local preferences and to continually innovate and improve the performance, features, and reliability of our technologies and services in response to competitive offerings and the evolving demands of customers. Our future success will also depend on our ability to adapt to emerging technologies such as tokenization, cryptocurrencies, new authentication technologies, such as biometrics, distributed ledger and blockchain technologies, artificial intelligence, virtual and augmented reality, and cloud technologies. As a result, we intend to continue to spend significant resources maintaining, developing, and enhancing our technologies and platform; however, these efforts may be more costly than expected and may not be successful. For example, we may not make the appropriate investments in new technologies, which could materially adversely affect our business, results of operations, and financial condition. Further, technological innovation often results in unintended consequences such as bugs, vulnerabilities, and other system failures. Any such bug, vulnerability, or failure, especially in connection with a significant technical implementation or change, could result in lost business, harm to our brand or reputation, consumer complaints, and other adverse consequences, any of which could materially adversely affect our business, results of operations, and financial condition.

Our use of “open source” software could adversely affect our ability to offer our platform and services and subject us to costly litigation and other disputes.

We have in the past incorporated and may in the future incorporate certain “open source” software into our code base as we continue to develop our platform and services. Open source software is generally licensed by its authors or other third parties under open source licenses, which in some instances may subject us to certain unfavorable conditions, including requirements that we offer our products that incorporate the open source software for no cost, that we make publicly available the source code for any modifications or derivative works we create based upon, incorporating or using the open source software, or that we license such modifications or derivative works under the terms of the particular open source license. From time to time, companies that use open source software have faced claims challenging the use of open source software or compliance with open source license terms. Furthermore, there is an increasing number of open-source software license types, almost none of which have been tested in a court of law, resulting in a dearth of guidance regarding the proper legal interpretation of such licenses. We could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms.

While we employ practices designed to monitor our compliance with the licenses of third-party open source software and protect our proprietary source code, inadvertent use of open source software is fairly common in software development in the Internet and technology industries. Such inadvertent use of open source software could expose us to claims of non-compliance with the applicable terms of the underlying licenses, which could lead to unforeseen business disruptions, including being restricted from offering parts of our product which incorporate the software, being required to publicly release proprietary source code, being required to re-engineer parts of our code base to comply with license terms, or being required to extract the open source software at issue. Our exposure to these risks may be increased as a result of evolving our core source code base, introducing new offerings, integrating acquired-company technologies, or making other business changes, including in areas where we do not currently compete. Any of the foregoing could adversely impact the value or enforceability of our intellectual property, and materially adversely affect our business, results of operations, and financial condition.

If internet search engines’ methodologies or other channels that we utilize to direct traffic to our website are modified, or our search result page rankings decline for other reasons, our user growth could decline.

We depend in part on various internet search engines, such as Google and Bing, as well as other channels to direct a significant amount of traffic to our website. Our ability to maintain the number of visitors directed to our website is not entirely within our control. For example, our competitors’ search engine optimization and other efforts may result in their websites receiving a higher search result page ranking than ours, internet search engines or other channels that we utilize to direct traffic to our website could revise their methodologies in a manner that adversely impacts traffic to our website, or we may make changes to our website that adversely impact our search engine optimization rankings and traffic. As a result, links to our website may not be prominent enough to drive sufficient traffic to our website, and we may not be able to influence the results.

We may experience a decline in traffic to our website if third-party browser technologies are changed, or search engine or other channels that we utilize to direct traffic to our website change their methodologies or rules, to our disadvantage. We expect the search engines and other channels that we utilize to drive users to our website to continue to periodically change their algorithms, policies, and technologies. These changes may result in an interruption in users’ ability to access our website or impair our ability to maintain and grow the number of users who visit our website. We may also be forced to significantly increase marketing expenditures in the event that market prices for online advertising and paid listings escalate or our organic ranking decreases. Any of these changes could have an adverse impact on our business and operating results.

Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.

We are generally subject to risks associated with debt financing. These risks include: (1) our cash flow may not be sufficient to satisfy required payments of principal and interest; (2) we may not be able to refinance existing indebtedness or the terms of the refinancing may be less favorable to us than the terms of existing debt; (3) required debt payments are not reduced if the economic performance of any property declines; (4) debt service obligations could reduce funds available for distribution to our stockholders and funds available for capital investment; (5) any default on our indebtedness could result in acceleration of those obligations and possible loss of property to foreclosure; and (6) the risk that necessary capital expenditures cannot be financed on favorable terms. If a property is pledged to secure payment of indebtedness and we cannot make the applicable debt payments, we may have to surrender the property to the lender with a consequent loss of any prospective income and equity value from such property. Any of these risks could place strains on our cash flows, reduce our ability to grow and adversely affect our results of operations.

We may be unable to obtain financing through the debt and equity markets, which would have a material adverse effect on our growth strategy and our financial condition and results of operations.

We cannot assure you that we will be able to access the capital and credit markets to obtain additional debt or equity financing or that we will be able to obtain financing on terms favorable to us. Our inability to obtain financing could have negative effects on our business. Among other things, we could have great difficulty acquiring, re-developing or maintaining our properties, which would materially and adversely affect our business strategy and portfolio, and may result in our: (1) liquidity being adversely affected; (2) inability to repay or refinance our indebtedness on or before its maturity; (3) making higher interest and principal payments or selling some of our assets on terms unfavorable to us to service our indebtedness; or (4) issuing additional capital stock, which could further dilute the ownership of our existing stockholders.

Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in our short-term rental homes.

Incurring mortgage and other secured indebtedness increases our risk of loss of our ownership interests in our rental homes because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. For tax purposes, a foreclosure of any of our short-term rental homes would be treated as a sale of the home for a purchase price equal to the outstanding balance of the indebtedness secured by such rental home. If the outstanding balance of the indebtedness secured by such short-term rental homes exceeds our tax basis in the short-term rental home, we would recognize taxable income on foreclosure without receiving any cash proceeds.

Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition.

The financing arrangements that we have entered into contain (and those we may enter into in the future likely will contain) covenants affecting our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our distribution and operating policies.

If we fail to meet or satisfy any of these covenants in our debt agreements, we will be in default under these agreements, which could result in a cross-default under other debt agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their respective interests against existing collateral. Additionally, borrowing base requirements associated with our financing arrangements may prevent us from drawing upon our total maximum capacity under these financing arrangements if sufficient collateral, in accordance with our facility agreements, is not available. Further, debt agreements entered into in the future may contain specific cross-default provisions with respect to other specified indebtedness, giving the lenders the right to declare a default if we are in default under other loans in some circumstances. A default also could significantly limit our financing alternatives, which could cause us to curtail our investment activities and/or dispose of assets when we otherwise would not choose to do so. If we default on several of our debt agreements or any single significant debt agreement, we could be materially and adversely affected.

Aspects of our business are subject to privacy, data use and data security regulations, which may impact the way we use data to target customers.

Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our manufacturing capabilities to current, past or prospective customers. In many jurisdictions consumers must be notified in the event of a data security breach, and such notification requirements continue to increase in scope and cost. The changing privacy laws in the U.S., Europe and elsewhere, including the General Data Protection Regulation (“GDPR”) in the European Union, which became effective May 25, 2018, and the California Consumer Privacy Act of 2018 (“CCPA”), which was enacted on June 28, 2018 and became effective on January 1, 2020, create new individual privacy rights and impose increased obligations, including disclosure obligations, on companies handling personal data. In addition, the CCPA broadly defines personal information, gives California residents expanded privacy rights and protections, and provides for civil penalties for certain violations. Furthermore, in November 2020, California voters passed the California Privacy Rights and Enforcement Act of 2020 (“CPRA”), which amends and expands CCPA with additional data privacy compliance requirements and establishes a regulatory agency dedicated to enforcing those requirements. Additional countries and states, including Nevada, Virginia, Colorado, Utah, and Connecticut, have also passed comprehensive privacy laws with additional obligations and requirements on businesses. These laws and regulations are increasing in severity, complexity and number, change frequently, and increasingly conflict among the various jurisdictions in which we operate, which has resulted in greater compliance risk and cost for us. In addition, we are also subject to the possibility of security breaches and other incidents, which themselves may result in a violation of these laws. The impact of these continuously evolving laws and regulations could have a material adverse effect on the way we use data to digitally market and pursue our customers.

Future changes to our pricing model could adversely affect our business.

We may from time to time decide to make changes to our pricing model for our Syndications and technologies due to a variety of reasons, including changes to the market for our products and services, and as competitors introduce new products and services. Changes to any components of our pricing model may, among other things, result in user dissatisfaction and could lead to a loss of users of our technologies and could negatively impact our operating results, financial condition, and cash flows.

Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) may adversely affect our business, results of operations and financial condition.

The current worldwide volatility of financial markets, domestic inflationary pressures, various social and political tensions in the United States and around the world, and public health crises, such as the one caused by COVID-19, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. Further, there is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. Finally, public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, COVID-19, are expected to increase as international travel continues to rise and could adversely impact our business by interrupting business, supply chains and transactional activities, disrupting travel, and negatively impacting local, national or global economies. We do not know how long the financial markets will continue to be affected by these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.

The COVID-19 pandemic has materially adversely impacted, and may continue to adversely impact, our business, results of operations, and financial condition.

Since early 2020, the world has been and continues to be impacted by COVID-19 and its variants. Government regulations in response to the pandemic and changes in social behaviors have closed or limited certain government functions, businesses, or have otherwise limited social or public gatherings. Such mitigation measures that have impacted our business include travel restrictions or quarantine and shelter-in-place orders.. These responses, which continue to shift as variants or outbreaks of COVID-19 continue to develop, have had and may continue to have a material adverse impact on our business and operations and on travel behavior and demand.

Global economic conditions and consumer trends have shifted since early 2020 in response to the COVID-19 pandemic, and continue to persist and may have a long-lasting adverse impact on us and the travel industry independently of the progress of the pandemic. Additionally, we cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of disruptions in the financial markets since the COVID-19 pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease occupancy levels and pricing across our portfolio and may cause one or more of our tenants to be unable to meet their rent obligations to us in full, or at all, or to otherwise seek modifications of such obligations. In addition, governmental authorities may enact laws that will prevent us from taking action against tenants who do not pay rent.

The extent of the continued impact of the COVID-19 pandemic or any future pandemic or epidemic on our business and financial results will depend largely on future developments globally and within the United States, the prevalence of local, national, and international travel restrictions (including new or reinstated restrictions as a result of COVID-19 variants or other highly infectious diseases), vaccination requirements in connection with travel, and impacts and fluctuations in demand for travel, including air travel or gas prices, as well as conditions in the financial markets.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate”. This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate interests and at least 80% of the entity’s assets consist of qualifying real estate interests or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate interests or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.

Our dependence upon our business partners and their key personnel whose continued service is not guaranteed.

Our business operations are dependent upon our relationships with key business partners, including vendors, suppliers, service providers, and other strategic partners. The loss of one or more of these key business partners, or a significant change in the terms of our relationship with them, could disrupt our business operations and negatively impact our financial performance. Furthermore, the success of our partnerships depends on the continued service and expertise of key personnel at these companies, and we cannot guarantee that these individuals will remain with their respective companies or continue to provide the same level of service or expertise to us. If these individuals leave or are unable to continue providing their services, our ability to maintain and grow our business relationships could be negatively impacted, which could harm our financial results.

Our dependence upon third parties for key services may have an adverse effect on our operating results or reputation if the third parties fail to perform.

Though we are internally managed, we use third-party vendors and service providers to provide certain services for our properties or subcontract for such services. For example, we typically engage third-party home improvement professionals with respect to certain maintenance and specialty services, such as HVAC, roofing, painting and floor installations.

Selecting, managing and supervising these third-party service providers requires significant resources and expertise, and because our portfolio consists of geographically dispersed properties, our ability to adequately select, manage and supervise such third parties may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated. We generally do not have exclusive, direct or long-term contractual relationships with the third-party providers performing the ultimate services, and we can provide no assurance that we will have uninterrupted or unlimited access to their services. If we do not select, manage and supervise appropriate third parties to provide these services, our reputation and financial results may suffer. Notwithstanding our efforts to implement and enforce strong policies and practices regarding service providers, we may not successfully detect and prevent fraud, misconduct, incompetence or theft by our third-party service providers, including our general contractors. In addition, any removal or termination of third-party service providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. Poor performance by such third-party service providers will reflect poorly on us and could significantly damage our reputation among desirable residents. In the event of fraud or misconduct by a third party, we could also be exposed to material liability and be held responsible for damages, fines or penalties and our reputation may suffer. In the event of failure by our general contractors to pay their subcontractors, our properties may be subject to filings of mechanics or materialmen’s liens, which we may need to resolve to remain in compliance with certain debt covenants, and for which indemnification from the general contractors may not be available.

In the future, we may have operations in countries known to experience high levels of corruption and any violation of anti-corruption laws could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws in the United States and elsewhere that prohibit improper payments or offers of payments to foreign governments and their officials, political parties, state-owned or controlled enterprises, and/or private entities and individuals for the purpose of obtaining or retaining business. We may have operations in, and that otherwise deal with countries known to experience corruption. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, contractors, agents, or users that could be in violation of various laws, including the FCPA and anti-bribery laws in these countries. Failure to comply with any of these laws and regulations may result in extensive internal or external investigations as well as significant financial penalties and reputational harm, which could materially adversely affect our business, results of operations, and financial condition.

We rely on our international offices to provide back office support functions, and if we are unable to manage the challenges associated with our international operations, our ability to operate our business may be adversely affected.

We maintain an international office in India with 8 employees, and we also get assistance from employees of two companies that we invested in that are located in Nepal and Brazil. Employees at these locations provide back-office support services including branding, marketing, design, finance and accounting, as well as research and development activities related to our technology. Operations outside the U.S. are subject to legal, political and operational risks that may be greater than those present in the U.S. If the Company is unable to address and overcome these risks, its operations could be interrupted or its growth could be limited, which may have an adverse effect on its business and operating results.

These risks include, but are not limited to:

●	failure of telecommunications and connectivity infrastructure;

●	imposition of government controls and restrictions;

●	exposure to different business practices and legal standards;

●	restrictions imposed by local labor practices and laws;

●	compliance with local laws and regulations on a timely basis;

●	difficulties and costs associated with staffing and managing foreign operations;

●	reduced protection for intellectual property rights in some countries;

●	political, social and economic instability and terrorism.

●	natural disasters and public health emergencies;

●	potentially adverse tax consequences; and

●	fluctuations in foreign currency exchange rates.

Failing to successfully execute and integrate acquisitions could materially adversely affect our business, results of operations, and financial condition.

We have acquired Roost Enterprises, Inc. (d/b/a Rhove) recently, and may acquire more business, as we continue to evaluate potential acquisitions. We may expend significant cash or incur substantial debt to finance such acquisitions, which indebtedness could result in restrictions on our business and significant use of available cash to make payments of interest and principal. In addition, we may finance acquisitions by issuing equity or convertible debt securities, which could result in further dilution to our existing stockholders. We may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs. If we fail to evaluate and execute acquisitions successfully, our business, results of operations, and financial condition could be materially adversely affected.

In addition, we may not be successful in integrating acquisitions or the businesses we acquire may not perform as well as we expect. Any future failure to manage and successfully integrate acquired businesses could materially adversely affect our business, results of operations, and financial condition. Acquisitions involve numerous risks, including the following:

●	difficulties in integrating and managing the combined operations, technology platforms and realizing the anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays, and failure to execute on the intended strategy and synergies;

●	failure of the acquired businesses to achieve anticipated revenue, earnings, or cash flow;

●	diversion of management’s attention or other resources from our existing business;

●	our inability to maintain the key customers, business relationships, suppliers, and brand potential of acquired businesses;

●	uncertainty of entry into businesses or geographies in which we have limited or no prior experience or in which competitors have stronger positions;

●	unanticipated costs associated with pursuing acquisitions or greater than expected costs in integrating the acquired businesses;

●	responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, such as liabilities arising out of the failure to maintain effective data protection and privacy controls, and liabilities arising out of the failure to comply with applicable laws and regulations, including tax laws;

●	difficulties in or costs associated with assigning or transferring to us or our subsidiaries the acquired companies’ intellectual property or its licenses to third-party intellectual property;

●	inability to maintain our culture and values, ethical standards, controls, procedures, and policies;

●	challenges in integrating the workforce of acquired companies and the potential loss of key employees of the acquired companies;

●	challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with GAAP; and

●	potential accounting charges to the extent goodwill and intangible assets recorded in connection with an acquisition, such as trademarks, customer relationships, or intellectual property, are later determined to be impaired and written down in value.

We may incur significant transaction and acquisition-related costs in connection with company acquisitions and such expenditures may create significant liquidity and cash flow risks for us.

We could further incur significant, nonrecurring, and recurring costs associated with potential related company acquisition(s), including costs associated with the continued integration of the businesses. In addition, we may continue to incur additional significant, nonrecurring costs in connection with completing a company acquisition. While we have assumed that this level of expense will be incurred, there are factors beyond our control that could affect the total amount, including other integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent any acquisition and integration expenses are higher than anticipated and we do not have sufficient cash, including the additional capital raised in any exempt or private placement offering, then we may experience liquidity or cash flow issues.

The inability to protect our intellectual property rights could harm our reputation, damage our business or interfere with our competitive position.

Our intellectual property is valuable and provides us with certain competitive advantages. Copyrights, patents, trademarks, service marks, trade secrets, technology licensing agreements, nondisclosure agreements and contracts are used to protect these proprietary rights. Despite these precautions, it may be possible for third parties to copy aspects of our products or, without authorization, to obtain and use information that we regard as trade secrets. Our pending patents may be denied, and our patents may be circumvented by our competitors. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technologies. Our failure to adequately protect our proprietary rights could have a material adverse effect on our competitive position and our business.

Our business is subject to laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm to our business.

We are subject to a variety of laws and regulations that involve matters such as: privacy; data protection; personal information; rights of publicity; content; marketing; distribution; data security; data retention and deletion; electronic contracts and other communications; consumer protection; and online payment services. These laws and regulations are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain and may be interpreted and applied inconsistently. Additionally, as we depend on third parties for key services, we rely on such third-party service providers’ compliance with laws and regulations regarding privacy, data protection, consumer protection, and other matters relating to our customers.

There are a number of legislative proposals at both the federal and state level, as well as other jurisdictions that could impose new obligations in areas affecting our business. We are subject to numerous, complex, and frequently changing laws, regulations, and contractual obligations designed to protect personal information. Various federal and state privacy and data security laws and regulatory standards create data privacy rights for users, including more ability to control how their data is shared with third parties. These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with, result in negative publicity, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

We may not successfully detect and prevent fraud, misconduct, incompetence or theft by our third-party service providers. In addition, any removal or termination of third-party service providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. Poor performance by such third-party service providers will reflect poorly on us and could significantly damage our reputation among guests. In the event of fraud or misconduct by a third party, we could also be exposed to material liability and be held responsible for damages, fines or penalties and our reputation may suffer.

We may in the future be subject to claims that we or others violated certain third-party intellectual property rights, which, even where meritless, can be costly to defend and could materially adversely affect our business, results of operations, and financial condition.

The Internet and technology industries are characterized by significant creation and protection of intellectual property rights and by frequent litigation based on allegations of infringement, misappropriation, or other violations of such intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents, trademarks, and copyrights, and applications of the foregoing, that they allege cover significant aspects of our technologies, content, branding, or business methods. Moreover, companies in the Internet and technology industries are frequent targets of practicing and non-practicing entities seeking to profit from royalties in connection with grants of licenses. Like many other companies in the Internet and technology industries, we sometimes enter into agreements which include indemnification provisions related to intellectual property which can subject us to costs and damages in the event of a claim against an indemnified third party.

We may receive in the future communications from third parties, including practicing and non-practicing entities, claiming that we have infringed, misused, or otherwise misappropriated their intellectual property rights, including alleged patent infringement. Additionally, we may in the future be involved in claims, suits, regulatory proceedings, and other proceedings involving alleged infringement, misuse, or misappropriation of third-party intellectual property rights, or relating to our intellectual property holdings and rights. Intellectual property claims against us, regardless of merit, could be time consuming and expensive to litigate or settle and could divert our management’s attention and other resources.

Claims involving intellectual property could subject us to significant liability for damages and could result in our having to stop using certain technologies, content, branding, or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. Even if a license is available, we could be required to pay significant royalties, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding, or business methods, which could require significant effort and expense and make us less competitive. Any of these results could materially adversely affect our ability to compete and our business, results of operations, and financial condition.

We may introduce new offerings or changes to existing offerings or make other business changes, including in areas where we currently do not compete, which could increase our exposure to patent, copyright, trademark, and other intellectual property rights claims from competitors, other practicing entities, and non-practicing entities. Similarly, our exposure to risks associated with various intellectual property claims may increase as a result of acquisitions of other companies. Third parties may make infringement and similar or related claims after we have acquired a company or technology that had not been asserted prior to the acquisition.

Risks Related to the Real Estate Industry

Our Syndications, and subsequently our, operating results are subject to general economic conditions and risks associated with the subsidiary’s real estate assets.

Our operating results are subject to risks generally incident to the ownership and rental of residential real estate, many of which are beyond our control, including, without limitation:

●	changes in global, national, regional or local economic, demographic or real estate market conditions;

●	changes in job markets and employment levels on a national, regional and local basis;

●	declines in the value of residential real estate;

●	overall conditions in the housing market, including:

●	macroeconomic shifts in demand for rental homes;

●	inability to lease or re-lease short-term rent homes to guests on a timely basis, on attractive terms, or at all;

●	failure of guests to pay rent when due or otherwise perform their short-term rental obligations;

●	unanticipated repairs, capital expenditures, weather events and possible damages from them, or other costs;

●	uninsured damages;

●	increases in property taxes, homeowners’ association (HOA) fees and insurance costs;

●	level of competition for suitable short-term rental homes;

●	terms and conditions of purchase contracts;

●	costs and time period required to convert acquisitions to short-term rental homes;

●	changes in interest rates and availability of financing that may render the acquisition of any homes difficult or unattractive;

●	the illiquidity of real estate investments, generally;

●	the short-term nature of most or all guest stays and the costs and potential delays in re-renting;

●	changes in laws, including those that increase operating expenses or limit our ability to increase short-term rental rates;

●	the impact of potential reforms relating to government-sponsored enterprises involved in the home finance and mortgage markets;

●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors;

●	disputes and potential negative publicity in connection with guest stays;

●	costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

●	casualty or condemnation losses;

●	the geographic mix of our properties;

●	the cost, quality and condition of the properties we are able to acquire; and

●	our ability to provide adequate management, maintenance and insurance.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

Inflation can adversely affect us by increasing costs of property, materials and labor. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for our homes. In an inflationary environment, depending on the homebuilding industry and other economic conditions, we may be precluded from raising home prices enough to keep up with the rate of inflation, which would reduce our profit margins. Although the rate of inflation has been low for the last several years, there has recently been increases in the prices of labor and materials above the general inflation rate.

We may not be able to attract investors to invest in our portfolio properties.

The success of our business model is dependent upon our ability to attract investors to co-invest in the portfolio properties we have acquired and those we intend to acquire in the future. There is no assurance that we will be able to obtain investors to invest in our portfolio properties upon terms acceptable to us, if at all.

We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.

Our future operating results may depend on our ability to effectively manage our potential growth, which is dependent, in part, upon our ability to:

●	stabilize and manage an increasing number of properties and guest relationships across a geographically dispersed portfolio while maintaining a high level of guest satisfaction, and building and enhancing our brand;

●	identify and supervise a number of suitable third parties on which we rely to provide certain services outside of property management to our properties;

●	attract, integrate and retain new management and operations personnel; and

●	continue to improve our operational and financial controls and reporting procedures and systems.

We can provide no assurance that we will be able to manage our properties or grow our business efficiently or effectively, or without incurring significant additional expenses. Any failure to do so may have an adverse effect on our business and operating results.

Our investments are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry, thus, exposing us to risk concentrations, which, in turn, exposes us to risk caused by seasonal fluctuations in short-term rental demand and downturns in certain markets or in the single-family properties sector.

Our investments in real estate assets are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry. This makes our investments exposed to concentrations of risk as a result. For example, a downturn or slowdown in the short-term rental demand for single-family housing caused by adverse economic, regulatory or environmental conditions, or other events, in our markets may have a greater impact on the value of our properties or our operating results than if we had more fully diversified our investments. Likewise, there are seasonal fluctuations in short-term rental demand. The aforementioned risk concentrations expose us to greater fluctuation risk in our operating results, which, in turn, can affect our actual results and ability to achieve our business plan.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in our markets. We base a substantial part of our business plan on our belief that property values and operating fundamentals for single-family properties in our markets will continue to increase. However, these markets have experienced substantial economic downturns in the past and could experience similar or worse economic downturns in the future. We can provide no assurance as to the extent property values and operating fundamentals in these markets will increase if at all. If economic downturn in these markets return or if we fail to accurately predict the timing of the economic performance of these markets, the value of our properties could decline and our ability to execute our business plan may be adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified, which could adversely affect our financial condition, operating results and our ability to make distributions to our stockholders and cause the value of our common stock to decline.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity, if any, will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. Moreover, the senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

We may not be able to effectively control the timing and costs arising from renovation of our properties, and the cost of maintaining rental properties is generally higher than the cost of maintaining owner-occupied homes, which may adversely affect our operating results and ability to make distributions to our stockholders.

Our properties often require some level of renovation either immediately upon their acquisition or in the future. While our focus is on rent-ready homes, we may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that insurance may not cover. Because our portfolio may consist of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

Our properties may have infrastructure and appliances of varying ages and conditions. Consequently, we will retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, supply-chain challenges for material required to complete work timely and cost effectively, and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our stockholders may be adversely affected.

Further, renters impose additional risks to owning real property. Renters do not have the same interest as an owner in maintaining a property and its contents and generally do not participate in any appreciation of the property. Accordingly, renters may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A rental property may need repairs and/or improvements after each resident vacates the premises, the costs of which may exceed any security deposit provided to us by the resident when the rental property was originally leased. Accordingly, the cost of maintaining rental properties can be higher than the cost of maintaining owner-occupied homes, which will affect our costs of operations and may adversely impact our ability to make distributions to our stockholders.

Our leases are relatively short-term in nature, typically a few days or weeks, which exposes us to the risk that we may have to re-lease our properties frequently and we may be unable to do so on attractive terms, on a timely basis or at all.

Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rental rates more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Our resident turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base such estimates. In addition, to the extent that a potential resident is represented by a leasing agent, we may need to pay all or a portion of any related agent commissions, which will reduce the revenue from a particular rental home. Alternatively, to the extent that a lease term exceeds one year, we may miss out on the ability to raise rents in an appreciating market and be locked into a lower rent until such lease expires. If the rental rates for our properties decrease or our residents do not renew their leases, our operating results and ability to make distributions to our stockholders could be adversely affected.

We face significant competition in the short-term rental market for guests, which may limit our ability to short-term rent our properties on favorable terms.

We believe that our competitors include:

●	Here.co, Arrived Homes, Pacaso, Invitation Homes, real estate developers with short-term rentals, and mom-and-pop hosts; and

●	Hotel chains, such as Marriott, Hilton, Accor, Wyndham, InterContinental, and Huazhu, as well as boutique hotel chains and independent hotels.

We depend on short-term rental income from guests to cover our operating costs. As a result, our success depends in large part upon our ability to attract guests for our properties. We face competition for guests from other lessors of single-family properties, apartment buildings and condominium units. Competing properties may be newer, better located and more attractive to residents. Potential competitors may have lower rates of occupancy than we do or may have superior access to capital and other resources, which may result in competing owners more easily locating residents and leasing available housing at lower rental rates than we might offer at our homes. Many of these competitors may successfully attract residents with better incentives and amenities, which could adversely affect our ability to obtain quality residents and lease our single-family properties on favorable terms. This competition may affect our ability to attract and retain guests and may reduce the short-term rental rates we are able to charge.

In addition, we could also be adversely affected by high vacancy rates of short-term rentals in our markets, which could result in an excess supply of short-term rental homes and reduce occupancy and rental rates. Continuing development of apartment buildings and condominium units in many of our markets will increase the supply of housing and exacerbate competition for residents.

No assurance can be given that we will be able to attract guests. If we are unable to short-term rent our homes to suitable guests, we would be adversely affected and the value of our common stock could decline.

We may acquire alternative property types that may have less appreciation and could be more difficult to dispose of.

While our acquisition strategy focuses on rent-ready single-family homes, we may in the future acquire multifamily vacation rentals, experimental homes, experiential homes, or other vacation rental viable properties. These homes may add liquidity risk and could be harder to sell at optimal prices with proper timing.

We intend to continue to acquire properties, from time to time, consistent with our investment strategy even if the short-term rental and housing markets are not as favorable as they have been in the recent past, which could adversely impact anticipated yields.

We intend to continue to acquire properties, from time to time, consistent with our investment strategy, even if the rental and housing markets are not as favorable as they have been in the recent past. Future acquisitions of properties may be more costly than those we have acquired previously. The following factors, among others, may make acquisitions more expensive:

●	improvements in the overall economy and employment levels;

●	changes in the economy affecting demand or supply of real estate properties in our markets;

●	changes in the economy affecting the money supply and interest rates in our markets;

●	changes in the economy affecting the availability of credit in our markets;

●	greater availability of consumer credit;

●	improvements in the pricing and terms of mortgages;

●	the emergence of increased competition for single-family properties from private investors and entities with similar investment objectives to ours; and

●	tax or other government incentives that encourage homeownership.

We plan to continue acquiring properties as long as we believe such properties offer an attractive total return opportunity. Accordingly, future acquisitions may have lower yield characteristics than recent past and present opportunities and, if such future acquisitions are funded through equity issuances, the yield and distributable cash per share will be reduced, and the value of our common stock may decline.

Competition in identifying and acquiring our properties could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us.

In acquiring our properties, we compete with a variety of institutional investors, including real estate investment trusts, specialty finance companies, public and private funds, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. We also compete with individual private home buyers and small-scale investors. Certain of our competitors may be larger in certain of our markets and may have greater financial or other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. In addition, any potential competitor may have higher risk tolerances or different risk, which could allow them to consider a wider variety of investments. Competition may result in fewer investments, higher prices, a broadly dispersed portfolio of properties that does not lend itself to efficiencies of concentration, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objectives or to achieve positive investment results, and our failure to accomplish any of the foregoing could have a material adverse effect on us and cause the value of our common stock to decline.

Compliance with governmental laws, regulations and covenants that are applicable to our properties or that may be passed in the future, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays, and adversely affect our growth strategy.

Short-term rental homes are subject to various covenants and local laws and regulatory requirements, including permitting, licensing and zoning requirements. Local regulations, including municipal or local ordinances, restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring any of our properties or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. Additionally, such local regulations may cause us to incur additional costs to renovate or maintain our properties in accordance with the particular rules and regulations. We cannot assure you that existing regulatory policies will not adversely affect our ability to achieve results in terms of adherence to our forecasted plans and achieved in service rental properties on our projected timeline. Likewise, regulatory policies may adversely affect the timing or cost of our future acquisitions or renovations Additional regulations may be adopted that will increase delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and approvals. Our failure to obtain such permits, licenses and approvals could have a material adverse effect on us and cause the value of our common stock to decline.

We may become a target of legal demands, litigation (including class actions), and negative publicity by tenant and consumer rights organizations, which could directly limit and constrain our operations and may result in significant litigation expenses and reputational harm.

Numerous tenant rights and consumer rights organizations exist throughout the country and operate in our markets. We may attract attention from some of these organizations and become a target of legal demands, litigation, and negative publicity. Many consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues and with the increased market for homes arising from displaced homeownership. Some of these organizations may shift their litigation, lobbying, fundraising, and grassroots organizing activities to focus on landlord-resident issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief and to seek to publicize our activities in a negative light. We cannot anticipate what form such legal actions might take or what remedies they may seek.

Additionally, such organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, may lobby state and local legislatures to pass new laws and regulations to constrain or limit our business operations, adversely impact our business, or may generate negative publicity for our business and harm our reputation. If they are successful in any such endeavors, they could directly limit and constrain our operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

We may from time to time in the future acquire some of our homes through the auction process, which could subject us to significant risks that could adversely affect us.

We may from time to time in the future acquire some of our homes through the auction process, including auctions of homes that have been foreclosed upon by third party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation. For any assets acquired not currently operating as rent-ready properties, an amount up to 6 months of recurring operating expenses will be set aside as reserves. This reserve amount is in addition to any proposed, budgeted and/or actual expenses incurred related to the renovation of a property.

Title defects could lead to material losses on our investments in our properties.

Our title to a property may be challenged for a variety of reasons, and in such instances title insurance may not prove adequate. We may, from time to time, in the future, acquire a number of our properties on an “as is” basis, at auctions or otherwise. When acquiring properties on an “as is” basis, title commitments are often not available prior to purchase and title reports or title information may not reflect all senior liens, which may increase the possibility of acquiring houses outside predetermined acquisition and price parameters, purchasing residences with title defects and deed restrictions, HOA restrictions on short-term renting, or purchasing the wrong residence without the benefit of title insurance prior to closing. This could lead to a material if not complete loss on our investment in such properties.

For properties we acquire at auction, we similarly do not obtain title insurance prior to purchase, and we are not able to perform the type of title review that is customary in acquisitions of real property. As a result, our knowledge of potential title issues will be limited, and no title insurance protection will be in place. This lack of title knowledge and insurance protection may result in third parties having claims against our title to such properties that may materially and adversely affect the values of the properties or call into question the validity of our title to such properties. Without title insurance, we are fully exposed to, and would have to defend ourselves against, such claims. Further, if any such claims are superior to our title to the property we acquired, we risk loss of the property purchased.

Increased scrutiny of title matters could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects because they are typically excluded from such policies. In addition, any title insurance on a property, even if acquired, may not cover all defects or the significant legal costs associated with obtaining clear title.

Any of these risks could adversely affect our operating results, cash flows, and ability to make distributions to our stockholders.

Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

Assets and entities that we have acquired or may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax, utilities, or HOA charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors, or other persons dealing with the acquired entities, and tax liabilities. Purchases of single-family properties acquired at auction, in short sales, from lenders, or in portfolio purchases typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers. Such properties also often have unpaid tax, utility, and HOA liabilities for which we may be obligated but fail to anticipate. As a result, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. In that regard, for any assets acquired not currently operating as rent-ready properties, an amount up to 6 months of recurring operating expenses will be set aside as reserves. This reserve amount is in addition to any proposed, budgeted and/or actual expenses incurred related to the renovation of a property. Additionally, such properties may be subject to covenants, conditions, or restrictions that restrict the use or ownership of such properties, including prohibitions on short-term renting. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

Environmentally hazardous conditions may adversely affect us.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect our ability to sell or short-term rent the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially and adversely affect us.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, and proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by the activities of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, we may be required to comply with various local, state and federal fire, health, life-safety and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability or other sanctions.

If we fail to attract guests, or if we fail to provide high-quality stays and experiences, our business, results of operations, and financial condition would be materially adversely affected.

Our business depends on our ability to maintain our properties and engage in practices that encourage guests to book those properties, including increasing the number of nights that are available to book, providing timely responses to inquiries from guests, offering a variety of desirable and differentiated listings at competitive prices that meet the expectations of guests, and offering hospitality, services, and experiences that satisfy guests and which prospective guests view as valuable. If we do not establish or maintain a sufficient number of listings and availability for listings, or if the number of nights booked declines for a particular period, or the prices we are able to charge declines, our revenue would decline and our business, results of operations, and financial condition would be materially adversely affected.

Additional reasons for our financial performance may be affected by economic, social, and political factors; perceptions of trust and safety in our properties; negative experiences with guests, including guests who damage our property, throw unauthorized parties, or engage in violent and unlawful acts; and our decision to remove guests for not adhering to our guest standards or other factors we deem detrimental to our community. Our business, results of operations, and financial condition could be materially adversely affected if our guests are unable to return to normal travel in the near to immediate term.

If we fail to retain guests or add new guests, our business, results of operations, and financial condition would be materially adversely affected.

Our success depends significantly on existing guests continuing to book and attracting new guests to book our properties. Our ability to attract and retain guests could be materially adversely affected by a number of factors discussed elsewhere in these “Risk Factors,” including:

●	events beyond our control, such as the COVID-19 pandemic, other pandemics and health concerns, increased or continuing restrictions on travel, immigration, trade disputes, economic downturns, and the impact of climate change on travel, including fires, floods, severe weather and other natural disasters, and the impact of climate change on seasonal destinations;

●	failing to meet guests’ expectations, including increased expectations for cleanliness in light of the COVID-19 pandemic;

●	increased competition and use of our competitors’ properties;

●	failing to provide differentiated, high-quality, and an adequate supply of stays or experiences at competitive prices;

●	guests not receiving timely and adequate support from us;

●	our failure to provide new or enhanced offerings, tiers, or features that guests value;

●	declines or inefficiencies in our marketing efforts;

●	negative associations with, or reduced awareness of, our brand;

●	negative perceptions of the trust and safety in our properties; and

●	macroeconomic and other conditions outside of our control affecting travel and hospitality industries generally.

In addition, if our listings and other content provided are not displayed effectively to guests, we are not effective in engaging guests across our various offerings, we fail to provide an experience in a manner that meets rapidly changing demand, or guests have unsatisfactory search, booking, or payment experiences, we could fail to convert first-time guests and fail to engage with existing guests, which would materially adversely affect our business, results of operations, and financial condition.

Properties could be difficult to short-term rent, which could adversely affect our revenues.

The properties we acquire are vacant at the time of closing and we may not be successful in attracting guests to short-term rent the individual properties that we acquire as quickly as we had expected or at all. Rental revenues may be affected by declines in market rental rates more quickly than if our leases were for longer terms. Even if we are able to find guests as quickly as we had expected, we may incur vacancies and may not be able to re-short-term rent those properties without longer-than-assumed delays, which may result in increased renovation and maintenance costs. In addition, the value of a vacant property could be substantially impaired. Vacant homes may also be at risk for fraudulent activity which could impact our ability to lease a home. As a result, if vacancies continue for a longer period of time than we expect or indefinitely, we may suffer reduced revenues, which may have a material adverse effect on us.

Declining real estate valuations and impairment charges could adversely affect our financial condition and operating results.

We periodically review the value of our properties to determine whether their value, based on market factors, projected income and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. The reduction of net income from impairment losses could lead to a reduction in our dividends, both in the relevant accounting period and in future periods. Even if we do not determine that it is necessary or appropriate to record an impairment loss, a reduction in the intrinsic value of a property would become manifest over time through reduced income from the property and would therefore affect our earnings and financial condition.

We may be involved in a variety of litigation.

We may be involved in a range of legal actions in the ordinary course of business. These actions may include, among others, challenges to title and ownership rights, disputes arising over potential violations of HOA rules and regulations, issues with local housing officials arising from the condition or maintenance of the property, outside vendor disputes and trademark infringement and other intellectual property claims. These actions can be time-consuming and expensive, and may adversely affect our reputation. Although we are not currently involved in any legal or regulatory proceedings that we expect would have a material adverse effect on our business, results of operations or financial condition, and such proceedings may arise in the future.

We may suffer losses that are not covered by insurance.

We attempt to ensure that our properties are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, fires, earthquakes, wind, pollution, acts of war, acts of terrorism or riots, for which we may self-insure or which may not always or generally be insured against because it may not be deemed economically feasible or prudent to do so. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In particular, a number of our properties may be located in areas that are known to be subject to increased earthquake activity, fires, or wind and/or flood risk. While we may have policies for earthquakes and hurricane and/or flood risk, our properties may nonetheless incur a casualty loss that is not fully covered by insurance. In such an event, the value of the affected properties would be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in such properties and could potentially remain obligated under any recourse debt associated with such properties. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a particular property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect us and cause the value of our common stock to decline. In addition, we may have no source of funding to repair or reconstruct the damaged home, and we cannot assure that any such sources of funding will be available to us for such purposes in the future.

We face possible risks associated with natural disasters and extreme weather events (the frequency and severity of which may be impacted by climate change), which may include more frequent or severe storms, extreme temperatures and ambient temperature increases, hurricanes, flooding, rising sea levels, shortages of water, droughts, and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to the risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, extreme temperatures and ambient temperature increases, hurricanes, flooding, rising sea levels, shortages of water, droughts, and wildfires (although it is currently impossible to accurately predict the impact of climate change on the frequency or severity of these events), any of which could have a material adverse effect on our business, results of operations, and financial condition. We will operate in certain areas where the risk of natural or climate-related disaster or other catastrophic losses exists, and the occasional incidence of such an event could cause substantial damage to our properties or the surrounding area. For example, to the extent climate change causes changes in weather patterns or an increase in extreme weather events, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in a reduced number of listings in these areas. Other destinations could experience extreme temperatures and ambient temperature increases, shortages of water, droughts, wildfires, and other extreme weather events that make those destinations less desirable. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the availability and cost of water or energy, and requiring us to expend funds as we seek to repair and protect our properties in connection with such events. As a result of the foregoing and other climate-related issues, we may decide to remove such listings from our platform. If we are unable to provide listings in certain areas due to climate change, we may lose guests, which could have a material adverse effect on our business, results of operations, and financial condition.

Eminent domain could lead to material losses on our investments in our properties.

Governmental authorities may exercise eminent domain to acquire the land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. In addition, “fair value” could be substantially less than the real market value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

We may have difficulty selling our real estate investments and our ability to distribute all or a portion of the net proceeds from any such sale to our stockholders may be limited.

Real estate investments are relatively illiquid and, as a result, we may have a limited ability to sell our properties. When we sell any of our properties, we may recognize a loss on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders. Instead, we may use such proceeds for other purposes, including:

●	purchasing additional properties;

●	repaying debt or buying back shares

●	creating working capital reserves; or

●	making repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Laws, regulations, and rules that affect the short-term rental may limit our ability to offer short-term rentals and could expose us to significant penalties, which could have a material adverse effect on our business, results of operations, and financial condition.

Hotels and groups affiliated with hotels, neighborhoods, and communities have engaged and will likely continue to engage in various lobbying and political efforts for stricter regulations governing short-term rentals with both local and national jurisdictions. These groups and others cite concerns around affordable housing and over-tourism in major cities, and some state and local governments have implemented or considered implementing rules, ordinances, or regulations governing the short-term rental of properties and/or home sharing. Such regulations include ordinances that restrict or ban short-term rentals, set annual caps on the number of days we can rent our homes for short-term rental, require us to register with the municipality or city, or require us to obtain permission before offering short-term rentals. In addition, some jurisdictions regard short-term rental as “hotel use” and claim that such use constitutes a conversion of a residential property to a commercial property requiring a permitting process. Macroeconomic pressures and public policy concerns could continue to lead to new laws and regulations, or interpretations of existing laws and regulations, which limit the ability of hosts to share their spaces. If laws, regulations, rules, or agreements significantly restrict or discourage short-term rentals in certain jurisdictions, it would have a material adverse effect on our business, results of operations, and financial condition.

Guest, or third-party actions that are criminal, violent, inappropriate, or dangerous, or fraudulent activity, may undermine the safety or the perception of safety of our properties and our ability to attract and retain guests and materially adversely affect our reputation, business, results of operations, and financial condition.

We have no control over or ability to predict the actions of our guests and other third parties, such as neighbors or invitees, either during the guest’s stay, experience, or otherwise, and therefore, we cannot guarantee the safety of our guests, and third parties. The actions of guests and other third parties can result in fatalities, injuries, other bodily harm, fraud, invasion of privacy, property damage, discrimination and brand and reputational damage, which could create potential legal or other substantial liabilities for us. We do not verify the identity of our guests nor do we verify or screen third parties who may be present during a reservation. We rely on the booking sites’ ability to validate the guests’ information. The verification processes used by the booking sites are beneficial but not exhaustive and have limitations due to a variety of factors, including laws and regulations that prohibit or limit their ability to conduct effective background checks in some jurisdictions, the unavailability of information, and the inability of their systems to detect all suspicious activity. There can be no assurances that these measures will significantly reduce criminal or fraudulent activity.

If guests, or third parties engage in criminal activity, misconduct, fraudulent, negligent, or inappropriate conduct or use our properties as a conduit for criminal activity, consumers may not consider our listings safe, and we may receive negative media coverage, or be subject to involvement in a government investigation concerning such activity, which could adversely impact our brand and reputation – thereby impacting our operating results.

The methods used by perpetrators of fraud and other misconduct are complex and constantly evolving, and our trust and security measures may currently or in the future be insufficient to detect and help prevent all fraudulent activity and other misconduct.

In addition, certain regions where we are planning to operate have higher rates of violent crime or more relaxed safety standards, which can lead to more safety and security incidents, and may adversely impact the bookings of our properties in those regions and elsewhere.

If criminal, inappropriate, fraudulent, or other negative incidents occur due to the conduct of guests or third parties, our ability to attract and retain guests would be harmed, and our business, results of operations, and financial condition would be materially adversely affected – thereby impacting other guests. Such incidents may in the future prompt stricter home short-term rental regulations or regulatory inquiries into our policies and business practices.

Measures that we are planning to take to ensure the trust and safety of our properties may cause us to incur significant expenditures and may not be successful.

We are planning to take measures to ensure the trust and safety of our properties, to combat fraudulent activities and other misconduct and improve trust, such as using smart locks, noise monitoring systems, and potentially use identity scanners at each property. These measures are long-term investments in our business to promote the trust and safety of our properties; however, some of these measures increase friction by increasing the number of steps required to be able to rent one of our properties, which could reduce Guest activity, and could materially and adversely affect our business, results of operations, and financial condition. The timing and implementation of these measures will vary across geographies. There can be no assurance that our plans to invest in the trust and safety of our properties will be successful, significantly reduce criminal or fraudulent activity on or off our properties, or be sufficient to protect our reputation in the event of such activity.

The acquisition of homes may be costly and unsuccessful, and, when acquiring portfolios of homes we may acquire some assets that we would not otherwise purchase.

Our business model involves acquiring homes through a variety of channels, renovating these homes to the extent necessary and leasing them to guests. When acquiring homes on an individual basis through foreclosure sales or other transactions, these acquisitions of homes may be costly and may be less efficient than acquisitions of portfolios of homes. Alternatively, portfolio acquisitions are more complex than single-home acquisitions, and we may not be able to implement this strategy successfully. The costs involved in locating and performing due diligence (when feasible) on portfolios of homes as well as negotiating and entering into transactions with potential portfolio sellers could be significant, and there is a risk that either the seller may withdraw from the entire transaction for failure to come to an agreement or the seller may not be willing to sell us the portfolio on terms that we view as favorable. In addition, a seller may require that a group of homes be purchased as a package even though we may not want to purchase certain individual assets in the portfolio.

If we acquire a portfolio of leased homes, to the extent the management and leasing of such homes has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate, and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we timely pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If we conclude that certain assets purchased in bulk portfolios do not fit our Investment Criteria, we may decide to sell these assets, which could take an extended period of time and may not result in a sale at an attractive price.

Properties that are being sold through short sales or foreclosure sales are subject to risks of theft, mold, infestation, vandalism, deterioration or other damage that could require extensive renovation prior to renting and adversely impact operating results.

When a property is put into foreclosure due to a default by the owner on its mortgage obligations or the value of the property is substantially below the outstanding principal balance on the mortgage and the owner decides to seek a short sale, the owner may abandon the home or cease to maintain the home as rigorously as the owner normally would. Neglected and vacant properties are subject to increased risks of theft, mold, infestation, vandalism, general deterioration and other maintenance problems that may persist without appropriate attention and remediation. If we begin to purchase a large volume of properties in bulk sales and are not able to inspect them immediately before closing on the purchase, we may purchase properties that may be subject to these problems, which may result in maintenance and renovation costs and time frames that far exceed our estimates. These circumstances could substantially impair our ability to quickly renovate and lease such homes in a cost efficient manner or at all, which would adversely impact our operating results.

We are subject to certain risks associated with bulk portfolio acquisitions and dispositions.

We may acquire and dispose of properties we acquire or sell in bulk from or to other owners of single-family homes, banks and loan servicers. When we acquire a portfolio of properties we may not be permitted, or it may not be feasible for us, to perform on-site inspections of all or any of the properties in the portfolio (or, if applicable, underlying the loans in the portfolio) prior to our acquisition of the portfolio. Such inspection processes may fail to reveal major defects associated with such properties, which may cause the amount of time and cost required to renovate and/or maintain such properties to substantially exceed our estimates. Moreover, to the extent the management and short-term renting of such properties has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. As a result, the value of any such properties could be lower than we anticipated at the time of acquisition, and/or such properties could require substantial and unanticipated renovations prior to their conversion into rental homes.

Our evaluation of homes involves a number of assumptions that may prove inaccurate, which could result in us paying too much for any such assets we acquire or overvaluing such assets or such assets failing to perform as we expect.

In determining whether particular homes meet our Investment Criteria, we make a number of assumptions, including, in the case of homes, assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and resident default rates. These assumptions may prove inaccurate. As a result, we may pay too much for homes we acquire or overvalue such assets, or our homes may fail to perform as we expect. Adjustments to the assumptions we make in evaluating potential purchases may result in fewer homes qualifying under our Investment Criteria, including assumptions related to our ability to lease homes we have purchased. Reductions in the supply of homes that meet our Investment Criteria may adversely affect our ability to implement our investment strategy and operating results.

Furthermore, the homes that we will acquire may vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success will depend on our ability to acquire homes that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such homes is fundamental to our success. In addition, the recent market and regulatory environments relating to homes and residential mortgage loans have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition of, and the leasing of, a home. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

A significant portion of our portfolio properties’ costs and expenses are fixed and we may not be able to adapt our cost structure to offset declines in our revenue.

Many of the expenses associated with our portfolio properties, such as real estate taxes, HOA fees, personal and property taxes, insurance, utilities, acquisition, renovation and maintenance costs, and other general corporate expenses are relatively inflexible and will not necessarily decrease with a reduction in revenues. Some components of our fixed assets will depreciate more rapidly and require ongoing capital expenditures. Our expenses and ongoing capital expenditures will also be affected by inflationary increases and certain of our cost increases may exceed the rate of inflation in any given period or market. By contrast, short-term rental income will be affected by many factors beyond our control, such as the availability of alternative short-term rental housing and economic conditions in our markets. In addition, state and local regulations may require the properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property, or pass regulations that limit our ability to increase short-term rental rates. As a result, we may not be able to fully offset rising costs and capital spending by increasing short-term rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a property is highly subjective and may be subject to error. We value potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Increasing property taxes, HOA fees and insurance costs may negatively affect our financial results.

The cost of property taxes and insuring our properties is a significant component of our expenses. Our properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of our properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our expenses will increase. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a significant portion of our properties may be located within HOAs and we are subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which can be outside of our control. If the costs associated with property taxes, HOA fees and assessments or insurance rise significantly and we are unable to increase rental rates due to rent control laws or other regulations to offset such increases, our results of operations would be negatively affected.

Risks Related to this Offering and Ownership of Our Common Stock

This is a best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its best efforts to solicit offers to purchase the Common Units or Pre-Funded Units in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the Common Units or Pre-Funded Units offered in this offering.

The market price and trading volume of our common stock may continue to be highly volatile, which could lead to a loss of all or part of a stockholder’s investment.

The market price of our common stock has fluctuated widely since our common stock began trading on October 23, 2023 on Nasdaq. Further, the stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations that have affected the market price of the shares of many small-cap companies. These fluctuations have often been unrelated to the operating results of such companies and in recent times have been exacerbated by investors’ concerns stemming from the COVID-19 pandemic, geopolitical issues and changes in macroeconomic conditions. Factors that may affect the volatility of our stock price include the following:

●	anticipated or actual fluctuations in our quarterly or annual operating results;

●	fluctuations in interest rates;

●	our success, or lack of success, in developing and marketing our products and services;

●	terrorist attacks, natural disasters and the effects of climate change, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises (such as the COVID-19 pandemic) or other such events impacting countries where we have operations;

●	changes in macroeconomic conditions, including inflationary pressures;

●	changes in financial estimates by us or of securities or industry analysts;

●	the issuance of new or updated research reports by securities or industry analysts

●	the announcement of new products, services, or technological innovations by us or our competitors;

●	the announcement of new customers, partners or suppliers;

●	the ability to collect our outstanding accounts receivable;

●	changes in our executive leadership;

●	regulatory developments in our industry affecting us, our customers or our competitors;

●	competition;

●	actual or purported “short squeeze” trading activity; and

●	the sale or attempted sale of a large amount of common stock, including sales of common stock following exercises of outstanding warrants.

In addition, the market price and trading volume of our common stock has, since our listing on Nasdaq, and may continue to exhibit, extreme volatility, including within a single trading day. Such volatility could cause purchasers of our common stock to incur substantial losses. For example, on October 23, 2023, the day we began trading on Nasdaq, the trading price of our common stock ranged from an intra-day high of $575.41 to an intra-day low of $23.01, on trading volume of approximately 32.2 thousand shares, and on November 14, 2023, the last reported sale price of our common stock, the trading price of our common stock ranged from an intra-day high of $14.88 to an intra-day low of $6.92, on trading volume of approximately 27.6 million shares. With respect to these such instances of trading volatility, including on October 23, 2023, we are not aware of any material changes in our financial condition or results of operations that would explain such price volatility or trading volume, which we believe reflect market and trading dynamics unrelated to our operating business or prospects and outside of our control. We are thus unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Under these circumstances, we would caution you against investing in our common stock unless you are prepared to incur the risk of incurring substantial losses.

A proportion of our common stock may be traded by short sellers which may put pressure on the supply and demand for our common stock, creating further price volatility. In particular, a possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to sudden extreme price volatility in our common stock. Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common stock to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common stock may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company and could cause purchasers of our common stock to incur substantial losses.

Further, stockholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

Because the effective price per share of common stock, or the common stock issuable upon exercise of the Pre-Funded Warrants, being offered may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Assuming the sale of 1,666,666 Common Units at a public offering price of $12.00 per share, the closing sale price per share of our common stock on Nasdaq on 14, 2023, and assuming no sale of any Pre-Funded Units in this offering and no exercise of Warrants, and after deducting the Placement Agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $0.42 per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our Company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding warrants at exercise prices lower than the public offering price of the common stock offered in this offering, you will incur further dilution.

There is a limited market for our common stock.

Although our common stock is traded on Nasdaq, the volume of trading has been limited. The public trading market for the Company’s common stock depends on a marketplace of willing buyers and sellers at any given time, which in turn depends on factors outside of the Company’s control, including general economic and market conditions and the decisions of individual investors. As such, a holder of our common stock who wishes to sell his or her shares may not be able to do so immediately or at a price acceptable to them.

There is no public market for the Pre-Funded Warrants and Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants or Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Warrants will be limited.

The Warrants may not have any value.

The Warrants issued in this offering with the related Units or Pre-Funded Units will be immediately exercisable and will expire on the fifth anniversary of the issuance date. The Warrants will have an initial exercise price per share equal to $[__]. In the event that the market price of our common stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not be exercised and may not have any value.

Holders of our Warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants or Pre-Funded Warrants, you will have no rights with respect to our common stock. Upon exercise of your Warrants or Pre-Funded Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We may not be able to maintain brand recognition and potential investors’ awareness of or familiarity with our business, which may impact our common stock price and liquidity.

Although we have been able to engage with an audience of potential customers and/or investors of seventy six thousand people through different channels -webinars, email distribution, marketing materials, etc.-, there is no guarantee that they will remember the Company’s existence or have a comprehensive understanding of our business. Brand recognition among our investor community may be limited, particularly with those community members who are not actively engaged with our Company or have not closely followed our progress. As a result, there is a risk that the demand for our shares may be constrained by the lack of widespread brand recognition and investor awareness.

Our common stock trading may depend on the market’s perception and understanding of our business. Investors’ awareness and familiarity with our industry, products, services, and competitive landscape are crucial factors influencing their decision to invest in our company. However, there is a risk that potential investors may have limited knowledge or incomplete understanding of our business model, technology, AI, or market potential. This lack of awareness or familiarity could impact their willingness to invest in our shares, thereby affecting demand.

Our ability to create demand for shares may be influenced by the competitive landscape in which we operate. If our competitors have a more established brand presence, greater market visibility, or a larger investor base, potential investors may be more inclined to invest in their offerings rather than ours. In such a scenario, we may face challenges in attracting investors and generating adequate demand for our shares.

We will control the direction of our business and its ownership of our common stock will prevent you and other stockholders from influencing significant decisions.

As long as our Company’s major stockholders continue to hold those shares, it will be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring stockholder approval through its voting power. Accordingly, for such a period of time, Giri Devanur, our chief executive officer, will have significant influence with respect to our management, business plans and policies. In particular, for so long our Company continues to hold its shares, it may be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our Company and ultimately might affect the value of your common stock.

Because we are a “controlled company” as defined in the Nasdaq Stock Market Rules, you may not have protection of certain corporate governance requirements which otherwise are required by Nasdaq’s rules.

Under Nasdaq’s rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. We are a controlled company because Mr. Giri Devanur, our chief executive officer and chairman, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon the consummation of this offering. For so long as we remain a controlled company, we are not required to comply with the following permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee composed solely of independent directors.

We have not taken advantage of these exemptions. As a result, to the extent that we take advantage of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Although we do not currently intend to take advantage of the controlled company exemptions, we cannot assure you that, in the future, we will not seek to take advantage of these exemptions.

Our failure to meet the continued listing requirements of the Nasdaq could result in a delisting of our common stock and could make it more difficult to raise capital in the future.

Nasdaq has listing requirements for inclusion of securities for trading on the Nasdaq, including minimum levels of stockholders’ equity, market value of publicly held shares, number of public stockholders and stock price. There can be no assurance that we will be successful in maintaining our listing on the Nasdaq as it is possible that we may fail to satisfy the continued listing requirements, such as the corporate governance requirements or the minimum stock price requirement. If we fail to satisfy the continued listing requirements, the Nasdaq may take steps to delist our common stock. Such a delisting, or the announcement of such delisting, will have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we may attempt to take actions to restore our compliance with the Nasdaq listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum listing requirements or prevent future non-compliance with the Nasdaq listing requirements. If we do not maintain the listing of our common stock on the Nasdaq, it could make it harder for us to raise additional capital in the long-term. If we are unable to raise capital when needed in the future, we may have to cease or reduce operations.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or, if available, will be on acceptable terms. The recent interest rate hikes and the present conditions and state of the United States and global economies make it difficult to predict whether and/or when and to what extent a recession has occurred or will occur in the near future. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. Furthermore, our Credit Agreement contains negative covenants that limit our ability to pay dividends. For more information, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

We are subject to additional regulatory burdens resulting from our public listing on Nasdaq.

We are continuously working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on the Nasdaq. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our common stock that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on the Nasdaq on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies listed on the Nasdaq will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the impact that management’s attention to these matters will have on our business.

The United States Supreme Court’s decision in Slack Technologies, Inc. v. Pirani (No. 22-200) potentially makes it more difficult for stockholders to bring actions under Section 11 of the Securities Act. However, an adverse outcome in such litigation brought against us may still result in a material adverse impact on our business, results of operations and/or financial condition.

Slack Technologies, Inc. (“Slack”), a technology company that offers an instant messaging platform for businesses and organizations, opted to go public through a direct listing on the New York Stock Exchange in June 2019. Beginning in September 2019, several purported class action lawsuits were filed against Slack, its directors, certain of its officers and certain investment funds associated with certain of its directors, each alleging violations of securities laws in connection with Slack’s registration statement on Form S-1 related to such direct listing (the “Slack Registration Statement”) filed with the SEC. One of those actions was filed in the U.S. District Court for the Northern District of California. Case No. 19-cv-05857-SI. In 2021, the U.S. Ninth Circuit Court of Appeals in Pirani v. Slack Technologies, Inc. (No. 20-16419 (9th Cir. 2021)) affirmed the conclusion of the U.S. District Court for the Northern District of California in 2020 that Pirani, who bought Slack common stock in its direct listing, had standing to bring claims under Sections 11 and 12(a)(2) of the Securities Act, despite the fact that he was unable to determine whether the shares he bought were registered under the Slack Registration Statement. In question was one of the longest standing precedents in federal securities law — that claimants must “trace” the shares they purchased to the allegedly defective registration statement and/or prospectus in order to pursue claims under Sections 11 and 12(a)(2) of the Securities Act.

In June 2023, the U.S. Supreme Court vacated the Ninth Circuit’s decision when it unanimously held that stockholders filing suit under Section 11 of the Securities Act must plead and prove that they purchased shares traceable to the allegedly defective registration statement, and remanded the case to the Ninth Circuit to decide whether Mr. Pirani’s pleadings could satisfy that standard. Because it found the Ninth Circuit’s Section 11 analysis flawed, the Supreme Court also vacated the Ninth Circuit’s judgment with respect to Pirani’s claim under Section 12(a)(2) of the Securities Act and remanded for reconsideration in the light of the Supreme Court’s holding about the meaning of Section 11. In doing so, the Supreme Court expressed no views about the proper interpretation of Section 12(a)(2) of the Securities Act, but cautioned that Section 11 and Section 12(a)(2) contain distinct language that warrants careful consideration.

Because direct listings (and other offerings, such as follow-on offerings) typically involve a greater proportion of unregistered to registered shares in the public pool of listed shares, the tracing requirement is more pronounced in a typical direct listing as compared to a traditional firm commitment underwritten IPO where the majority of the unregistered shares of the issuer will be generally subject to a customary 180-day lock-up agreement with the underwriters. The Supreme Court’s holding that Section 11 liability attaches only to shares that are traceable to a specific registration statement likely forecloses the Ninth Circuit’s significant expansion of liability under Section 11, but the scope of Section 12(a)(2) of the Securities Act remains unclear. If a stockholder is nonetheless successful in bringing a Securities Act claim against us stemming from our direct listing, any adverse outcome in such litigation may have a material adverse impact on our business, results of operations and/or financial condition.

We may sell additional common stock or other securities that are convertible or exchangeable into common stock in subsequent offerings or may issue additional common stock or other securities to finance future acquisitions.

We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the common stock. Sales or issuances of substantial numbers of common stock or other securities that are convertible or exchangeable into common stock, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the common stock. With any additional sale or issuance of common stock or other securities that are convertible or exchangeable into common stock, investors will suffer dilution to their voting power and economic interest in our Company. Furthermore, to the extent holders of any stock options or other convertible securities convert or exercise their securities and sell the common stock they receive, the trading price of the common stock may decrease due to the additional amount of common stock available in the market.

To the extent we may issue additional equity interests, our stockholders’ percentage ownership interest in our Company would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the value of your shares and in the earnings and dividends per share.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation provides that, with certain limited exceptions, the Court of Chancery of the State of Delaware is the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of fiduciary duty owed by any director, officer or stockholder;

●	any action asserting a claim against us arising under the Delaware General Corporation Law (“DGCL”), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware;

●	any action arising pursuant to any provision of our Bylaws or Certificate of Incorporation; and

●	any action asserting a claim against us or any current or former director, officer or stockholder that is governed by the internal-affairs doctrine.

This provision does not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, these choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. Further, these choice of forum provisions may increase the costs for a stockholder to bring such a claim and may discourage them from doing so.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. For example, the Court of Chancery of the State of Delaware recently determined that the exclusive forum provisions of federal district courts of the United States of America for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Our board of directors may change significant corporate policies without stockholder approval.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of our board of directors without a vote of our stockholders. In addition, our board of directors may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements.

The rights of our stockholders to take action against our directors and officers are limited.

Our Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent authorized or permitted under Delaware law, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Our Bylaws obligates us to indemnify each of our directors or officers who is or is threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, to the maximum extent permitted by Delaware law, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of us or serving in such other capacities. In addition, we may be obligated to reimburse the expenses reasonably incurred by our present and former directors and officers in connection with such proceedings. As a result, we and our stockholders may have more limited rights to recover money damages from our directors and officers than might otherwise exist absent these provisions in our Bylaws or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

We depend on our executive officers and dedicated personnel and the departure of any of our key personnel could materially and adversely affect us. We face intense competition for the employment of highly skilled managerial, investment, financial and operational personnel.

Our success is largely dependent on the efforts and abilities of our senior executive group and other key personnel. The loss of the services of one or more of our executive officers or personnel could adversely impact our financial and operational performance and our ability to execute our strategies.

In addition, our future success depends on our ability to attract, train, manage and retain qualified personnel. Competition for highly skilled managerial, investment, financial and operational personnel is intense. As additional large real estate investors enter into and expand their scale within the short-term rental business, we will face increased challenges in hiring and retaining personnel, and we cannot assure our stockholders that we will be successful in attracting and retaining such skilled personnel. If we are unable to hire and retain qualified personnel as required, our growth and operating results could be adversely affected.

Our ability to meet our labor needs while controlling our labor costs is subject to numerous external factors, including unemployment levels, prevailing wage rates, changing demographics and changes in employment legislation. If we are unable to retain qualified personnel or our labor costs increase significantly, our business operations and our financial performance could be adversely impacted.

We are an emerging growth company and a smaller reporting company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make the common stock less attractive to investors.

We are an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an EGC until the earliest to occur of (i) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock pursuant to this registration statement; (iii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date it qualifies as a “large accelerated filer” under the rules of the SEC, which means the market value of the common stock held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after it has been a reporting company in the United States for at least 12 months. For so long as we remain an EGC, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”).

We may take advantage of some, but not all, of the available exemptions available to EGCs. We cannot predict whether investors will find the common stock less attractive if it relies on these exemptions. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and the price of the common stock may be more volatile.

We are also a smaller reporting company, as defined in Rule 405 promulgated under the Securities Act (“SRC”). As an SRC, our Company intends to utilize certain reduced disclosure requirements, including publishing two years of audited financial statements instead of three years, as required for companies that do not qualify as an SRC. Our Company will remain an SRC until the last day of the fiscal year in which it had (i) a public float that exceeded $250 million or (ii) annual revenues of more than $100 million and a public float that exceeded $700 million. To the extent our Company takes advantage of such reduced disclosure obligations, it may make comparison of its financial statements to those of other public companies difficult or impossible.

After our Company ceases to be an SRC, it is expected to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of SOX.

TRADEMARKS, SERVICE MARKS, PATENTS, COPYRIGHTS AND TRADE NAMES

We own or otherwise have rights to the trademarks, service marks, patents and copyrights, including those mentioned in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks, copyrights, and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ®, ™, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

As of the date of this prospectus, we have two registered trademarks and four pending trademark applications in the United States, and have filed a provisional patent application for the reAlpha BRAIN. Our U.S. trademark registrations and applications are reflected in the chart below. We are using certain other marks that have not been registered, such as reAlpha M3, reAlpha AI, reAlpha BRAIN, and reAlpha Hub. We may choose to add new or retire old patents or trademarks for these technologies as the landscape of such technologies keeps changing rapidly.

U.S. Trademark Registrations and Applications

Mark	Class(es)	App. No.	Filing Date	Status	Next Deadline(1)	Applicant/Registrant
ReAlpha	036, 037	90670051	2021-04-25	Registered	2027-11-30	reAlpha Tech Corp.
Invest in real	036	90796901	2021-06-26	Registered	2028-04-12	reAlpha Tech Corp.
ReAlpha HUMINT	035, 042	90670061	2021-04-25	Registered	N/A	reAlpha Tech Corp.
INVESTMENT PROPERTY OFFERING	042	97603076	2022-09-22	Pending	N/A	reAlpha Tech Corp.
Vacation Capitalist	036	97703446	2022-12-05	Pending	N/A	reAlpha Tech Corp.
BnBGPT	042	97938022	2023-05-16	Pending	N/A	reAlpha Tech Corp.
Gena.Ai	042	(2)	2023-09-15	Applied	N/A	reAlpha Tech Corp.
(1)	A trademark registration does not expire after a set period of time, and may remain in effect as long as the owner continues to use the trademark in commerce and timely files the required registration maintenance documents.

(2)	Company has applied for the trademark but has not yet received an application number.

Patents

Patent Application Number 17944255: “reAlpha BRAIN” (filed September 14, 2022).

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $18.32 million if the maximum number of Common Units being offered are sold, no Warrants are exercised and no Pre-Funded Units are issued, and assuming a public offering price of $12.00 per share, after deducting the Placement Agent fees and estimated offering expenses payable by us. We estimate that our net proceeds from the sale of 75% of the Common Units offered in this offering will be approximately $13.67 million, after deducting Placement Agent fees and estimated offering expenses payable by us, based on an assumed offering price of $12.00 per share. We estimate that our net proceeds from the sale of 50% of the Common Units offered in this offering will be approximately $9.02 million, after deducting Placement Agent fees and estimated offering expenses payable by us, based on an assumed offering price of $12.00 per share. We estimate that our net proceeds from the sale of 25% of the Common Units offered in this offering will be approximately $4.37 million, after deducting Placement Agent fees and estimated offering expenses payable by us, based on an assumed offering price of $12.00 per share.

We intend to use the proceeds of this offering for working capital and general corporate purposes, which could include future acquisitions, capital expenditures and working capital.

Our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock — We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

Use of Net Proceeds	Amount	Percent
Working capital	$6.60 million	36%
Fund potential future acquisitions	$6.41 million	35%
Research and development	$1.83 million	10%
Sales and marketing	$1.83 million	10%
General corporate purposes	$1.65 million	9%

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2023:

●	on an actual basis; and

●	on a pro forma basis to give effect to the sale of the maximum of 1,666,666 Common Units in this offering, assuming no Pre-Funded Units are issued and no Warrants are exercised, after deducting the Placement Agent fees and other estimated offering expenses payable by us, and after giving effect to the use of proceeds described herein.

The information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing. You should read the information in this table together with our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of July 31, 2023
	Actual	Pro Forma(2)
Cash and cash equivalents	$722,686	$19,039,975
Accounts payable	435,774	435,774
Stockholders’ (deficit) equity
Common stock, $0.001 par value; 200,000,000 shares authorized and 42,522,091 shares issued and outstanding; 200,000,000 shares authorized and 44,746,785 issued and outstanding – pro forma.	42,523	44,190
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued or outstanding as of July 31, 2023	0	0
Additional paid-in capital	24,106,597	44,104,922
Accumulated deficit	(6,143,154)	(7,825,857)
Total stockholders’ (deficit) equity of reAlpha Tech Corp.	18,005,966	36,323,255
Non-Controlling interests in consolidated entities	2,740	2,740
Total capitalization	$18,008,706	$36,325,995

(1)	Each $1.00 increase or decrease in the assumed public offering price of $12.00 per share, the closing price of our common stock on Nasdaq on November 14, 2023, would increase or decrease the pro forma amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by $1,549,999 and (1,549,999), respectively, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the Placement Agent fees and other estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 Common Units offered by us at the assumed public offering price per share, the last reported sale price of our common stock on Nasdaq on November 14, 2023, would increase or decrease the pro forma amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by $1,116,000 and (1,116,000), respectively, assuming the assumed public offering price remains the same, and after deducting the Placement Agent fees and other estimated offering expenses payable by us.

The number of shares of our common stock to be outstanding upon completion of this offering is based on 42,522,091 shares of our common stock outstanding as of July 31, 2023 and excludes:

●	4,000,000 shares of common stock available for future issuance under the 2022 Plan; and

●	1,700,884 shares of common stock issuable upon exercise of the outstanding warrants issued to GEM (as defined above) in connection with the GEM Agreement.

DILUTION

If you invest in our securities in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share of common stock included in the Common Units and the as adjusted net tangible book value per share of common stock immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the common stock included in the Units sold in this offering exceeds the pro forma net tangible book value per share of common stock after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Based on an assumed public offering price of $12.00 per Common Unit, after deducting the Placement Agent fees and other estimated offering expenses payable by us, and assuming no Warrants are exercised and no Pre-Funded Warrants are issued, our net tangible book value (deficit) would be:

(i) $19.31 million, or $0.44 per share of common stock, assuming the sale of 100% of the Common Units offered with net proceeds in the amount of $18.32 million;

(ii) $14.66 million, or $0.33 per share of common stock, assuming the sale of 75% of the Common Units offered with net proceeds in the amount of $13.67 million;

(iii) $10.01 million, or $0.23 per share of common stock, assuming the sale of 50% of the Common Units offered with net proceeds in the amount of $9.02 million; and

(iv) $5.36 million, or $0.12 per share of common stock, assuming the sale of 25% of the Common Units offered with net proceeds in the amount of $4.37 million.

Purchasers of Common Units in this offering will experience immediate and substantial dilution in net tangible book value per share, as illustrated in the following table.

Percentage of offering Common Units sold	100%	75%	50%	25%
Assumed public offering price per Common Unit	$12.00	$12.00	$12.00	$12.00
Historical net tangible book value (deficit) per share as of July 31, 2023	$0.02	$0.02	$0.02	$0.02
Increase in historical net tangible book value per share attributable to new investors participating in this offering	0.42	0.31	0.21	0.10
As adjusted net tangible book value per share as of July 31, 2023, after giving effect to this offering	0.44	0.33	0.23	0.12
Dilution per share to new investors participating in this offering	$11.56	$11.67	$11.77	$11.88

Each $1.00 increase or decrease in the assumed public offering price of $12.00 per Common Unit, the last reported sale price of our common stock on Nasdaq on November 14, 2023, would increase or decrease our pro forma net tangible book value by $0.035 or (0.035), respectively, per share, assuming that the number Common Units offered by us, as set forth on the cover page of this prospectus, remains the same, and assuming the sale of 100% of the Common Units offered, and after deducting the Placement Agent fees and other estimated offering expenses payable by us. For each $1.00 increase or decrease in the assumed public offering price per Common Unit, the dilution per share to investors participating in this offering would increase or decrease, as applicable, by $12.00 per share, assuming that the number of Common Units offered by us, as set forth on the cover page of this prospectus, remains the same, and assuming the sale of 100% of the Common Units offered, and after deducting the Placement Agent fees and other estimated offering expenses payable by us.

Similarly, each increase or decrease of 100,000 Common Units offered by us at the assumed public offering price of $12.00 per Common Unit, the last reported sale price of our common stock on Nasdaq on November 14, 2023, would increase or decrease the pro forma net tangible book value by $0.024 or (0.024) per share, respectively, and increase or decrease the dilution per share to investors participating in this offering by $(0.02) or 0.02 per share, respectively, assuming the assumed public offering price remains the same, and assuming the sale of 100% of the Common Units offered hereby, and after deducting the Placement Agent fees and other estimated offering expenses payable by us.

The number of shares of our common stock to be outstanding upon completion of this offering is based on 42,522,091 shares of our common stock outstanding as of July 31, 2023 and excludes:

●	4,000,000 shares of common stock available for future issuance under the 2022 Plan; and

●	1,700,884 shares of common stock issuable upon exercise of the outstanding warrants issued to GEM (as defined above) in connection with the GEM Agreement.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Price and Ticker Symbols

Our common stock is currently listed on Nasdaq under the symbol “AIRE”. The closing price of the common stock on November 14, 2023 was $12.00.

Holders

As of November 15, 2023, there were 2,593 holders of record of the Company’s common stock. We believe a substantially greater number of beneficial owners hold shares of common stock through brokers, banks or other nominees.

Dividend Policy

We have never declared or paid any cash dividend on our capital stock. We do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made at the discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by our credit facilities and may be limited by covenants of other indebtedness we or our subsidiaries incur in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in our historical combined financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, which involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Information Regarding Forward-Looking Statements,” “Risk Factors” and “Financial Information.”

Business Overview

Our business model is built with technologies for analyzing and acquiring short-term rental properties that meet the Investment Criteria (as defined in the “Business” section of this prospectus) for syndication purposes, and which we call Target Properties. Once the Target Properties are acquired, they are prepared for rent and listed on short-term rental sites. Our technologies help us not only identify viable short-term rental properties, but also optimize their performance by generating listing descriptions using the surrounding attractions of the location, analyzing guest reviews in the area, and suggesting improvements. Once our technologies are fully developed and ready to be commercialized, we intend to make some of these technologies available for commercial use by other customers on a licensing fee basis, pay-per-use basis or other fee arrangements.

The Company plans to make Target Properties available to investors via the Company’s subsidiary, Roost Enterprises, Inc. (“Rhove”). Rhove will create and manage limited liability companies (each, a “Syndication LLC”) to syndicate one or more of the Target Properties through exempt offerings. Once the Syndication LLCs are in place, Rhove will launch exempted offerings to sell membership interests in such properties to investors, through the purchase of membership interests in the Syndication LLCs, pursuant to Regulation A or Regulation D, each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Syndication”). To further facilitate the investment process in the Syndication LLCs, the Company is currently working on the reAlpha App (hereafter referred to as the “reAlpha App,” “App” or “app”).

The membership interests will provide an ownership stake in the Syndication LLC and in turn in the Target Properties. We refer to such investors as Syndicate Members, who differ significantly to the holders of our common stock. To date, we have not yet developed a secondary trading market for equity interests in our Syndication LLCs. While the potential establishment of such a market is under consideration, no final decision has been made to implement a secondary trading market at this time.

Rights among Syndicate Members may vary among each other depending on the specific terms and conditions agreed to in the offering documents pursuant to which the holder becomes a Syndicate Member. By becoming a Syndicate Member, the holder will not acquire any rights to the Company’s common stock and, therefore, will not be entitled to vote, receive a dividend or exercise any other rights of a stockholder of the Company. Likewise, acquiring shares of common stock of the Company will not provide the stockholders the status of Syndicate Member. Both Syndicate Members and our stockholders will receive the same quarterly financial metric information of our listed properties through the reAlpha App and the reAlpha website, which will also be available to the general public without a login, concurrently with our consolidated quarterly results (as more fully described under the “Segments - Platform Services” section below). Syndicate members that have access to the reAlpha App will only receive personalized financial information respective to their individual holdings in each of our Syndications.

To implement our business model, we plan to acquire properties through the Rhove SBU (as defined in “Structure and Formation of Our Company”) that satisfy our Investment Criteria (as defined below) (the “Target Properties”). Then, if needed, we renovate the Target Properties, prepare them for rent, list them on short-term rental sites and arrange for the Target Properties to be managed, internally or through third-parties. We expect that in the future these investors will become Syndicate Members through the purchasing of membership interests in our Syndication LLCs. In addition to managing the property operations, whether internally or through third-parties, we will also manage the financial performance of the asset, such as evaluating if the after-repair value or appreciated value of the property is higher than the purchase price, or whether the property is ready to generate the expected profitability.

Once our business model is fully implemented, we expect that Syndicate Members will hold up to 100% ownership of the Syndication LLC, and we would generate revenue through fees from the reAlpha App. Further, the Company expects that its other technologies, including the reAlphaBRAIN, reAlphaHUMINT, GENA, and future technologies, will generate revenue through licensing fees, usage fees and other fee arrangement methods that the Company will employ to capitalize on its developing technologies and platform.

Segments

We operate in two reportable segments consisting of (i) platform services and (ii) rental business. Our platform services segment offers and develops AI-based products and services to customers in the real-estate industry, while our rental business focuses on purchasing properties for syndication, which process is powered by our platform services technologies. See “Our Business and Properties” and “Note 13 – Segment Reporting” for additional information about our business segments.

(i) Platform Services

We develop our platform services segment technologies to advance our goal to empower retail investor participation in short-term rental properties. We seek to differentiate ourselves from competitors primarily through the integration of AI into our technologies for the real estate industry. We expect that our platform services segment will benefit from the current exponential growth of the AI industry, and we believe that we are well-positioned to take advantage of these current trends due to our early adoption of AI for the development of our technologies.

Our platform services segment technologies include reAlpha BRAINTM, reAlpha App, reAlpha HUMINT and GENA. As of July 31, 2023, we have generated revenue only through the myAlphie platform and the technical support we are providing to Turnit in connection with myAlphie’s sale. Once our technologies are fully developed and ready to be commercialized, we intend to make some of these technologies available for commercial use by other customers on a licensing fee basis, pay-per-use basis or other fee arrangements.

(ii) Rental Business

To advance our goal to empower retail investor participation in short-term rental properties, we intend to purchase properties identified by our technologies, and syndicate such properties through exempt offerings for investors to purchase membership interests of the Syndicated property through our Syndication LLCs. We believe that our competition in acquiring properties for investment purposes are individual investors, small private investment partnerships looking for one-off acquisitions of investment properties that can either be leased or restored and sold, and larger investors, including private equity funds and real estate investments trusts (“REITs”), that are seeking to capitalize on the same market opportunity that we have identified.

Our rental segment revenue was lower during the year ended April 30, 2023 and quarter ended July 31, 2023, due to the disposition of some of our properties in certain geographical markets. Recently, the growth in the Sunbelt States, which includes Florida and Texas, gave us the opportunity to focus on those markets for short-term rentals. As such, since inception, we purchased properties in those states exclusively for Syndication purposes. But, we have now shifted our focus primarily to the Orlando, Florida market and we intend to identify, through the use of our AI-based technologies, properties in that market for purchase and, subsequently, Syndication.

Recent Developments

Nasdaq Direct Listing

On October 23, 2023, we completed the Direct Listing, pursuant to which we registered for resale up to 4,151,519 shares of our common stock held by the Registered Stockholders (as defined above).

We are listed on Nasdaq under the symbol “AIRE.”

Certificate of Incorporation and Bylaws Amendment

In connection with the Direct Listing, on April 14, 2023, the board of directors of the Company (the “board of directors”) approved the Certificate of Incorporation and Bylaws, which became effective on October 20, 2023.

The Certificate of Incorporation was amended and restated in their entirety to, among other things: (i) increase the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares; (ii) authorize 5,000,000 shares of preferred stock, value $0.001 per share, which may be issued from time to time in one or more series as determined by the board of directors; and (iii) heighten the standards of voting for certain provisions regarding indemnification and application of Section 203 of the DGCL. The Bylaws were amended and restated in its entirety to include certain additional provisions, including indemnification provisions, and to reflect changes in the DGCL and market practices for similarly-situated public companies.

Results of Operations

Pursuant to the Downstream Merger, our Parent (as defined above) merged with and into the Company. Because the Company acquired the Parent company’s assets and liabilities upon consummation of the Downstream Merger, the Parent company’s financials became a part of the consolidated financial statements of the Company. As a result, the financial statements included in this registration statement and discussed herein reflect the operating results of both our Parent company and the Company prior to March 21, 2023, which was the date on which the Downstream Merger closed, and our combined results, including those of the Parent, following the Downstream Merger closing date.

Three months ended July 31, 2023, compared to three months ended July 31, 2022

	For the Three Months Ended
	July 31, 2023	July 31, 2022
	(unaudited)	(unaudited)

Revenues	67,721	88,873

Cost of revenues	41,639	67,643

Gross Profit	26,082	21,230

Operating Expenses
Wages, benefits and payroll taxes	252,714	268,277
Repairs & maintenance	24,229	6,637
Utilities	7,021	13,178
Dues & subscriptions	9,609	20,718
Marketing & advertising	52,630	180,075
Professional & legal fees	197,712	451,573
Depreciation & amortization	21,312	37,002
Other operating expenses	41,650	59,503
Total operating expenses	606,877	1,036,963

Operating Loss	(580,795)	(1,015,733)

Other Income (Expense)
Interest income	-	64
Other income	567	172,736
Gain on sale of MyAlphie	5,502,774	-
Interest expense	(45,513)	(43,766)
Other expense	(33,888)	(81,298)
Total other income (expense)	5,423,940	47,736

Net Income (Loss)	4,843,145	(967,997)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	137	799

Net Income (Loss) Attributable to Controlling Interests	4,843,008	(968,796)

Net Income (Loss) per share — basic	0.12	(0.12)

Net Income (Loss) per share — diluted	0.12	(0.12)

Weighted-average outstanding shares — basic	40,439,190	7,875,998

Weighted-average outstanding shares — diluted	40,439,190	7,875,998

Revenues. Revenue was $67,721 for the three months ended July 31, 2023 compared to $88,873 for the three months ended July 31, 2022. This decrease in revenue is mostly attributable to a decrease in platform services segment revenues due to the sale of the myAlphie platform, which had previously been the main source of our platform services segment revenue, and a decrease in the rental business segment revenue due to our process to discontinue our Texas properties by selling most of the properties we previously had in that market.

Cost of revenues. Cost of revenues was $41,639 for the three months ended July 31, 2023, compared to $67,643 for the three months ended July 31, 2022. Cost of revenues consists of payments for property management fees of our listed properties. The decrease in cost of revenues is mainly due to the sale of myAlphie, since we no longer incur any direct costs related to operating the myAlphie platform.

Repairs and Maintenance. Repairs and maintenance was $24,229 for the three months ended July 31, 2023, compared to $6,637 for the three months ended July 31, 2022. This increase in repair and maintenance expenses for the three months ended July 31, 2023, is mainly attributable to repair work on our properties located at 612 Jasmine Lane, 790 Pebble Beach Drive, 825 Austrian Road and 2540 Hamlet Lane.

Marketing and Advertising. Marketing and advertising expenses were $52,630, for the three months ended July 31, 2023, compared to $180,075 for the three months ended July 31, 2022. The decrease in expenses is mainly attributable to the closure of the Regulation A campaign on January 19, 2023. We intend to decrease our marketing and sales-focused marketing expenses in the near term and focus more on brand building to strengthen our visibility and awareness within the technology industry.

Professional and Legal Fees. Professional and legal fees were $197,712 for the three months ended July 31, 2023, compared to $451,573 for the three months ended July 31, 2022. This decrease in professional and legal fees is mainly due to a reduction in litigation-related expenses and legal and professional advisory services we previously engaged in connection with our Direct Listing (as defined above), Downstream Merger, Rhove acquisition and other audit-related services.

Depreciation and Amortization. Depreciation and amortization were $21,312 for the three months ended July 31, 2023, compared to $37,002 for the three months ended July 31, 2022. This decrease is due to the fact that, depreciation and amortization costs, included the amortization of debt costs, were fully amortized before the three-month period ending July 31, 2022. Accordingly, there were no debt cost amortization costs during the three months ending July 31, 2023.

Other Income. Other income was $567 for the three months ended July 31, 2023, compared to $172,736 for the three months ended July 31, 2022. This decrease is due to no properties being sold during the three months ended July 31, 2023 as opposed to the three months ended July 31, 2022.

Gain on Sale of myAlphie. Gain on sale of myAlphie was $5,502,774 for the three months ended July 31, 2023, compared to $0 for the three months ended July 31, 2022. This increase is due to the sale of the myAlphie platform. This increase may not reflect our current business and may be abnormally high for this period.

Other Expenses. Other Non-operating expenses were $33,888 for the three months ended July 31, 2023, compared to $81,298 for the three months ended July 31, 2022. This decrease is mainly from a reduction in training and development expenses, property appraisal fees, placement and recruitment expenses.

Net Income (Loss). Net income was $4,843,008 for the three months ended July 31, 2023, compared to a net loss of $968,796 for the three months ended July 31, 2022. This significant increase in net profit is predominantly attributable to the sale of myAlphie during the three months ended July 31, 2023. This net profit increase may not reflect our current business and may be abnormally high for this period due to the sale of myAlphie.

Analysis of Segment Results:

The following is an analysis of our results by reportable segment for the quarter ended July 31, 2023 compared to the quarter ended July 31, 2022. For further information regarding our reportable business segments, please refer to our consolidated financial statements and related notes included elsewhere in this prospectus.

Platform Services

	2023	2022	Change in $	Change in %
Total revenue	$48,158	$62,405	$(14,247)	(23)%
Cost of revenues	(40,354)	(62,089)	21,735	(35)%
Operating expenses	-	-	-	-
Segment earnings (loss)	$7,804	$316	$7,488	24%

Revenues. Revenues for the platform services segment was $48,158 for the three months ended July 31, 2023 compared to $62,405 for the three months ended July 31, 2022. Although we no longer generated revenue directly from the myAlphie platform due to its sale during the three months ended July 31, 2023 period, as part of the transition to Turnit, myAlphie’s buyer, we generated revenue by providing technical support to Turnit during this transition period and we expect to continue providing such services until the transition is complete.

Cost of revenues. Cost of revenues for the platform services segment was $40,354 for the three months ended July 31, 2023 compared to $62,089 for the three months ended July 31, 2022. Previously, cost of revenue consisted of costs associated with operating the myAlphie platform. As a result of the sale of myAlphie, cost of revenues now consists only of costs incurred in connection with the technical support services provided to Turnit.

Segment earnings. Segment earnings was $7,804 for the three months ended July 31, 2023 compared to $316 for the three months ended July 31, 2022. The difference is mainly attributed to decreased cost of revenues due to the sale of myAlphie platform, which previously generated most of our platform services segment revenue.

Rental Business

	2023	2022	Change in $	Change in %
Total revenue	$19,563	$26,468	$(6,905)	(26)%
Cost of revenues	(1,285)	(5,554)	4,269	(77)%
Operating expenses	(606,877)	(1,036,963)	430,086	(41)%
Segment earnings (loss)	$(588,599)	$(1,016,049)	$427,450	(42)%

Revenues. Revenues for the rental business segment was $19,563 for the three months ended July 31, 2023, compared to $26,468 for the three months ended July 31, 2022. This decrease is mostly attributable to a decrease in the number of properties listed compared to the three months ended July 31, 2022, as we are in the process of discontinuing our Dallas, Texas operations by selling most of the properties we previously had in that market.

Cost of revenues. Cost of revenues for the rental business segment was $1,285 for the three months ended July 31, 2023 compared to $5,554 for the three months ended July 31, 2022. This difference is attributed to the decrease in the number of properties listed, which decreased the associated costs of maintaining those properties.

Operating expenses. Operating expenses of the rental business segment was $606,877 for the three months ended July 31, 2023 compared to $1,036,963 for the three months ended July 31, 2022. This decrease is mainly attributed to the decrease in professional and legal fees and marketing and advertising expenses for this segment.

Segment earnings. Segment loss was $588,599 for the three months ended July 31, 2023 compared to a segment loss of $1,016,049 for the three months ended July 31, 2022. This difference is mainly attributed to the decrease in operating expenses.

The year ended April 30, 2023, compared to the year ended April 30, 2022

	For the Year Ended
	April 30, 2023	April 30, 2022
Revenues	$419,412	$305,377

Cost of revenues	293,204	167,193

Gross Profit	126,208	138,184

Operating Expenses
Wages, benefits and payroll taxes	1,114,403	1,177,110
Repairs & maintenance	24,794	47,601
Utilities	32,456	49,058
Dues & subscriptions	98,309	105,047
Marketing & advertising	2,002,884	2,569,730
Professional & legal fees	1,483,889	712,322
Depreciation & amortization	157,802	151,478
Other operating expenses	160,050	154,780
Total operating expenses	5,074,587	4,967,126

Operating Loss	(4,948,379)	(4,828,942)

Other Income (Expense)
Interest income	-	147
Other income	53,093	34,853
Interest expense	(169,776)	(177,273)
Other expense	(385,621)	(420,797)
Total other income (expense)	(502,304)	(563,070)

Comprehensive Net Loss	(5,450,683)	(5,392,012)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	726	(12,642)

Net Loss Attributable to Controlling Interests	(5,451,409)	(5,379,370)

Net loss per share — basic	(0.13)	-

Net loss per share — diluted	(0.13)	-

Weighted-average outstanding shares — basic	40,439,190	-

Weighted-average outstanding shares — diluted	40,439,190	-

Revenue. Revenue was $419,412 for the year ended April 30, 2023 compared to $305,377 for the year ended April 30, 2022. Our revenues consist of both the short-term rental revenue that we receive from our listed properties, and platform services income that we receive from our technologies. This increase in revenues is mainly attributed to the increase in revenue generated from myAlphie’s platform during the year ended April 30, 2023. This increase in platform services revenue was offset by a decrease of $97,922 during the year ended April 30, 2023, which was mostly due to the decrease in the number of properties listed compared to the year ended April 30, 2022. Although we have generated platform services income during the year ended April 30, 2023, our other technologies are not yet ready for commercialization, and we have sold myAlphie since the end of the year ended April 30, 2023, so these platform services revenues may not be recurring, may not reflect our current business and may be abnormally high for this period.

Cost of Revenues. The cost of revenues was $293,204 for the year ended April 30, 2023, compared to $167,193 for the year ended April 30, 2022. Cost of revenue consists of payments for property management fees of our listed properties, as well as payments to vendors for work completed through myAlphie and associated payment processing fees to Stripe, which is an online payment processing company we contracted in connection with myAlphie. As a result of the sale of myAlphie, the costs incurred in connection with payments to vendors will not be recurring in future periods.

Marketing and Advertising. Marketing and advertising expenses were $2,002,884 for the year ended April 30, 2023, compared to $2,569,730 for the year ended April 30, 2022. In connection with the launch of our Regulation A offering during the year ended April 30, 2022, we ran marketing, advertising, and brand building campaigns on different platforms such as Google, Twitter, Linkedin, Instagram, and Facebook, engaged a public relations’ firm, and advertised with newsletters and influencers. The decrease in marketing and advertising expenses for the year ended April 30, 2023, was mainly due to our decreased expenses associated with our Regulation A offering since the campaign ended on January 19, 2023.

Repairs and Maintenance. Repairs and maintenance was $24,794 for the year ended April 30, 2023, compared to $47,601 for the year ended April 30, 2022. This decline in repair and maintenance expenses for the year ended April 30, 2023 is attributable to a decrease in the number of properties listed compared to the year ended April 30, 2022, as we are in the process of discontinuing our Dallas, Texas operations by selling most of the properties we previously had in that market, which reduced our overall repairs and maintenance expenses.

Depreciation and Amortization. Depreciation and amortization was $157,802 for the year ended April 30, 2023, compared to $151,478 for the year ended April 30, 2022. The increase in depreciation and amortization costs for the year ended April 30, 2023 is attributed to the fact that the properties that we acquired during the year ended April 30, 2022 were each depreciated starting from the date each of the properties were utilized, whereas the properties acquired during the year ended April 30, 2023 were depreciated immediately upon purchase. Further, the disposal of certain properties during the year ended April 30, 2022 were fully amortized at the time of disposal, rather than being spread out over the duration of the outstanding mortgage loan.

Other Income. Other income was $53,093 for the year ended April 30, 2023, compared to $34,853 for the year ended April 30, 2022. This increase is mainly due to redemption of reward points from credit cards.

Interest Expense. Interest expense was $169,776 for the year ended April 30, 2023, compared to $177,273 for the year ended April 30, 2022. This decline in interest expense for the year ended April 30, 2023, is attributable to a decrease in the number of properties we owned compared to the year ended April 30, 2022, as we are in the process of discontinuing our Dallas, Texas operations by selling most of the properties we previously had in that market, which reduced our overall interest expense.

Professional and Legal Fees. Professional and legal fees were $1,483,889 for the year ended April 30, 2023, compared to $712,322 for the year ended April 30, 2022. This increase is mainly due to an increase in our legal and professional expenses, which was attributed to the legal and professional advisory services we engaged in connection with the Direct Listing, Downstream Merger, Rhove acquisition and other audit-related services.

Net Loss. Net loss was $5,451,409 for the year ended April 30, 2023, compared to $5,379,370 for the year ended April 30, 2022. This increase in net loss is mainly attributable to the increase professional legal expenses compared to the year ended April 30, 2022, which was mostly offset by a decrease in marketing and advertisement costs and higher platform services segment revenues.

Analysis of Segment Results:

The following is an analysis of our results by reportable segment for the year ended April 30, 2023 compared to the year ended April 30, 2022. For further information regarding our reportable business segments, please refer to our consolidated financial statements and related notes included elsewhere in this prospectus.

Platform Services

	2023	2022	Change in $	Change in %
Total revenue	$287,662	$75,705	$211,957	280%
Cost of revenues	(265,541)	(75,371)	(190,170)	252%
Operating expenses	(1,730)	(14,987)	13,257	(88)%
Segment earnings (loss)	$20,391	$(14,653)	$35,044	(239)%

Revenues. Revenues for the platform services segment was $287,662 for the year ended April 30, 2023, compared to $75,705 for the year ended April 30, 2022. This difference is attributable to the growth in the myAlphie platform, which generated a significant amount of revenue compared to the year ended April 30, 2022. Although we have generated platform services revenue during the year ended April 30, 2023, our other technologies are not yet ready for commercialization, and we have sold myAlphie since the end of the year ended April 30, 2023, so these platform services revenues may not be recurring, may not reflect our current business and may be abnormally high for this period.

Cost of revenues. Cost of revenues for the platform services segment was $265,541 for the year ended April 30, 2023, compared to $75,371 for the year ended April 30, 2022. This difference is attributable to the growth in the myAlphie platform and the costs associated with operating the platform. These costs associated with myAlphie will not be recurring and we expect that cost of revenues in this segment to be lower in the future due to the sale of myAlphie until our other technologies are ready for commercialization and we incur costs associated with those.

Operating expenses. Operating expenses of the platform services segment was $1,730 for the year ended April 30, 2023, compared to $14,987 for the year ended April 30, 2022. Operating expenses for this segment include costs associated with operating our platforms and other costs, such as legal, professional and marketing expenses. This difference is due to a decrease in both marketing and legal costs for the platform services segment.

Segment earnings. Segment earnings were $20,391 for the year ended April 30, 2023, compared to a segment loss of $14,653 for the year ended April 30, 2023. The difference is mainly attributed to the increased revenue in the segment through myAlphie’s platform.

Rental Business

	2023	2022	Change in $	Change in %
Total revenue	$131,750	$229,672	$(97,922)	(43)%
Cost of revenues	(27,663)	(91,822)	64,159	(70)%
Operating expenses	(5,072,857)	(4,952,139)	(120,718)	2%
Segment earnings (loss)	$(4,968,770)	$(4,814,289)	$(154,481)	3%

Revenues. Revenues for the rental business segment was $131,750 for the year ended April 30, 2023, compared to $229,672 for the year ended April 30, 2022. This decrease is attributable to a decrease in the number of properties listed compared to the year ended April 30, 2022, as we are in the process of discontinuing our Dallas, Texas operations by selling most of the properties we previously had in that market.

Cost of revenues. Cost of revenues for the rental business segment was $27,663 for the year ended April 30, 2023, compared to $91,822 for the year ended April 30, 2022. This difference is attributed to the decrease in the number of properties listed, which decreased the associated costs of maintaining those properties.

Operating expenses. Operating expenses of the rental business segment were $5,072,857 and $4,952,139 for the years ended April 30, 2023 and 2022, respectively. This slight increase is mainly attributed to the increase in the professional and legal fees and the decrease in marketing and advertising costs for the rental business segment.

Segment earnings. Segment loss was $4,968,770 for the year ended April 30, 2023, compared to $4,814,289 for the year ended April 30, 2023. This difference is mainly attributed to the increase in the professional and legal fees, which was mostly offset by a decrease in marketing and advertising costs.

The following table provides a concise overview of properties that have been sold. This includes the reasons they are no longer listed, the dates of their acquisition, and the dates when they ceased contributing to revenues:

Property	Date of Acquisition	Date of Disposition	Reason for Unlisting	Date On Which Property No Longer Contributed to Revenue and Expenses
1011 Gallagher	1/20/2021	6/07/2022	Sale of Property	3/11/22
4107 Ladale	3/01/2021	4/20/2022	Sale of Property	3/8/22
503 N Patton	3/11/2021	8/31/2022	Sale of Property	3/15/22
606 W Acheson	3/02/2021	7/12/2022	Sale of Property	3/15/22
10337 Joaquin A and B	4/07/2021	5/13/2022	Sale of Property	3/15/22
506 W Parnell	4/29/2021	9/21/2022	Sale of Property	3/15/22
746 Greenland way	5/21/2021	9/01/2022	Sale of Property	3/15/22
5241 NW 5th St	6/30/2021	4/26/2022	(1)	(1)
3121 Fieldview	7/19/2021	5/13/2022	Sale of Property	3/15/22
1822 Rosewood St	8/02/2021	4/20/2022	Sale of Property	2/15/22
315 Bream Ave	8/18/2021	3/21/2022	Sale of Property	2/15/22
3812 Dempster Ave	11/03/2021	4/20/2022	Sale of Property	2/15/22
2540 Hamlet Lane	4/15/2022	8/15/2023	Sale of Property	7/31/23
790 Pebble Beach Drive	2/11/2022	9/7/2023	Sale of Property	8/31/23

(1)	Property was disposed of before it was listed, so it did not contribute to revenue at any point.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt services, acquisitions, contractual obligations and other commitments. As of the date of this prospectus, we have yet to generate meaningful revenue from our business operations and have funded acquisitions, capital expenditure and working capital requirement through equity and debt financing.

We had cash and cash equivalents of $722,686 as of July 31, 2023 and $1,256,868 as of April 30, 2023.

Our liquidity and capital resources are critical to our ability to execute on our business plan and achieve our strategic objectives. We anticipate that we will require working capital in the next 12 months to finance our growth and support our operations. Accordingly, we will need to raise additional capital by securing additional financing. The timing, size, and terms of any such offering have not yet been determined. To the extent the Company requires additional funds more than 12 months from the date hereof, and collections from our short-term rentals and technologies, to the extent commercialized, cannot fund our needs, the Company may utilize equity or debt offerings to raise these funds. We cannot provide any assurance that we will be able to raise additional funds on acceptable terms, if at all. Our ability to raise additional capital will depend on various factors, including market conditions, investor demand, and our financial performance.

Further, the cost of capital and historically high interest rates can have a direct impact on the volume of real estate acquisitions the company plans to complete. Economic environments yielding higher interest rates with more stringent debt terms such as today’s market environment require larger equity commitments. This means that, as larger equity commitments are required, we will have less leverage and will have less acquisitions overall.

Our business model requires significant capital expenditures to build and maintain the infrastructure and technology required to support our operations. In addition, we may incur additional costs associated with research and development of new products and services, expansion into new markets or geographies, and general corporate overhead. As a result, we may require additional financing in the future to fund these initiatives, which may include additional equity or debt financing or strategic partnerships. We currently do not have any commitments or arrangements for additional financing, and there can be no assurance that we will be able to obtain additional financing on terms acceptable to us, or at all. If we are unable to obtain additional financing when required, we may be forced to reduce the scope of our operations, delay the launch of new products or services, or take other actions that could adversely affect our business, financial condition, and results of operations. We may also be required to seek additional financing on terms that are unfavorable to us, which could result in the dilution of our stockholders’ ownership interests or the imposition of burdensome terms and restrictions.

Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Three Months Ended
Particulars	July 31, 2023	July 31, 2022
Net cash used in operating activities	$(481,041)	$(629,210)
Net cash used in investing activities	$286,576	$727,721
Net cash used in financing activities	$(340,284)	$(442,090)

Cash flows from operating activities

Net cash used in operating activities was $(481,041) for the period ended July 31, 2023, compared to $(629,210) for the period ended July 31, 2022. The difference in net cash flows from operating activities as compared to the same period in 2022 was mainly driven by the gain on sale of myAlphie.

Cash flows from investing activities

Net cash used in investing activities was $286,576 for the year period July 31, 2023 compared to $727,721 of net cash used for the period ended July 31, 2022. The difference in cash flows from investing activities reduced as there were no sale of our properties for the period ended July 31, 2023.

Cash flows from financing activities

Net cash used in financing activities was $(340,284) for the period ended July 31, 2023, compared to $(442,090) for the period ended July 31, 2022. The difference in cash flows from financing activities was primarily due to fewer payments of long-term debt during the period end July 31, 2023.

	Year Ended
Particulars	April 30, 2023	April 30, 2022
Net cash used in operating activities	$(4,962,054)	$(5,376,806)
Net cash used in investing activities	$1,082,267	$(3,407,724)
Net cash used in financing activities	$3,041,253	$10,281,427

Cash flows from operating activities

Net cash used in operating activities was $(4,962,054) for the year ended April 30, 2023, compared to $(5,376,806) for the year ended April 30, 2022. The difference in net cash flows from operating activities as compared to the same period in 2022 was mainly driven by an increase in prepaid expenses, accounts receivable, and accounts payable.

Cash flows from investing activities

Net cash used in investing activities was $1,082,267 for the year ended April 30, 2023, compared to $(3,407,723) of net cash used for the year ended April 30, 2022. The difference in cash flows from investing activities was primarily due to reduction in additions made to our properties for year ended April 30, 2023.

Cash flows from financing activities

We have financed our operations primarily through sales of equity securities, loans and advances.

Net cash used in financing activities was $3,041,253 for the year ended April 30, 2023, compared to $10,281,427 for the year ended April 30, 2022. The difference in cash flows from financing activities is primarily due to fewer proceeds in the issuance of long-term debt, issuance of stock for prepaid expenses to vendors in connection with the Direct Listing, and issuance of stock as part of the Regulation A campaign during the year end April 30, 2023.

Contractual and Obligations and Commitments

Our contractual obligations as of July 31, 2023 include existing mortgage loans of the 5 properties currently owned by the Company. Monthly mortgage interest amounts will vary due to interest rate fluctuation with respect to our variable interest loans, except for the property located at 825 Austrian Road, which has a fixed interest rate, and as of July 31, 2023 they were approximately as follows:

Properties	City & State	Mortgage Loan Amount	Interest Rate	Maturity
825 Austrian Road	Grand Prairie, Texas	$247,000	7.50%	1/01/2053
790 Pebble Beach Drive(1)	Champions Gate, Florida	$276,553	4.75% + prime or 8.25%, whichever is Greater	2/11/2024
612 Jasmine Lane(2)	Davenport, Florida	$337,243	4.75% + prime or 8.25%, whichever is greater	2/11/2024
7676 Amazonas Street(3)	Kissimmee, Florida	$266,204	4.75% + prime or 8.25%, whichever is greater	2/10/2024
2540 Hamlet Lane(4)	Kissimmee, Florida	$342,000	4.75% + prime or 8.25%, whichever is greater	4/15/2024
Total		$1,469,000

(1)	Property was disposed of on September 7, 2023.

(2)	Property was disposed of on October 16, 2023.

(3)	Property was disposed of on October 11, 2023.

(4)	Property was disposed of on August 15, 2023.

Off-Balance Sheet Arrangements

As of July 31, 2023, we had no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our consolidated financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that involve significant judgment and potentially could result in materially different results under different assumptions and conditions. Management believes the following critical accounting policies are affected by our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition: Our revenues consist of both our short-term rental business segment and our platform services segment. Rental business segment revenues include revenues from the rental of properties via Airbnb, Vacasa, and such digital hospitality platforms. Platform service segment revenues include revenues from bookings made on our myAlphie platform towards painting and cleaning of properties. As we were responsible for services rendered by the platform, fees charged to end-users are also included in revenue, while payments to vendors in exchange for their services are recognized in cost of revenue, exclusive of depreciation and amortization.

Business Combination

I. Acquisition of Roost Enterprises Inc.

During the reporting period, we completed the acquisition of Roost Enterprises Inc. (“Rhove”) using the purchase method of accounting, in accordance with ASC 805, “Business Combinations.” The purchase method necessitates the recognition of Rhove’s assets and liabilities at their fair values as of the acquisition date.

Our consolidated financial statements include the results of operations, cash flows, and financial position of both reAlpha Tech Corp. and Rhove from the acquisition date. As a result, any revenue, expenses, assets, and liabilities generated or incurred by Rhove during this period are incorporated into the consolidated financial statements.

II. Allocation of Purchase Price and Goodwill Recognition

We completed the acquisition of Rhove using a combination of cash and issuance of common stock as the purchase consideration. The preliminary purchase price allocation resulted in the recognition of goodwill. Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired. It is recognized as an intangible asset and represents the future economic benefits expected to arise from Rhove’s acquisition, such as synergies, market position, and brand value. Goodwill is not amortized but is subject to annual impairment testing in accordance with ASC 350, “Intangibles—Goodwill and Other.”

Capitalization of Software Development Costs – Development Stage

The Company follows Accounting Standards Codification (ASC) 350, “Internal-Use Software,” to assess the capitalization of software development costs such as incurred during the application development stage, including coding, testing, and development of software functionality, are eligible for capitalization. Such costs encompass direct labor, third-party services, and other directly attributable expenses as of the reporting date. As of July 31, 2023, the software under development has not reached the stage of being substantially complete and ready for its intended use. Consequently, the Company continues to capitalize costs related to the application development stage in accordance with ASC 350.

Amortization of capitalized software development costs commences when the software is placed in service and is available for its intended use. The capitalized costs are amortized over the software’s estimated useful life, which is determined based on factors such as expected future benefits and the rate of technological change.

The capitalization of software acquired in a business combination when its fair value is determined using the discounted cash flow (DCF) method as per ASC 820 “Fair Value Measurements and Disclosures”. The fair value of software is determined using the discounted cash flow (DCF) method, requiring the consideration of significant inputs and assumptions, such as projected cash flows, expected growth rates, discount rates, and other relevant market data. The Company exercises judgment in selecting appropriate inputs, taking into account historical performance, market conditions, and the technological characteristics of the software.

Investment Property and Equipment and Depreciation: Property and equipment are carried at cost. Depreciation for buildings is computed principally on the straight-line method over the estimated useful lives of the assets (27.5 years). Depreciation of improvements to buildings, rental homes and equipment, and vehicles is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 3 to 27.5 years). Land & its development costs are not depreciated but are capitalized as Land and land improvements. Interest expenses, Maintenance, and repairs are charged to expenses as incurred and improvements are capitalized. The costs and related accumulated depreciation of property sold or otherwise disposed of are removed from the financial statements and any gain or loss is reflected in the current year’s results of operations.

Impairment Policy: The Company applies Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, “Property, Plant and Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These calculations of expected future cash flows consider factors such as future operating income, trends, and prospects, as well as the effects of leasing demand, competition, and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property (less the estimated cost to sell) is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of will be reported at the lower end of the carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded.

Income Taxes: We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon the ultimate settlement with the related tax authority. We recognize interest and penalties, if any, with income tax expense in the accompanying consolidated statement of operations.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2022. The Company is currently evaluating the potential impact this standard may have on the consolidated financial statements.

Emerging Growth Company Status

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have irrevocably elected to apply this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for public entities. Accordingly, our financial statements may not be comparable to other public companies that do not elect the extended transition period.

STRUCTURE AND FORMATION OF OUR COMPANY

Formation

reAlpha Tech Corp., the former parent entity of the Company, was originally incorporated in Delaware on November 30, 2020. Then, in April 22, 2021, we incorporated the Company (f/k/a reAlpha Asset Management, Inc.), a subsidiary of our former parent company, in Delaware. Following the Downstream Merger on March 21, 2023, reAlpha Tech Corp. merged with and into reAlpha Asset Management, Inc., with the Company surviving the merger, and subsequently the Company changed its name to reAlpha Tech Corp. This was a strategic move by us to consolidate both our technology capabilities and our real estate syndication business.

Our promoter upon incorporation in Delaware was our former parent, reAlpha Tech Corp.

Our principal executive office is located at 6515 Longshore Loop, Suite 100, Dublin, OH 43017. Our phone number is (707) 732-5742. Our corporate website is located at www.realpha.com. Information on our website is not part of this prospectus.

Internal Restructuring

As a result of the Downstream Merger (as defined above) and the Rhove acquisition (see “Recent Developments” above) the Company will change its internal organizational structure. We expect this internal restructuring change to be completed by the end of the third quarter of our current fiscal year. We expect these changes will have no material effect on our financial statements or accounting policies.

The following diagram summarizes the Company’s current internal restructuring by legal entity as of the date hereof:

The following diagram summarizes the Company’s internal restructuring by legal entity after completion of our internal restructuring to better reflect our business model**:

*	Explanatory Note:

1.	ReAlpha Tech Corp. or the Company (f.k.a. reAlpha Asset Management Inc.) is the entity that resulted from the Downstream Merger (see “Prospectus Summary,” “Recent Developments” and “reAlpha Asset Management Inc. merges with reAlpha Tech Corp.” for more information about the Downstream Merger). Also, as a result of the Downstream Merger, the Company owns a 25% stake in Naamche, Inc., an artificial intelligence (“AI”) studio, a 25% stake in Carthagos Inc., a design studio, and a 96.67% stake in reAlpha Techcorp India Private Limited, a subsidiary that provides business support services for finance, marketing and technology.

2.	Roost, Inc., Rhove Real Estate 1, LLC, reAlpha Acquisitions Churchill, LLC, and future Syndication LLCs are collectively known as the “Rhove Strategic Business Unit” or the “Rhove SBU”. The purpose of Rhove SBU is to perform Syndications.

3.	Roost Enterprises, Inc. (“Rhove”) is a wholly-owned subsidiary of the Company that provides real estate technology solutions.

4.	ReAlpha Realty, LLC is a wholly-owned subsidiary of the Company registered in Florida as a real estate brokerage. Its primary function is to act as agent and/or advisor to acquisitions completed by the Rhove SBU, the Company or any affiliated companies.

5.	reAlpha Acquisitions Churchill, LLC is a wholly-owned subsidiary of the Company that was created to hold the properties acquired by the Company utilizing financing provided by Churchill Finance I, LLC.

6.	Rhove Real Estate 1, LLC is a wholly-owned subsidiary of the Company that was created to offer securities pursuant to Regulation A before the reAlpha acquisition of Rhove. After we complete our internal restructuring changes, we intend to use this entity for future property Syndications using the SEC qualified Regulation A offering. We refer to properties that have been offered through a Syndication LLC as a “Syndicated” property.

**	Explanatory Note: The following entities will be dissolved to effectuate our internal restructuring changes:

1.	reAlpha, LLC dba reAlpha Series 1, LLC is a wholly-owned subsidiary of the Company that was created to hold the property located at 825 Austrian Rd, Grand Prairie TX 75050;

2.	reAlpha Acquisitions, LLC is a wholly-owned subsidiary of the Company that holds reAlpha, LLC dba reAlpha Series 1, LLC;

3.	reAlpha Acquisitions WF, LLC is a wholly-owned subsidiary of the Company that was created to hold the properties located at 790 Pebble Beach Dr, Kissimmee FL 3474, 612 Jasmine Ave, Davenport, FL 33897, and 7676 Amazonas St, Kissimmee, FL 34747; and

4.	reAlpha 612 Jasmine Lane, Inc. is a wholly-owned subsidiary of the Company that was created to hold the property located at 612 Jasmine Ave, Davenport, FL 33897 upon completion of the Regulation CF offering of such property.

5.	Real Fake DOREs LAO, LLC is a Wyoming limited liability company and subsidiary of Rhove that was created to hold Real Fake Lot LLC, which is an Ohio limited liability company holding a small lot of land of insignificant value in Brickhaven, OH.

OUR BUSINESS AND PROPERTIES

Overview

We are a real estate technology company with a mission to develop, utilize and commercialize our artificial intelligence (“AI”) focused technology stack to empower retail investor participation in short-term rental properties. Short-term rentals are utilized for various purposes, including vacations, relocations, renovations, extended work trips, special events, temporary work assignments, or seasonal activities.

We were founded on the belief that every person should have the access and the freedom to pursue wealth creation through real estate. However, we believe there are significant entry barriers for the average individual and that the lucrative returns are currently taken mainly by private equity firms and larger-scale developers. We intend to develop and buy technologies to democratize access to short-term rental investments. To support this goal, we are creating a new model for property ownership and real estate investment.

Our Business Model

Our business model is built with technologies for analyzing and acquiring short-term rental properties that meet the Investment Criteria (as defined in the “Business” section of this prospectus) for syndication purposes, and which we call Target Properties. Once the Target Properties are acquired, they are prepared for rent and listed on short-term rental sites. Our technologies help us not only identify short-term viable properties , but also optimize their performance by generating listing descriptions using the surrounding attractions of the location, analyzing guest reviews in the area, and suggesting improvements. Once our technologies are fully developed and ready to be commercialized, we intend to make some of these technologies available for commercial use by other customers on a licensing fee basis, pay-per-use basis or other fee arrangements.

The Company plans to make Target Properties available to investors via the Company’s subsidiary, Roost Enterprises, Inc. (“Rhove”). Rhove will create and manage limited liability companies (each, a “Syndication LLC”) to syndicate one or more of the Target Properties through exempt offerings. Once the Syndication LLCs are in place, Rhove will launch exempted offerings to sell membership interests in such properties to investors, through the purchase of membership interests in the Syndication LLCs, pursuant to Regulation A or Regulation D, each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Syndication”). To further facilitate the investment process in the Syndication LLCs, the Company is currently working on the reAlpha App (hereafter referred to as the “reAlpha App,” “App” or “app”).

The membership interests will provide an ownership stake in a Syndication LLC and in turn in the Target Properties. We refer to such investors as Syndicate Members, who differ significantly to the holders of our common stock. To date, we have not yet developed a secondary trading market for equity interests in our Syndication LLCs. While the potential establishment of such a market is under consideration, no final decision has been made to implement a secondary trading market at this time.

Rights among Syndicate Members may vary among each other depending on the specific terms and conditions agreed to in the offering documents pursuant to which the holder becomes a Syndicate Member. By becoming a Syndicate Member, the holder will not acquire any rights to the Company’s common stock and, therefore, will not be entitled to vote, receive a dividend or exercise any other rights of a stockholder of the Company. Likewise, acquiring shares of common stock of the Company will not provide the stockholders the status of Syndicate Member. Both Syndicate Members and our stockholders will receive the same quarterly financial metric information of our listed properties through the reAlpha App and the reAlpha website, which will also be available to the general public without a login, concurrently with our consolidated quarterly results (as more fully described under “Segments – Platform Services” below). Syndicate members that have access to the reAlpha App will only receive personalized financial information respective to their individual holdings in each of our Syndications.

To implement our business model, we plan to acquire properties through the Rhove SBU (as defined above) that satisfy our Investment Criteria (as defined below) (the “Target Properties”). Then, if needed, we renovate the Target Properties, prepare them for rent, list them on short-term rental sites and arrange for the Target Properties to be managed, internally or through third-parties. We expect that in the future these investors will become Syndicate Members through the purchasing of membership interests in our Syndication LLCs. In addition to managing the property operations, whether internally or through third-parties, we will also manage the financial performance of the asset, such as evaluating if the after-repair value or appreciated value of the property is higher than the purchase price, or whether the property is ready to generate the expected profitability.

Once our business model is fully implemented, we expect that Syndicate Members will hold up to 100% ownership of the Syndication LLC, and we would generate revenue through fees from the reAlpha App. Further, we expect that our other technologies, including the reAlphaBRAIN, reAlphaHUMINT, GENA, and future technologies, will generate revenue through licensing fees, usage fees and other fee arrangement methods that the Company will employ to capitalize on its developing technologies and platform.

We believe our business is hard to replicate, and provides innovative solutions to investors wishing to participate in the real estate investment market. For instance, the following table provides a few of the barriers to entry for investors in the real estate investment market, and how we intend to facilitate such process with our business model:

The average person does not:	Proposed solution:

Have access to wholesale real-estate market prices.	As a bulk buyer, we will have access to the wholesale real estate market, which most people do not even know exists. This includes a bulk portfolio acquisition strategy.

Have the cash for a 25% down payment.	reAlpha has strategic partnerships with lending institutions, which will allow us to close on property acquisitions within two to three weeks rather than the two to three months customary period for property acquisitions.

Have the time to buy, renovate and manage an investment property.	reAlpha, through the Rhove SBU, handles the acquisition, renovation, onboarding and property management. Syndicate Members never have to answer a guest or pick up a paintbrush.

Want to deal with a complex mortgage process (personal guarantee, negotiation with lenders, personal credit checks).	reAlpha, through the Rhove SBU, eliminates the entire process for Syndicate Members. Syndicate Members will never need to give a personal guarantee and their credit will never be checked when financing directly through reAlpha.

Qualification + Mortgage Lending Restrictions – Income determines how much an individual can leverage/borrow.	By fractionalizing the ownership process, we expect Syndicate Members can own a smaller percentage of a home or group of homes rather than covering an entire down payment and being required to go through loan qualification requirements required by lenders.

Through these property acquisition investments, our goal is to obtain: (i) consistent cash flow from short-term tenants; (ii) long-term capital appreciation of our properties’ value after repair and/or renovations in appreciating markets; and (iii) favorable tax treatment of long-term capital gains.

To finance these property acquisition investments, we may engage in leverage financing to enhance total returns to our Syndicate Members and investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis (see “Policies with Respect to Certain Activities” section below for more details on our investment policies).

Segments

We operate in two reportable segments consisting of (i) platform services and (ii) rental business. Our platform services segment offers and develops AI-based products and services to customers in the real-estate industry, while our rental business focuses on purchasing properties for syndication, which process is powered by our platform services technologies, as further described below.

(i) Platform Services

Our platform services segment technologies include: (i) reAlpha BRAINTM, (ii) reAlpha App, (iii) reAlpha HUMINT, (iv) GENA, and (v) myAlphie.

Both the Syndicate Members that have access to the reAlpha App, or our website, and holders of our common stock will have access to certain quarterly financial metrics of the Syndicated properties, including: (i) occupancy rates of the property; (ii) average daily rental rates of the property; and (iii) periodical information of each property, such as gross revenue, total expenses, net revenue, cash flows, and others. This information will be made available to both Syndicate Members and the general public through the reAlpha App, our website, which is available to holders of our common stock that are non-Syndicate Members, and upon release of our consolidated quarterly results via press release or other appropriate method. This feature is not yet developed, but we intend to make available such quarterly financial metrics in the fourth quarter of 2023 or later. Other personalized financial information that will be available only to Syndicate Members through our App and website, include their total shares owned in the Syndication LLC, expressed in dollar and percentage values, dividends paid under that specific Syndication LLC, based on that Syndicate Member’s ownership percentage, and others. Holders of our common stock will not have access to this personalized information available in the App, unless they are also Syndicate Members.

Further, the reAlpha BRAINTM technology will also provide the Company information about future properties that could become Target Properties for Syndication, provided they satisfy the Investment Criteria. These properties which will be “ranked” by our reAlpha Score, which would provide the property’s profitability potential. Although we have not yet generated revenues through the use and subscription of our technologies, we expect that once all of our technologies are fully operational, we will generate revenue through subscriptions of our technologies and fee based revenues from conducting Syndications on the reAlpha App.

reAlpha BRAIN’s analysis and data will allow us to not only identify properties with high short-term rental viability, but also optimize their performance by generating listing descriptions using the surrounding attractions of the location, analyzing guest reviews in the area, and suggesting improvement to the acquired properties that will be listed on the reAlpha App for Syndication. Once our technologies are fully developed and ready to be commercialized, we intend to make some of these technologies available for commercial use by other customers on a licensing fee basis, pay-per-use basis or other fee arrangements.

Each of our technologies and platforms are more fully described below.

reAlpha BRAINTM

reAlpha BRAINTM will bring machine learning (“ML”) and AI to the world of short-term rental investment. This platform will utilize a natural language processing (“NLP”) program to scan through large quantities of data regarding properties and ML algorithms to choose the properties that have higher than expected industry standard return on investment. For this, it will gather and integrate a variety of data relevant to the properties from multiple sources including wholesalers, various multiple listing service (“MLS”) data sources, realtors, small Airbnb “mom and pop” operators, and other larger property owners. For instance, it will collect data on the properties’ price, house structure and sale history from different MLS’ listings in the U.S. This data, combined with the information about the neighborhood appeal, accessibility and safety of the neighborhood surrounding the properties enables the algorithm to learn the hidden patterns underlying high return short-term rental investments. This will allow reAlpha to predict how likely a particular property will generate expected profitability. The platform will convey this knowledge by assigning each property with a “reAlpha Score” ranging from 0-100. The higher the value, the more favorable a property is for investment.

Currently, the process of analyzing a property as a potential investment typically begins with an email received from a real-estate agent’s distribution list to which reAlpha has subscribed. However, we use multiple other sources outside of inbound emails to identify properties, including, but not limited to, MLS, proprietary data sellers such as AirDNA, and others. In the email scenario, the reAlpha BRAINTM will include an AI email parser based on NLP that looks for the property of concern within the unstructured email and extracts its street address. This address will then be used to query various data providers for a detailed description of the property’s structure, neighborhood and finances. This ML model, which is being built and will be hosted on the Amazon Sagemaker platform provided by Amazon Web Services (“AWS”), will then calculate the reAlpha Score for that property.

The model will also continuously improve and learn over time. As the Company makes its decision to invest in properties, the model will check the effectiveness of its recommendations to reduce false positives and false negatives. As of October 2023, the reAlpha BRAINTM has analyzed over 1,500,000 homes.

reAlpha BRAINTM is currently operational internally within reAlpha. However, new developments on the AI system are expected to improve its accuracy. reAlpha BRAINTM is expected to be released publicly for commercial use in the second quarter of 2024 on a licensing fee basis.

reAlpha App (Trademarked as reAlpha M3TM)

The reAlpha App was designed to support our mission to make real estate ownership accessible and user friendly. The reAlpha App allows Syndicate Members to acquire equity interests in the Syndication LLCs, which are the entities that hold the ownership of the Target Properties. Further, the app will allow Syndicate Members to monitor the financial metrics and performance of those properties in which they have invested, as described above. The next version of the App may contain additional non-material information that may not be available to holders of our common stock through our public filings with the SEC, unless they have downloaded the app and become a Syndicate Member. For instance, the App may include information such as, but not limited to: (i) the number of bedrooms and bathrooms in a property; (ii) square footage of the property; (iii) total number of guests the property can support; or (iv) the year the property was built. At this point, however, we do not intend to provide such real-time visibility to holders of our common stock for individual property financials. Finally, the App will also fetch property listing data as well as data on short-term rental market trends from multiple third party API providers and display the consolidated data for a particular property in an easily accessible format.

At this time, the Company does not plan on becoming a licensed broker-dealer. The reAlpha App is managed by us, however, we utilize a third party broker-dealer, currently Dealmaker Securities LLC, licensed with the SEC/FINRA, to conduct the exempt offerings.

While the mobile version of the reAlpha App is still under development, the web version is already operational. As part of our internal restructuring changes described above, the reAlpha App will be combined with the Syndication Platform technology acquired through the Rhove acquisition. This new platform will facilitate all future offerings of Syndicate LLCs and will be renamed as “reAlpha Rhove”. We expect the integration of these technologies to be completed by the end of the third quarter of our current fiscal year.

The Company expects to earn revenue from the reAlpha App on a fee basis from all Syndications conducted through the platform, which will be derived from the short-term rental’s Gross Receipts (as defined below). These fees currently include property management fees, asset management fees, and sourcing fees.

reAlpha HUMINT

In addition to the AI being utilized in our technologies, we added a human factor that analyzes short-term rental profitability. There are various qualitative features of a short term rental property that affect its profitability. For instance, the aesthetics of the interiors, as well as the color, decoration and design of the property’s exteriors, the look and feel of its neighborhood, condition of the amenities, etc. A property that is well-designed and tastefully decorated, coupled with amenities in good condition, requires less renovation and repair work before it is ready to be listed on platforms such as Airbnb. Such features can be collected by manually observing the photos, videos and the street view of the property and cannot be automatically fetched from a third party source.

reAlpha HUMINT is a platform that complements the AI technology, reAlpha BRAINTM, and allows analysts at reAlpha to input such features about a property and factor it into property evaluation.

reAlpha HUMINT is operational for our internal use and is not currently under further active development. However, we plan to commercialize this technology sometime in 2024.

GENA

GENA, formerly known as “BnBGPT” (see “Recent Developments – Commercial Launch of GENA” for more details), is an AI tool that is powered by a “Generative Pre-trained Transformer” language model, or “GPT”. GENA is intended to complement our other AI and non-AI technologies and be used internally to simplify the process of generating personalized and effective home descriptions. GENA is designed for both realtors and hosts (e.g., someone that owns a property listed on Airbnb’s platform), with features that help them save time and money while creating descriptions that we believe will help them stand out in a crowded market. By harnessing the power of AI, our GENA app ensures that each description is personalized and effective, giving users a competitive edge in the marketplace.

For Realtors. Our app will offer a feature that generates advertising content directly from uploaded images and they can be used by realtors to advertise their properties, eliminating the need for professional copywriters and other costly marketing tools. This makes it easy for realtors to create descriptions that truly capture the essence of a home and highlight its unique features and benefits.

For Hosts. Our app will offer features that simplify the process of creating descriptions for listings on Airbnb, VRBO, Booking.com, and other such platforms. Our app will automatically organize these descriptions into sections, making it easy to highlight key features of a space and provide important information about guest access. Additionally, the app will include the proximity data of attractions near the property (e.g., restaurants, museums, areas of interest for tourists in the area and others), making it easier to highlight those for the host. This helps hosts spend less time writing descriptions and more time focusing on providing a great guest experience.

GENA was released for the public on November 1, 2023. The current revenue model for GENA is pay-per-use with a number of free credits for new users. This is subject to change as we evolve the product to generate further revenue from the technology.

myAlphie

myAlphie is a digital platform that facilitates connections between local vendors and multi-family home real estate communities, particularly for the process of apartment turnovers. Apartment turnovers occur when one tenant vacates a unit and a new one moves in. Traditionally, various disparate and outdated tools have been used by apartment management companies to manage this turnover process. We developed myAlphie to provide a consolidated solution through its mobile app and portal. myAlphie incorporates various features, including in-app payments, task workforce management, shared calendars, and a vendor-client rating system. The platform’s design aims to create an efficient and user-friendly digital marketplace for those that seek to find home service solutions. myAlphie facilitates all in-app payments using Stripe, an online payment processing solutions company, as a payment gateway to transfer money from property managers, to the application, to the vendors. Through myAlphie’s app, we generated revenue by receiving fees for connecting, via the app, multi-family home real estate communities and local vendors offering home services.

We sold myAlphie, effective May 17, 2023, as further described above under “Recent Developments – Sale of myAlphie LLC.”

(ii) Rental Business

Our Properties

Our properties consist of five (5) single-family residences (“SFRs”). We generally target certain markets in the single-family property sector of the real estate industry, which markets and properties are determined by our technologies (see “Segments – Platform Services” section above, and “Investment Criteria for Properties to be Syndicated” and “Market Selection for Properties to be Syndicated” below). These properties are designed to be short-term rental properties, which are acquired for Syndication purposes and held for a period of one to six years, then potentially disposed of once that property has generated our internal target returns, which may also depend on various other factors, including, but not limited to, the appreciation value of such property over time, economic conditions, interest rate fluctuations and others. Short-term rentals are utilized for various purposes, including vacations, relocations, renovations, extended work trips, special events, temporary work assignments, or seasonal activities.

General competitive conditions affecting us include those identified in the “Competition and Competitive Strengths” section below. Other risks associated with our real estate operations and properties are identified in the “Risk Factors – Risks Related to the Real Estate Industry” section above.

As of July 31, 2023, we owned and operated five properties located in Texas and Florida, which are all intended to be used as short-term rental properties. The following table presents certain additional information about our real estate investments as of July 31, 2023:

Properties(1)	General Character	Year Built	Location	Mortgage Loan Amount	Interest Rate	Maturity	Use of Property	Nature of Title(2)
825 Austrian Road	SFR		Grand Prairie, Texas	$247,000	7.50%	1/01/2053	Short Term Rental	Warranty Deed
790 Pebble Beach Drive(3)	SFR		Champions Gate, Florida	$276,553	4.75% + Prime or 8.25%, Whichever is Greater	2/11/2024	Short Term Rental	Warranty Deed
612 Jasmine Lane(4)	SFR		Davenport, Florida	$337,243	4.75% + Prime or 8.25%, Whichever is Greater	2/11/2024	Short Term Rental	Warranty Deed
7676 Amazonas Street(5)	SFR		Kissimmee, Florida	$266,204	4.75% + Prime or 8.25%, Whichever is Greater	2/10/2024	Short Term Rental	Warranty Deed
2540 Hamlet Lane(6)	SFR		Kissimmee, Florida	$342,000	4.75% + Prime or 8.25%, Whichever is Greater	4/15/2024	Short Term Rental	Warranty Deed
Total				$1,469,000

(1)	These properties do not have, and did not have at any time, tenants occupying 10% or more of the rentable square footage in, as these are single family residential properties licensed and operated by us as short-term rentals. We do not have any leases in place for any of our properties.

(2)	We own simple interests in all of our properties.

(3)	Property was disposed of on September 7, 2023.

(4)	Property was disposed of on October 16, 2023.

(5)	Property was disposed of on October 11, 2023.

(6)	Property was disposed of on August 15, 2023.

The monthly mortgage interest amounts for our properties, including interest values, vary due to interest rate fluctuation. As of July 31, 2023, we paid an aggregate amount of mortgage interests of: (i) $21,896 for the 825 Austrian Road property, (ii) $50,020 for the 790 Pebble Beach Drive property, (iii) $57,273 for the 612 Jasmine Lane property, (iv) $45,094 for the Amazonas Street Property, and (v) $51,453 for 2540 Hamlet Lane property. The mortgage we have in place for the 825 Austrian Road property contains a 3-year pre-payment penalty of 1% of the principal amount of the mortgage for the first year, 2% of the principal amount of the mortgage for the second year and 1% of the principal amount of the mortgage for the third year. The other mortgages do not have any pre-payment or amortization provisions.

We intend to, following the internal restructuring, which is described above under “Structure and Formation of our Company,” move all properties that we currently own, and any future acquired properties, into the Rhove SBU and have such properties syndicated (see “Structure and Formation of Our Company” section above and “Syndication of Properties” section below).

Additional Information with Respect to Our Properties

Occupancy Rate

The following table presents the occupancy rate, expressed as percentages, for our properties from our inception until the year ended April 30, 2023.

		Occupancy Rate
Property Address	Acquisition Date	For the Year Ended April 30, 2021	For the Year Ended April 30, 2022	For the Year Ended April 30, 2023
7676 Amazonas Street(2)	2/11/22	(1)	21.5%	68.5%
2540 Hamlet Lane(3)	4/15/22	(1)	(1)	47.1%
790 Pebble Beach Drive(4)	2/11/22	(1)	29.1%	61.6%
612 Jasmine Lane(5)	2/11/22	(1)	43.0%	43.8%
825 Austrian Road	12/29/20	(1)	67.2%		(1)

(1)	Property was not listed during the period above and had no occupants during such period.

(2)	Property was disposed of on October 11, 2023.

(3)	Property was disposed of on August 15, 2023.

(4)	Property was disposed of on September 7, 2023.

(5)	Property was disposed of on October 16, 2023.

Tax Basis and Depreciation

The following table presents the federal tax basis, life claimed and depreciation percentage and method of our properties and improvements made, exclusive of furnishing costs, as of July 31, 2023:

Property	Federal Tax Basis	Rate	Method	Life claimed
7676 Amazonas Street(1)	$377,696	3.63%	Straight-line	27.5 years
2540 Hamlet Lane(2)	$525,854	3.63%	Straight-line	27.5 years
790 Pebble Beach Drive(3)	$388,045	3.63%	Straight-line	27.5 years
612 Jasmine Lane(4)	$474,417	3.63%	Straight-line	27.5 years
825 Austrian Road	$252,624	3.63%	Straight-line	27.5 years
Total	$2,018,636

(1)	Property was disposed of on October 11, 2023.

(2)	Property was disposed of on August 15, 2023.

(3)	Property was disposed of on September 7, 2023.

(4)	Property was disposed of on October 16, 2023.

Purchase Price and Average Rent Charged

The following table presents the purchase price of each property and the average rent charged per night for the year ended April 30, 2023:

Property	Purchase Price	Average Rent Charged per Night(1)
2540 Hamlet Lane(2)	$530,000	$163
7676 Amazonas Street(3)	$415,000	$161
790 Pebble Beach Drive(4)	$425,000	$154
612 Jasmine Lane(5)	$525,000	$199
825 Austrian Road	$150,000	(6)

(1)	Properties were listed on Airbnb’s platform for short-term rental purposes and charged in average these amounts, which average is calculated based on the nights that the property was actually occupied.

(2)	Property was disposed of on August 15, 2023.

(3)	Property was disposed of on October 11, 2023.

(4)	Property was disposed of on September 7, 2023.

(5)	Property was disposed of on October 16, 2023.

(6)	Property was not listed and had no occupants during the year ended April 30, 2023.

Average Effective Annual Rental per Unit

The following table presents the effective annual rental per unit since our inception until April 30, 2023:

	Average Effective Annual Rental per Unit
Property	For the Year Ended April 30, 2021	For the Year Ended April 30, 2022	For the Year Ended April 30, 2023
2540 Hamlet Lane(1)	-	-	$27,736
7676 Amazonas Street(2)	-	$2,781	$40,181
790 Pebble Beach Drive(3)	-	$4,147	$34,403
612 Jasmine Lane(4)	-	$7,698	$29,430
825 Austrian Road	-	$30,117	-

(1)	Property was disposed of on August 15, 2023.

(2)	Property was disposed of on October 11, 2023.

(3)	Property was disposed of on September 7, 2023.

(4)	Property was disposed of on October 16, 2023.

Property Improvements

We focus on acquiring rent-ready properties. Such rent-ready properties may not need a significant upgrade. A “significant upgrade” is defined as an upgrade to a property valued at more than 15% of the total purchase price for such property. However, even rent-ready properties may need some modifications and/or refreshing of fittings/furnishings. We determine the budgets and the need for such upgrades on a case by case basis, and the Syndication LLC bears the cost of such upgrades. If the Syndication LLC is managed by Rhove or another third-party, we will provide guidance on the budget and needs for improvements in each individual instance, and the Managing Member of the Syndication LLC will require our approval for certain matters that exceed the agreed upon budget. In some situations, we may still buy properties which may need significant upgrades, if we believe that the long-term potential of such properties outweighs its initial upgrade costs. Currently, only one of the properties that we own was significantly upgraded. Although we do not have any present plans for any further proposed improvement to any of our current properties, the one significant upgrade we did was for the 825 Austrian Road property during the year ended April 30, 2022, which cost us approximately $62,000. We did some minor improvements to the other properties ranging from approximately $1,000 to $3,500, except for the 2540 Hamlet Lane property during the period ended April 30, 2022. Further, we recently did some minor improvements to our properties located at 612 Jasmine Lane, 790 Pebble Beach Drive, 825 Austrian Road and 2540 Hamlet Lane during the three months ended July 31, 2023, which, in the aggregate, did not exceed $20,000.

Insurance

We maintain insurance for our properties, including (i) general liability; (ii) business income and loss of rent; (iii) property insurance; (iv) flood insurance, if appropriate; and (v) hazard insurance with minimum coverage levels equal to the building replacement cost of each asset. We believe that our properties are adequately insured, consistent with industry standards.

When applicable, we will also purchase insurance policies covering our joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations, as well as their general partners, co-general partners, managers, co-managers, developers, co-developers, construction managers, property managers, our Sponsor, our Manager or any of the foregoing or their respective affiliates. We will purchase deal level insurance policies for individual investments or blanket policies covering multiple investments and participants and their respective affiliates. These types of policies may include commercial general liability insurance, professional liability insurance, excess liability insurance, or other policy applicable to the specific situation. We will directly pay for any such policies or allocate premiums to or among our investments and their participants and respective affiliates on an estimated basis. To date, the Company has not required such additional policies. However, we may or may not require them in the future.

Syndication of Properties

Investment Criteria for Properties to be Syndicated

We continuously evolve our investment strategies depending on the market conditions. Due to global supply chain issues, we are focusing on rent-ready properties. Such rent-ready properties may not need a significant upgrade. A “significant upgrade” is defined as an upgrade to a property valued at more than 15% of the total purchase price for such property. However, even rent-ready properties may need some modifications and/or refreshing of fittings/furnishings. We decide the budgets for such upgrades on a case by case basis. In some situations, we may still buy properties which may need significant upgrades, if we believe that the long-term potential of such properties outweighs its initial upgrade costs. Currently, only one of our properties that we own was significantly upgraded.

We determine our Target Properties utilizing our investment criteria, which evaluates acquisition investments using our proprietary algorithms (the “Investment Criteria”). Investment decisions made pursuant to our Investment Criteria may include single-family homes, multifamily units, experiential properties, golf resort homes, resort communities and others.

We plan to have continuously assess property acquisition investments using our Investment Criteria and intend to purchase properties that include, but are not limited to, the following primary characteristics:

●	Target Properties identified by our reAlpha Score algorithms (described below) are considered for acquisition; and

●	Target Properties with a minimum of three (3) bedrooms and two (2) bathrooms per unit.

We also intend to regularly consider syndicating properties outside of these ranges depending on market conditions, uniqueness, and condition of the Target Property.

Business Process for Syndications

Once we have decided to acquire a property using our Investment Criteria, we intend to use the following steps to maximize its value:

1.	A Syndication LLC buys the Target Property using short-term leverage provided by one of our lending partners. Specifically, we currently have a master credit facility of up to $200 million with Churchill Funding I LLC, which has yet to be utilized (see “reAlpha Acquisitions Churchill, LLC” above), and both W Financial Fund, LP and Select Portfolio Servicing, Inc., commercial loan companies, have previously assisted us in the acquisition of our properties.

2.	Rhove will act as the initial managing member of each Syndication LLC (the “Managing Member”), pursuant to each of the Syndication LLC’s operating agreements, and will arrange for the renovation of the purchased Target Property in accordance with our property improvement policy, at the cost of that Syndication LLC, if needed. Each of the Syndication LLC’s operating agreements will indicate that the Managing Member will hold a “Managing Membership Interest” in the Syndication LLC, which includes any and all rights, powers and benefits to which the Syndication LLC members are entitled under the Syndication LLC’s operating agreement, together with all obligations of the Managing Member to comply with the terms and provisions of the Syndication LLC’s operating agreement. The Managing Member Interest, however, does not include rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of such Syndication LLC, except for a property management fee of 15-30% of the purchased property’s rental revenue (more fully described below).The Managing Member Interests may be assigned without the consent of the other Syndication LLC members.

3.	Within a reasonable period, which we expect to be between 1 to 12 months, the Managing Member will refinance the Target Property by swapping the short-term loan with a long-term loan from any one of our lending partners. If current market conditions or lending opportunities are poor, we may choose to not refinance or refinance out of the respective reasonable time frame.

4.	The new Syndication LLC will offer up to 100% of its membership interests for purchase through an offering on the reAlpha App. Rhove, or the Managing Member, will continue to hold the membership interests of the Syndication LLC that are not purchased by investors through our offerings until we sell the full 100% to investors through the reAlpha App. However, such membership interests may never be sold, in which case those interests will continue to be held by Rhove, or the Managing Member.

5.	Our Syndicate Members may receive distributions proportional to their membership, on a quarterly basis, based on the free cash flows after taxes from the overall performance of the property on Airbnb and similar digital hospitality platforms.

6.	After the Target Property has generated the target returns the property may be sold to book the profit for the Syndication LLC.

7.	This profit, if any, may be used to purchase further properties in the same Syndication LLC for our benefit and the benefit of the Syndicate Members. The Syndicate Members may choose to invest further in new properties or redeem their investments.

Although we may sell properties, we intend to hold and manage the Syndications for a period of one to six years. The Managing Member may receive a gross fee of 15% to 30% of the Syndicated property’s rental revenue as a property management fee pursuant to the Syndication LLC’s operating agreement. The 15 to 30% fee is of gross receipts generated by the property. “Gross Receipts” includes: (i) receipts from the short-term or long-term rental of the property; (ii) receipts from rental escalations, late charges and/or cancellation fees; (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the property or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits, (B) property damage insurance proceeds, and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain.

As each of our syndicated properties reaches what we believe to be its appropriate disposition value, based on internal metrics, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Managing Member will utilize the reAlpha Score to measure properties against set key performance indexes and determine when to objectively dispose of a property. The Managing Member may determine that it is in the best interests of stockholders to sell a property earlier than one year or to hold a property for more than six years. When we determine to sell a particular property, we intend to achieve a selling price that captures the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Each Syndication LLC will be charged a market rate property disposition fee that is paid by the seller at the time of the sale, consisting of realtor fees and closing costs (taxes and other related costs). This disposition fee should cover property sale expenses such as brokerage commissions, and title, escrow and closing costs upon the disposition and sale of a property. It is expected that this disposition fee charged will range from 6% to 8% of the property sale price. Following the sale of a property, the Company expects to re-invest the proceeds of such sale, minus the property disposition fee described in this paragraph, into more properties for our portfolio and for the Syndicate Members to have the opportunity to invest in.

Further, the properties may be also managed by third-party property management firms at the Managing Member’s discretion. The services provided by such third-party property manager would include (i) ensuring compliance with local and other applicable laws and regulations; (ii) handling tenant access to properties; (iii) and any other action deemed necessary by the property manager or desirable for the performance of any of the services under our respective management agreement. Customarily, these management agreements are subject to a property management fee between 15% and 30% of the short-term rental gross revenue generated. As we achieve scale in the number of properties owned and operated, we may seek to bring property management in-house. In the event we manage a property, such property management fees would then be retained by us. If a short-term rental property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy, including properties managed by third-parties.

The operating expenses that each Syndication LLC will be responsible for, as described above, include, but is not limited to: (i) mortgage principal and interest; (ii) property tax; (iii) homeowner insurance; (iv) utilities; (v) landscaping; (vi) pool maintenance costs; (vii) routine maintenance and repairs; (viii) HOA fees; and (ix) pest control. We will share the expenses related to the short-term rental properties with the Syndicate Members and will bear its own operating and management expenses in proportion to the ownership of the Syndication LLC.

Syndicate Member Exempt Offerings

To make the business model available to retail investors, the Company, will launch in exempt offerings conducted pursuant to Regulation A or Regulation D, each as promulgated under the Securities Act of 1933, as amended.

To achieve this goal, the Company’s subsidiary, Rhove, will create and manage Syndication LLCs to syndicate one or more of the Target Properties. Once the Syndication LLCs are in place, Rhove will launch exempted offerings to sell equity interests in such properties to investors pursuant to Regulation A or Regulation D, each as promulgated under the Securities Act of 1933, as amended. To further facilitate the investment process in the Syndication LLCs, the Company is currently working on the reAlpha App.

We expect that Rhove, as the Managing Member, or one of the subsidiaries of the Rhove SBU, will maintain management control of each of the Syndication LLCs by holding a Managing Membership Interest, as discussed above. When this phase is fully implemented, we expect Syndicate Members to collectively own 100% of the Syndication LLC membership interests, excluding Managing Membership Interests, and we shall account for the Syndication LLCs in accordance with applicable U.S. GAAP.

In the past, the Company has launched the following exempt offerings for different purposes:

●	On March 22, 2021, reAlpha 1011 Gallagher LLC, a subsidiary of the Company, offered securities pursuant to rule 506(b) of Regulation D, as an initial testing of our business model. Two accredited investors participated in this offering, both of which had a pre-existing relationship with the Company’s founders; and

●	On March 3, 2023, the Company opened its first Regulation CF Syndication listed under reAlpha 612 Jasmine Lane Inc., our wholly-owned subsidiary (also referred to herein as “Jasmine Holdco”) under Section 4(a)(6) of the Securities Act with the assistance of Dealmaker Securities LLC, a SEC/FINRA registered broker-dealer. This Regulation CF offering will be terminated by June 30, 2023. We will no longer conduct Regulation CF offerings per Rule 227.100(b)(2) of Regulation CF.

Market Selection for Properties to be Syndicated

We intend to focus our business efforts on the markets in which Airbnb and similar platforms operate, which include some or all of the following characteristics:

●	sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	large universities and skilled workforce;

●	popular with travelers;

●	favorable competitive landscape with respect to other institutional residence buyers; and/or

●	hotel room capacity and occupancy rates in given destinations.

During our testing phase, we acquired properties in Dallas, Texas, which was our initial target market. We have expanded our target market to include Florida, Georgia, South Carolina, North Carolina, Alabama, Texas, Tennessee, Nevada, and Arizona (the “Sunbelt States”), with a strong focus in Florida.

According to Roofstock’s “Sun Belt real estate: Stats and trends for 2022” the Sunbelt States have experienced significant recent growth, providing opportunities in real estate investment. Home appreciation rates in these states have been higher than the national average, increasing the value of real estate assets. The population in these states has also grown rapidly, driven by factors such as job opportunities, lower cost of living, and favorable climate.

As noted by U.S. News its recent article from August 2023, “Growth in Major States Bodes Well for National Economy,” certain states, most notably Florida and Texas, had impressive gains in their economies during 2023, which was predominantly driven by the continuous trend of overall migration to the Sunbelt States, strong labor markets and tourism industries. This has created opportunities for real estate investors to purchase properties for short-term rental use, generating higher rental income than traditional long-term rentals.

Additionally, household incomes in the Sunbelt States have increased at a faster pace than the national average, providing a larger pool of potential homebuyers and renters. The desirability of living in these states has also increased, with many individuals and families seeking a better quality of life, warmer weather, and outdoor recreational opportunities.

Overall, the recent growth in the Sunbelt States has created numerous opportunities for real estate investment, particularly in the short-term rental market. Investors can benefit from the high demand for properties in these states, generating strong rental income and capital appreciation over time. Now, we have moved into the Orlando, Florida market. We believe that this market offers strong growth in population, jobs, rental rates, and value appreciation. Additionally, we have selected Tampa, Ft. Lauderdale, and Panhandle areas in Florida as our next markets.

We will focus on acquiring properties as outlined below with seventy five percent (75%) or greater for rent-ready assets. This is subject to change as market conditions shift.

Rent-Ready Short-Term Rentals

This category comprises homes that have been operating as short-term rentals and include:

●	required licensing and short-term rentals designation in place;

●	furnishing and/or furniture; and

●	minimum of six (6) months of operating history.

The benefits of investing in this category may include:

●	immediate cash flow;

●	immediate optionality for long term debt; and

●	reduced hold time before Syndication.

Repositioning to Short-Term Rentals

This category comprises homes that have not been operating historically as short-term rentals. Properties that fit this category will include:

●	partially/fully renovated or new construction homes;

●	properties with strong locational attributes such as: (i) a positive five-year trend related to population growth, to median income growth, and/or tourism revenue growth, (ii) potential for real estate appreciation and (v) close proximity to attractions and destinations such as parks, beaches, malls, restaurants and amusement parks; and

●	properties located in areas where laws are supportive of short-term rental use.

Multi-Unit Properties

Multi-unit properties are defined as two (2) or more units on the same folio/property. Properties with four (4) units or less are considered residential and treated in the same fashion as single-family homes. The investment criteria is the same for Multi-unit residential properties as it is for traditional residential acquisition targets.

One of the reasons to purchase multi-unit properties is the ability to leverage economies of scale related to vendors and operating costs to potentially reduce total expenses. In addition, costs such as management fees and other property services are potentially reduced on a per unit basis. Finally, we may expect to see lower operating expense percentages and increased listing exposure and optionality for guests.

We expect to revisit market statistics and market selection criteria on a periodic basis. Selected markets may not necessarily meet every single criterion. In the future, we expect that will expand to other states in the U.S., and subsequently globally. At this time, we have not set a timeline for expansion. We may also evaluate certain additional markets in the future.

Investment Decisions For Properties to be Syndicated

While we will employ our proprietary AI-based technologies and platform, and our real estate professionals, to identify suitable properties for Syndication acquisition, the Company will be responsible for final decisions. We will use the methodology described below and our bespoke technologies to reach buy or sell decisions. We have developed an investment approach that combines the experience of our management, the reAlpha Score and an approach that emphasizes market research, underwriting standards and down-side analysis of the risks of each investment.

Notwithstanding, the Company accounts for unknown or contingent liabilities arising out of the properties that we finally acquire. For any assets acquired not currently operating as rent-ready properties, an amount up to six (6) months of recurring operating expenses will be set aside as reserves. This reserve amount is in addition to any proposed, budgeted and/or actual expenses incurred related to the renovation of a property.

To execute our disciplined investment approach, we plan to closely monitor the profit and loss of each investment.

The following is a summary of our methodology for property acquisition:

Local Market Research

We research the acquisition and underwriting of each transaction. The research focuses on finding any “red flags” that may influence the decision to acquire a property. A red flag is a notification for further scrutiny of such properties. These “red flags’’ include (i) heavy regulation on short-term rentals at a state, county, or homeowner’s association (“HOA”) level; (ii) homes that have been on the market for longer than a year, or (iii) areas where natural disasters are common and damaging. The red flags analysis related to extreme weather conditions helps us estimate potential damages and related insurance costs to make better decisions. Additionally, we consider things such as tourist numbers and market size, seasonality, walkability, proximity to airports, restaurants and entertainment and events that would attract renters.

Once a deeper analysis of such red flagged properties is completed, the management team may or may not decide to purchase such properties.

Market Analysis. When we enter a market where we do not own any properties, we first determine what the demographic and real estate trends have been. More specifically, we look to see positive trends in statistics such as, but not limited to:

●	historical and projected population growth;

●	historical and projected median income/median income growth;

●	historical real estate property appreciation;

●	historical rental rate growth;

●	laws, ordinances, restrictions related to short term rentals;

●	residential inventory supply; and

●	annual tourism demand.

Submarket Analysis. In our submarket analysis, we look for all the same stats/trends as completed at the market level but for a smaller geographical area such as a specific city and/or zip code. Additionally, we will look to see positive trends in statistics such as, but not limited to:

●	total short term rental demand in the submarket;

●	active short term rental listings in the submarket;

●	average submarket daily rates based on seasonality;

●	average submarket occupancy; and

●	licensing requirements.

Property Analysis. In our property analysis, we look to analyze the subject property or properties to determine:

●	age and construction type, including roof, doors and windows;

●	property condition;

●	level and finesse of finishes in the property;

●	is there any deferred maintenance to be done in the property before putting it in the market;

●	age/condition of major mechanical components including roof, plumbing and appliances;

●	upcoming capital expenditures; and

●	recurring maintenance.

Our Growth Strategy

Our growth strategy is focused on the development and deployment of cutting-edge AI-based technologies that will disrupt the investment process for short-term rentals, and improve overall experience for both hosts and guests of short-term rental properties. We are committed to continuous innovation and a strong focus on research and development (“R&D”), which is done through strategic acquisition and investments into AI-based companies, with the goal of creating sophisticated AI algorithms that optimize property management, pricing strategies and customer satisfaction. We intend to continuously improve and develop technologies to further enhance our business model and expand our revenue streams. We recognize that the field of AI is rapidly evolving, and by actively seeking out opportunities to acquire complementary technologies, we believe we will position ourselves as a leader in leveraging AI to drive growth and add value to our stockholders.

We are focusing on the short term rental industry since it is highly fragmented and ideal for consolidation.  According to Airbnb, Inc.’s filings with the Securities and Exchange Commission the total market size is estimated to be $1.8 trillion.

The Company decided to focus on short-term rentals (as opposed to long-term rentals) for Syndications because of their profitability. We believe short-term rentals can be more profitable than long-term rentals for three main reasons:

●	Higher rental rates. Short-term rental rates are typically higher than long-term rental rates, especially in popular tourist destinations or during peak travel seasons.

●	Flexibility. With short-term rentals, you have the flexibility to adjust your rental rates and availability based on demand.

●	More tax deductions. Short-term rental owners may be able to deduct more expenses than long-term rental owners, such as cleaning fees, supplies, and utilities.

To achieve growth, we are pursuing a balanced approach to growth that includes (i) organic, (ii) inorganic, and (iii) partner-driven components.

i.	Organic growth. Achieved through our own internal development efforts. We are constantly working to develop new AI-based technologies, and we are investing continuously in R&D. We are also focused on continuous improvement and innovation, with the goal of providing our customers with the best possible experience.

ii.	Inorganic growth. Achieved through strategic acquisitions. We are actively seeking out opportunities to acquire AI-driven technologies that complement our existing capabilities. By strategically integrating these acquisitions into our portfolio, we can leverage their expertise and intellectual property to accelerate our growth and expand our competitive advantage in the market.

iii.	Partner-driven growth. Achieved through strategic investments in promising companies. We have made strategic investments in two promising companies that align with our vision and augment our AI-centric growth strategy. These investments not only provide us with access to additional AI expertise and technologies, but they also create mutually beneficial partnerships that fuel innovation and collaborative growth within the industry (see “Research and Development” below).

We believe that this balanced approach to growth will allow us to achieve our goal of becoming a leading provider of AI-driven solutions for the short-term rental industry.

To further assist our growth, in May 2021, we opened an international office located in Bengaluru, India operating under the entity reAlpha Techcorp Private Limited. The purpose of this office is to provide back office support such as marketing, search engine optimization, finance, and accounting. Also, in August 2021, we acquired a 25% equity stake in Naamche, a Nepal-based company that provides services related to the development of technology, AI, and applications, as well as other technology support as needed. Then, in September 2021, we acquired a 25% stake in Carthagos, a company headquartered in Brazil. Carthagos provides services related to branding, marketing, and design. The Company also has an international office in India. This office provides back office support. As we continue to grow, we plan to expand our real estate operations into other international markets, however, as of today the opening of our office abroad is not related to such expansion.

Our business and growth strategy for our Rhove SBU (as defined above) consists of acquiring Target Properties through the use of our credit facility, then furnishing, lightly renovating (if needed), and renting them on the short-term rental market. We will manage and Syndicate homes located in markets that satisfy our market selection requirements across the United States, as further described below. In the future, we may consider expanding to other favorable global markets.

We expect to utilize a credit line to facilitate funding and acquisition of Target Properties. As we grow and develop additional funding sources, we may set up additional subsidiaries to further facilitate funding and credit opportunities available to us through each of these additional subsidiaries (for more information on our most recent credit facility agreement, refer to the “Recent Developments” section below).

Our Industry

Our business model is based on a digital marketplace with design and functions incorporating elements of multiple growing markets more fully described below:

The Airbnb Effect

Airbnb is an online community marketplace for people to list, discover, book and rent accommodations through easy-to-use technology. Platforms like Airbnb have increased traveler accommodation by enabling “home-sharing” on a global scale. Because of its scale and brand recognition, Airbnb will be one of the platforms we will use to market and operate our short-term rental properties.

We intend to offer standardized and personalized experiences like those provided by individual hosts within the Airbnb system but at the scale and efficiency of professional hosts. Airbnb continues to grow its host community in size and quality through consistent investment. According to Airbnb’s public filings, about 90% of Airbnb’s hosts are individual hosts with the majority having just a single listing. Professional hosts, such as property management companies, serviced apartment providers, and boutique hotels comprise only 10% of the host community.

The Robinhood Effect

According to Market Insider, retail investors still remain very active in the United States making up nearly 10% of U.S. equity trading in the Russell 3000 (Jun 30, 2021; Retail trading has cooled from its pandemic peak, but still makes up 10% of stock trading volume in the U.S., Morgan Stanley says). Furthermore, due to the COVID-19 pandemic, there has been a substantial increase of 3 million retail investors on Robinhood in the first quarter of 2020. As of December 2022, Robinhood has 11.4M monthly active users on their platform. These macro trends are important to note because they signify the rapidly expanding growth of Millennial and Fintech investing.

We are expanding the democratization of inaccessible markets, which will revolutionize personal finances through the adoption of fractionalized ownership. A company like ours will allow individuals with less capital and less direct involvement to invest in real estate projects.

The Stripe Effect

Integration of disconnected technology ecosystems refers to disruption created by companies like Stripe, which is a provider of payments infrastructure for the internet. Millions of businesses use Stripe’s software and APIs to accept payments, send payouts, and manage their businesses online. Stripe took a fragmented industry and created a fully integrated suite of payments products that bring together everything that is required to build websites and apps that accept payments and send payouts globally. There is an opportunity to utilize our core technological capabilities to unite the fragmented ecosystem currently serving markets like Airbnb.

COVID-19 Impact

The travel industry has been grappling with the impacts of the COVID-19 pandemic for over two years now. However, we believe that, regardless of the macroeconomic environment, people will continue to want to live on Airbnb and travel.

Despite rising inflation levels, consumers have continued to splurge on travel rentals, suggesting a strong demand for vacation accommodation. With vaccination rates increasing and travel restrictions easing, it is likely that the demand for travel rentals will continue to grow, providing opportunities for Airbnb and other companies in the industry. As the pandemic situation continues to evolve, it is important for travel industry players to stay agile and adapt to changing consumer needs and safety protocols to ensure they can meet the demands of travelers in this new environment.

COVID-19 Impact on Travel

Resurgence of the travel market is expected to happen once the COVID-19 pandemic wanes. This will likely increase the demand for hosts’ multi-fold. In an interview aired by CNBC “TechCheck”, Airbnb CEO, Brian Chesky expects that more guests will flock to Airbnb than the platform’s four million hosts can accommodate due to expected resurging travel not seen in recent times.

COVID-19 Impact on Real Estate

New home sales continue to be buoyant. Sales of new single-family houses in the U.S. increased 1.1% month-over-month to a seasonally adjusted annual rate of 640,000 units in February 2023, according to estimates released jointly by the U.S. Census Bureau and the Department of Housing and Urban Development, which is the highest level since August of the previous year.

According to the National Association of Home Builders (NAHB) estimates, the total count of second homes, vacation homes, and investment properties was 7.5 million, accounting for 5.5% of the total housing stock. These second homes account for 15% of new single-family home sales. Nearly 50% of those second homes are rented out using professional management companies.

Competition and Competitive Strengths

We face competition from different sources in our technology operations and of acquiring properties. We believe that we will disrupt the consumption patterns for financial investment and services through our innovative AI-based technologies, but will continue to face competition from other firms including large technology companies, and smaller, new financial technology entrants.

We believe that the key competitive factors in our technology market include:

●	the reAlpha App and other of our platform and technology features, quality and functionality being developed;

●	security and trust;

●	cloud-based architecture;

●	our proprietary technology to make objective and strategic investments in property and market selection.

We seek to differentiate ourselves from competitors primarily through the integration of AI into our technologies for the real estate market, the development of our reAlpha App, which will be available in mobile App version in the future with a focus on accessibility, customer experience, and trust. We believe that our ability to continue innovating quickly further differentiates our developing platforms from our competition. We believe we compete favorably across all key competitive factors and that we have developed a business model that is difficult to replicate.

Our reAlpha App is continuously developed to provide exceptional quality and functionality. We believe this dedication to innovation sets us apart from competitors and allows us to deliver superior user experiences. We also prioritize the security and trust of our users and investors. By implementing robust security measures and ensuring data integrity, we instill confidence in our platform, which we believe sets us apart as a trustworthy and reliable choice in the financial technology market.

Further, our cloud-based architecture offers scalability, flexibility, and seamless accessibility. This infrastructure enables us to handle increasing volumes of data and transactions efficiently, empowering us to deliver a seamless user experience and respond swiftly to evolving market demands.

We believe that our focus on innovation, security, and scalability gives us a competitive edge in the financial technology space. As we navigate the competitive landscape, we remain committed to continuously enhancing our technology offerings, fortifying our security measures, and leveraging cloud-based advantages. We believe that these efforts position us as a frontrunner in transforming the financial investment and services landscape through our AI-driven solutions.

We further believe that our competition in acquiring properties for investment purposes are individual investors, small private investment partnerships looking for one-off acquisitions of investment properties that can either be leased or restored and sold, and larger investors, including private equity funds and real estate investments trusts (“REITs”), that are seeking to capitalize on the same market opportunity that we have identified. Our primary competitors in acquiring portfolios include large and small private equity investors, public and private REITs, and other sizable private institutional investors. These same competitors may also compete with us for investors. Competition may increase the prices for properties that we would like to purchase, reduce the amount of rent we may charge for our properties, reduce the occupancy of our portfolio, and adversely impact our ability to achieve attractive total returns. We also face competition from other real estate platform companies such as Opendoor Technologies Inc. (NASDAQ: OPEN), Roofstock, Inc., Fundrise LLC, Invitation Homes, Pacaso, as well as a range of emerging new entrants. There are a number of established and emerging competitors in the real estate platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry.

Although our competitors may be more established and better funded than we are, we believe that our acquisition platform, Investment Criteria, extensive in-market property operations infrastructure, and local expertise in our markets provide us with competitive advantages. We consider our competitive differentiators in our market to primarily be:

●	our focus on the short-term rental market, compared to other established players in the industry that focus on long-term rentals;

●	Syndicate Member rewards program that allows for utilization of properties when they are unoccupied, which is currently being developed;

●	consistent short-term rental income with use of optimum amounts of leverage;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with long-term capital gains.

Research and Development

The industry in which we plan to operate and compete is subject to rapid technological developments, evolving industry standards, changes in customer requirements and competitive new products and features. As a result, we believe our success, in part, will depend on our ability to build and enhance our technology and artificial intelligence capabilities in a timely and efficient manner and to develop and introduce those technologies while reducing total cost of ownership. To achieve these objectives, we have made research and development investments through third-party acquisitions to facilitate the development of our technologies, and we may explore in the future third-party licensing agreements.

An example of our third-party acquisitions include our ownership of a 25% equity stake in Naamche Inc., an artificial intelligence (“AI”) studio, and a 25% equity stake in Carthagos Inc., a design studio (“Carthagos”). Naamche, Inc. has assisted us in research and development of our proprietary algorithms and other technologies. This acquisition is expected to enhance our technological capabilities, broaden its portfolio of services, and contribute towards cost savings, positioning them for growth and success in the future.

Intellectual Property

We are currently developing four technologies, as described above. Rights to those technologies belong only to the Company. To protect our intellectual property, we have filed for trademarks and patents, when possible, and protect our intellectual property as trade-secrets where meaningful patent protection cannot be achieved. We strive to continue innovating by using better wealth-creation tools, as well as generating returns by leveraging new technologies to optimize guest experience.

Trademarks

As of the date of this prospectus, we have two registered trademarks and four pending trademark applications in the United States, and have filed a provisional patent application for the reAlpha BRAIN. Our U.S. trademark registrations and applications are reflected in the chart below. We are using certain other marks that have not been registered, such as reAlpha M3, reAlpha AI, reAlpha BRAIN, and reAlpha Hub. We may choose to add new or retire old patents or trademarks for these technologies as the landscape of such technologies keeps changing rapidly.

U.S. Trademark Registrations and Applications

Mark	Class(es)	App. No.	Filing Date	Status	Next Deadline(1)	Applicant/Registrant
ReAlpha	036, 037	90670051	2021-04-25	Registered	2027-11-30	reAlpha Tech Corp.
Invest in real	036	90796901	2021-06-26	Registered	2028-04-12	reAlpha Tech Corp.
ReAlpha HUMINT	035, 042	90670061	2021-04-25	Registered	N/A	reAlpha Tech Corp.
INVESTMENT PROPERTY OFFERING	042	97603076	2022-09-22	Pending	N/A	reAlpha Tech Corp.
Vacation Capitalist	036	97703446	2022-12-05	Pending	N/A	reAlpha Tech Corp.
BnBGPT	042	97938022	2023-05-16	Pending	N/A	reAlpha Tech Corp.
Gena.AI	042	(2)	2023-09-15	Applied	N/A	reAlpha Tech Corp.

(1)	A trademark registration does not expire after a set period of time, and may remain in effect as long as the owner continues to use the trademark in commerce and timely files the required registration maintenance documents.

(2)	Company has applied for the trademark but has not yet received an application number.

Patents

We currently maintain one provisional patent application, and we intend to continue to apply to patents when applicable to create significant trade-secret intellectual property regarding our technologies, algorithms and platforms. Our current patent application for reAlpha BRAINTM is based on a system for analyzing, evaluating, and ranking properties using artificial intelligence. If granted, this patent will expire 20 years from the date of its original filing date.

●	Patent Application Number 17944255: “reAlpha BRAIN” (filed September 14, 2022).

Sales and Marketing

We have a dedicated marketing department responsible for various aspects of the Company’s marketing initiatives and strategies. The department’s primary responsibilities include:

●	managing all advertising and content creation efforts, including the development and execution of targeted marketing campaigns. The marketing department works closely with internal teams and external agencies to create engaging and informative content that showcases our value proposition, products, and services. This content is distributed through various channels, such as social media, email marketing, and paid advertising, to reach a wide audience;

●	collaborating with the technology team to ensure optimal product design and user experience, tailoring the products and services to effectively meet customer needs and expectations.

●	managing and maintaining our corporate website, ensuring a seamless digital experience for users; and

●	overseeing the press team and lead efforts to build and strengthen our brand. This includes crafting compelling narratives, managing media relations, and generating positive coverage for the Company.

Our marketing department collaborates with Carthagos, a design agency that we partially own. Carthagos is responsible for visual content creation and design such as UI/UX design, social media visuals, and advertising collateral.

Governmental Regulation

General

Our business operations and properties are subject to various covenants, laws, ordinances, and rules. We believe that we are in material compliance with such covenants, laws, ordinances, and rules, and we also require that our residents agree to comply with such covenants, laws, ordinances, and rules in their leases with us.

Governmental Regulation for Real Estate Technologies

The real estate technologies market is subject to various federal governmental regulations related to technology. Examples of federal regulations that govern this market include:

●	Data Privacy and Security Regulations. We comply with federal laws and regulations related to data privacy and security, including the General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”), and others more fully described below. We also take appropriate measures to protect our own intellectual property assets.

●	Intellectual Property Regulations. We respect and comply with federal regulations pertaining to intellectual property rights. This includes ensuring that our technology solutions do not infringe upon the patents, trademarks, or copyrights of others.

●	Financial Regulations. We comply with federal financial regulations that impact our real estate technology operations, such as regulations related to financial transactions, anti-money laundering laws, and know-your-customer (KYC) requirements.

Complying with these federal regulations is essential to ensure the legality and integrity of our real estate technology operations. By adhering to these regulations, we prioritize the protection of user data, intellectual property rights, and financial transparency.

Further, we may be subject to other technology-related regulations that may apply to real estate technologies, including, but not limited to:

●	The Real Estate Settlement Procedures Act (RESPA), which requires lenders to provide borrowers with certain disclosures about the costs of their mortgage;

●	The Truth in Lending Act (TILA), which requires lenders to disclose the terms of their loans in a clear and understandable manner.

●	The Fair Credit Reporting Act (FCRA), which protects consumers’ rights to access and correct their credit reports.

●	The Children’s Online Privacy Protection Act (COPPA), which requires websites and online services that collect personal information from children under the age of 13 to obtain parental consent.

●	The Electronic Signatures in Global and National Commerce Act (ESIGN), which allows electronic signatures to be used in place of handwritten signatures for certain types of transactions.

Laws and Regulations Regarding Privacy and Data Protection

Data privacy laws and regulations in the U.S. and foreign countries apply to the access, collection, transfer, use, storage, and destruction of personal information in connection with our services. In the U.S., our financial institution customers are required to comply with privacy regulations imposed under the Gramm-Leach-Bliley Act, in addition to other regulations. As a processor of personal information in our role as a provider of services to financial institutions, we are bound by similar limitations on disclosure of the information received from our customers as apply to the financial institutions themselves. In addition, federal and state privacy and information security laws, and consumer protection laws, which apply to businesses that collect or process personal information, may also apply to our businesses.

There has been increased public attention regarding the use of personal information and data transfer, accompanied by legislation and regulations intended to strengthen data protection, information security and consumer and personal privacy. The law in these areas continues to develop and the changing nature of privacy laws in the U.S., the European Union (“E.U.”) and elsewhere could impact our processing of personal information of our employees and on behalf of our customers. In the E.U. the comprehensive GDPR went into effect in May 2018. The GDPR has introduced significant privacy-related changes for companies operating both in and outside the E.U. In the U.S., California has adopted the CCPA, and its extension, the California Privacy Rights Act (“CRPA”), which became effective on January 1, 2023, and Nevada has adopted the Nevada Privacy Law, both of which went into effect in January 2020, and several states are considering adopting similar laws imposing obligations regarding the handling of personal information. While we believe that we are compliant with our regulatory responsibilities, information security threats continue to evolve resulting in increased risk and exposure. In addition, legislation, regulation, litigation, court rulings, or other events could expose us to increased costs, liability, and possible damage to our reputation.

Fair Housing Act

The Fair Housing Act (“FHA”) and its state law counterparts, and the regulations promulgated by the United States Department of Housing and Urban Development and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women, and people in the process of adopting a child or securing custody of children under the age of 18), disability or, in some states, financial capability.

Municipal Regulations and Homeowners’ Associations

Our properties are subject to various municipal regulations and orders, and county and city ordinances, including without limitation, use, operation and maintenance of our properties. Certain of our properties are subject to the rules of the various HOAs where such properties are located. HOA rules and regulations are commonly referred to as “covenants, conditions and restrictions,” or CC&Rs, and typically consist of various restrictions or guidelines regarding use and maintenance of the property, including, among others, noise restrictions or guidelines as to how many cars may be parked on the property.

Broker Licensure

We own an in-house brokerage to serve our investors and utilize in-market leasing experience specialists to drive an end-to-end resident experience that achieves our occupancy, revenue, and retention goals while facilitating enjoyment of a worry-free leasing lifestyle. Our in-house brokerage is subject to numerous federal, state, and local laws and regulations that govern the licensure of real estate brokers and affiliate brokers and set forth standards for, and prohibitions on, the conduct of real estate brokers. Such standards and prohibitions include, among others, those relating to fiduciary and agency duties, administration of trust funds, collection of commissions, and advertising and consumer disclosures, as well as compliance with federal, state, and local laws and programs for providing housing to low-income families. Under applicable state law, we generally have a duty to supervise and are responsible for the conduct of our in-house brokerage.

Environmental Matters

As a current or prior owner of real estate, we are subject to various federal, state, and local environmental laws, regulations, and ordinances, and we could be liable to third parties as a result of environmental contamination or noncompliance at our properties, even if we no longer own such properties. We are not aware of any environmental matters that would have a material adverse effect on our financial position (see “Risk Factors — Risks Related to Our Business and Industry”).

Human Capital

As of November 15, 2023, we had 7 full-time employees in the U.S. and 8 in our India office. We believe that we maintain good relations with our employees.

Legal Proceedings

Massachusetts Consent Order

On April 15, 2022, we entered into a consent order (the “Consent Order”) with the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts (the “MSD”) following an investigation by the MSD into whether the Company had engaged in acts or practices that violated the Massachusetts Uniform Securities Act (the “Massachusetts Act”) and the regulations promulgated thereunder (the “Massachusetts Regulations”). For purposes of the Consent Order, the Company did not admit or deny the findings of fact or law or any of the allegations contained therein. The Consent Order provides that it is not intended to form the basis of any disqualification under Section 3(a)(39) of the Securities Exchange Act of 1934, or Rules 504(b)(3) and 506(d)(i) of Regulation D, Rule 262(a) of Regulation A and Rule 503(a) of Regulation CF under the Securities Act of 1933. Likewise, the Consent Order provides that it is not intended to form a basis of a disqualification under Section 204(a)(2) of the Uniform Securities Act of 1956 or Section 412(d) of the Uniform Securities Act of 2002. MSD alleged in the Consent Order that the Company initially failed to disclose a then ongoing criminal proceeding taking place in India against the Company’s CEO that involves allegations of fraud and forgery. MSD also alleged that the Company posted sample stock images of properties on its website, along with corresponding property “scores,” purchase dates, and addresses, despite not actually owning these properties. MSD further alleged that the Company failed to disclose a potential conflict of interest in connection with the Company’s real estate acquisitions. The MSD finally alleged that the Company failed to file notice with the MSD and submit a consent for service of process before marketing and selling shares to investors in Massachusetts. In the Consent Order the MSD noted that “[e]xcept in any action by the Division to enforce the obligations of the Consent Order, any acts performed or documents executed in settlement of this matter: (A) may not be deemed or used as an admission of, or evidence of, the validity of any alleged wrongdoing, liability, or lack of any wrongdoing or liability; and (B) may not be deemed or used as an admission of, or evidence of, any such alleged fault or omission of the Company in any civil, criminal, arbitral, or administrative proceeding in any court, administrative agency, or tribunal.”

Under the terms of the Consent Order, the Company is censured, barred from offering or selling securities in Massachusetts, and ordered to cease and desist from committing future violations of the Massachusetts Act and the Massachusetts Regulations. Pursuant to the Consent Order, on April 21, 2022, the Company paid a $375,000 administrative fine and offered to rescind the purchases of each of the fourteen Massachusetts investors who acquired the Company’s common stock in its Regulation A offering. Such investors paid an aggregate amount of $19,500 to purchase the Company’s common stock. Seven out of the fourteen Massachusetts investors elected to rescind the purchase and the Company has already refunded them a total of $11,500. The Company has fully complied with the terms of the Consent Order.

The Company engaged counsel to make all the necessary securities filings. However, the Company’s then-counsel did not make any blue sky filings until MSD informed of such irregularity to the Company.

A copy of the Consent Order was filed on Form 1-U on April 15, 2022, as Exhibit 6.5 thereto, and is Exhibit 99.1 to the Offering Statement. For additional information on the Consent Order, we refer you to Exhibit 99.1. As of the date of this filing, we have sold $4.468 million of shares to investors other than our former parent company, reAlpha Tech Corp. (which as of the date of this registration statement no longer exists, as further described on “Business – Recent Developments” above), and $500,000 to our former parent company, for aggregate sales of $4.968 million. The holdings that belonged to our former parent company have been assigned to reAlpha Tech Corp. post the Downstream Merger (as defined above). For additional information on the India proceeding involving Mr. Devanur see “India Proceeding Involving Giri Devanur” section below.

Parent Company Litigation

On December 27, 2021, Ms. Valentina Isakina, a board advisor of our former parent company, reAlpha Tech Corp., (the “Parent Company”) filed a lawsuit in the United States District Court for the Southern District of Ohio (the “Court”) against the Parent Company in connection with her termination package. After three months of service, the Parent Company discontinued her services as she was not the right fit for the Parent Company’s needs. reAlpha Tech Corp. contends that pursuant to the terms of her employment agreement, she was offered 12,500 shares of reAlpha Tech Corp., to vest over a period of time, however, she never accepted the shares.Ms. Isakina, on the other hand, contends she is owed up to 5% from reAlpha Tech Corp. in connection with an alleged agreement to serve on the board of directors. reAlpha Tech Corp. denied the existence of such agreement.

On November 3, 2023, an order was served by the Court in connection with this proceeding (the “Court Order”). The Court Order granted summary judgment against Ms. Isakina and in favor of the Company, regarding Ms. Isakina’s claims of relief, including breach of contract claims, promissory estoppel and unjust enrichment. Ms. Isakina has a right to appeal.

India Proceeding Involving Giri Devanur

In 2006, Mr. Devanur became the CEO of an India-based company named Gandhi City Research Park, Private Limited (“Gandhi City Research Park”). Gandhi City Research Park was liquidated as a result of the Lehman Brothers collapse in 2009. In 2010, an investor in Gandhi City Research Park filed a fraud complaint with the Cubbon Park Police Station in Bengaluru, India, against, among others, Mr. Devanur. In 2014, the Cubbon Park Police dismissed all claims. Subsequently, in 2015 the investor appealed the Cubbon Park Police’s decision before the Lower Court. In November 2018, the Lower Court issued a criminal summons against, among others, Mr. Devanur. Mr. Devanur petitioned the High Court to quash the summons. By order dated March 27, 2023, the High Court granted Mr. Devanur’s petition and ordered the Lower Court to reconsider the investor’s appeal. On August 3, 2023, the Lower Court decided to uphold the Cubbon Park Police’s decision and close the criminal case against Mr. Devanur.

Malpractice Lawsuit

On May 8, 2023, the Company filed a malpractice lawsuit with the United States District Court for the Southern District of Ohio, Eastern Division, against Buchanan, Ingersoll & Rooney, PC (“Buchanan”), Rajiv Khanna (“Khanna”) and Brian S. North (“North,” together with Buchanan and Khanna, the “Buchanan Legal Counsel”). The complaint alleges that the Buchanan Legal Counsel failed to provide proper and timely legal advice during the Company’s Tier 2 Regulation A offering, resulting in late Blue Sky notice filings with all required states prior to the Company offering and selling securities in those states. As a result, the Company was subject to a number of inquiries, investigations, and subpoenas by the various states, incurring significant legal fees and fines, lost opportunity due to pausing its Regulation A campaign, in addition to the loss of a $20 million institutional investment. The Company is seeking the forfeit of all legal fees associated with this matter, the award of legal fees to bring this matter to action, and further legal and equitable relief as the Court deems just and proper.

Ohio Department of Commerce’s Division of Securities Cease and Desist Order

On May 2, 2022, we received a subpoena duces tecum and requests for depositions of three senior managers of the Company from the Ohio Department of Commerce’s Division of Securities (the “ODS”), all related to the Company’s Regulation A securities offering in the State of Ohio, and based on Ohio Revised Code1707.23. The depositions were taken in July 2022. The ODS did not assert any securities violations by the Company other than a late notice filing for its offering.

On August 31, 2023, the ODS issued a Cease & Desist Order (the “Division Order”) to us, and we entered into a Consent Agreement with the ODS (the “Consent Agreement”), following an investigation by the ODS into whether we engaged in acts or practices that violated the Ohio Securities Act, Chapter 1707 of the Ohio Revised Code.

Pursuant to the Consent Agreement, we did consent, stipulate, admit, and agree to the findings, conclusions and order set forth in the Division Order and that nothing in the Division Order or the Consent Agreement impedes, prohibits, interferes with, or infringes upon the lawful rights, if any, including but not limited to private rights of action, if any, possessed by our individual investors.

Under the terms of the Division Order, pursuant to Revised Code Chapter 1707.23, we will cease and desist from the acts and practices as described in the Division Order which constitute a violation of Chapter 1707 of the Ohio Revised Code, which include selling or causing to be sold securities that were not properly registered with the ODS and that were not exempt from registration. The Division Order and Consent Agreement do not impact our ability to conduct future exempt offerings.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our certain policies with respect to financing, investments and certain other activities. The policies with respect to these activities may be amended and revised from time to time at the discretion of our management and board of directors without notice to or a vote of our stockholders.

Investment Policies

Investments in Real Estate or Interests in Real Estate

We own and operate short-term rental properties, which are single-family residences identified with the use of our AI-based technologies, such as reAlpha BRAINTM. We conduct substantially all our real estate asset investment activities through our subsidiary Rhove, as described above under “Our Business and Properties,” and we intend to hold real estate and real estate-related assets (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and (iv) to a lesser extent, through minority-owned joint venture subsidiaries. Our objective is to generate attractive, risk-adjusted returns for our stockholders’ capital appreciation. We have not established a specific policy regarding the relative priority of these objectives. For a discussion of our properties and our acquisition and other strategic objectives, see the sections titled “Syndication of Properties – Investment Criteria for Properties to be Syndicated,” “Syndication of Properties – Market Selection for Properties to be Syndicated” and “Our Growth Strategy” above.

Future investment activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. In addition, we may purchase or lease other income-producing properties for long-term investment or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership through investment vehicles, including joint ventures, partnership arrangements or other types of co-ownership. These types of investments may permit us to have access to larger portfolios of properties and, therefore, provide us with flexibility in structuring and expanding our portfolio, as needed. We may participate in these investment vehicles even if we have funds available for investment. We will not, however, enter into an investment vehicle that would not otherwise advance our growth strategy and objectives, as established or modified by us from time to time.

Our obligation to close a transaction involving the purchase of real estate is generally conditioned upon the delivery and verification of certain documents, including, where appropriate: (1) plans and specifications; (2) environmental reports (generally a minimum of a Phase I investigation); (3) building condition reports; (4) surveys; (5) evidence of marketable title subject to such liens and encumbrances; (6) audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders; (7) title insurance policies; and (8) the availability of property and liability insurance policies.

To finance these property acquisitions, we may engage in short-term leverage financing provided by one of our lending partners to enhance total returns to our Syndicate Members and investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. For instance, we have a master credit facility of up to $200 million with Churchill Funding I, LLC, which we expect to utilize for the acquisition of short-term rental properties (see “reAlpha Acquisitions Churchill, LLC” above), and we have established relationships with two commercial loan companies, W Financial Fund, LP and Select Portfolio Servicing, both of which have assisted us in the acquisition of our current properties. This $200 million credit facility with Churchill Funding I, LLC allows a loan-to-cost ratio of up to 80% and is at a fixed rate of 12%. We currently have no set limit to the amount of mortgages that may be placed on one piece of property.

Our operating policies in respect to credit risk and interest rate risk we may face in connection with these financings include:

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. We will review and monitor credit risk and other risks of loss associated with each investment and our overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means that we will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

We expect to pursue our growth strategy primarily through our existing properties, as well as the properties that we will continue to acquire in the future. Currently, our properties are located in two (2) U.S. states, but we expect that as we grow, we will diversify in geographical locations, if advantageous to us. Our Certificate of Incorporation and Bylaws do not limit the amount or percentage of our assets that may be invested in any one property or in any one geographic area, and we may diversify in terms of properties and markets in the future.

We may acquire and syndicate real estate assets primarily for generation of income, and, if beneficial to us, for medium- and long-term value appreciation. We may renovate or upgrade our properties, if needed, and then hold our properties for a period of one to six years, and in consideration of the optimal period to enable us to, as appropriate, capitalize on the potential for increased income and capital appreciation. The period that we will keep our properties will vary depending on appreciation, interest rates and other factors.

Underwriting Analysis

We will examine all elements of a potential real estate investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity. Utilizing the market, submarket and property analysis (described above under the “Investment Decisions for Properties to be Syndicated” section), we develop a complete pro forma calculation from acquisition through the projected sale is completed for each property or portfolio of properties acquired. Each pro forma calculation must meet the required minimum metrics threshold set by us prior to completing an investment.

Risk Management. Operating or performance risks generally arise at the investment level and often require real estate operating experience to cure, as described in the “Risk Factors” section. We will review the current operating performance of property investments against our internal projections and provide the oversight necessary to detect and resolve issues as they arise.

Asset Management. Prior to the purchase of a property, we will develop a property business strategy, which will be customized based on the acquisition and underwriting data. Our property business strategy is a forecast of the action items to be taken and the capital needed to achieve the targeted returns for a Target Property. The property business strategy includes: (i) offer amount and negotiations, (ii) financing structure, (iii) furniture and design, (iv) achieving the most beneficial holding period for the property, (v) tax strategy and (vi) exit strategy. These strategies will be customized based on data found during the due diligence process for each Target Property to adapt to economic conditions, seasonality, and the unique factors of each market.

Properties and/or portfolios of acquired properties will have annual budgets completed prior to the commencement of any given operating year. Quarterly financials will include variance to pro forma calculations and budget reports. Variances greater than 15% for any line item that exceeds an amount equal to $10,000 shall include an explanation of said variance.

Disposition of Assets

We have disposed, and may continue to dispose, of assets, including our short-term rental properties. We will determine whether a particular property, real estate-related investment, or technology we developed related to real estate, should be sold or otherwise disposed of after consideration of the relevant factors, including prevailing economic conditions and geographical considerations, with a view toward maximizing our profits and growth. We intend to hold each property we acquire for a period of one to six years. However, circumstances might arise which could result in a shortened holding period for certain properties. A property may be sold before the end of the expected holding period if: (i) market and economic conditions signal that a sale before the anticipated hold period would yield stronger returns for the company and/or investors from an investment perspective; (ii) unfavorable future market and/or economic conditions; and/or (iii) regulatory or licensing changes positively or negatively affecting a region, market or property. See “Business – Business Process for Syndications’’ section” section above for more information.

Lack of Allocation Requirements

There are no restrictions or limitations on the percentage of our investments that must be in a given geographic area, of a particular type of real estate, a particular type of company, or acquired utilizing a particular method of financing. We, subject to the board of directors’ oversight, may diversify in terms of properties and markets in the future without any restrictions or limitations related to geographic location, diversification or otherwise.

Investments in Real Estate Mortgages

At this time, we do not plan on investing into real estate mortgages. We may re-evaluate in the future as economic conditions change.

Investment in Securities

At this time, we do not plan on investing into securities of any other issuer, including for the purpose of exercising control, unless approved by the board of directors in connection with a merger or acquisition, or interests of persons primarily engaged in real estate activities. We may re-evaluate in the future as economic conditions change. However, subject to the approval of the board of directors, we may make strategic acquisitions of or investments in real estate holding, technology, or service companies that contribute to the overall business objectives to develop and utilize our AI-focused technology stack to facilitate retail investor participation in short-term rental properties. Although the board of directors may change this policy at any time without the vote of stockholders, we do not intend to repurchase or otherwise reacquire our common stock at this time.

Financing Policies

Our financing policies can be modified at any time by us or our board of directors without stockholder approval, provided it is in the best interests of our stockholders. Since our inception in 2021, we have only borrowed money and did not engage in any other financing activity described below.

Senior Securities

We may issue senior securities, such as bonds or preferred stock, with the approval of the board of directors. The board of directors will consider the terms of the proposed issue, including the interest rate, maturity date, and other features, and will make a determination as to whether the issue is in the best interests of the Company and its stockholders.

Borrowing

We may borrow money, either through loans or lines of credit, with the approval of the board of directors. The board of directors will consider the terms of the proposed borrowing, including the interest rate, repayment schedule, and other features, and will make a determination as to whether the borrowing is in the best interests of the Company and its stockholders. Since inception, the Company has borrowed approximately $3.87 million from certain commercial loan companies, that were used towards purchase of real estate properties, which are more fully described in “Our Business and Properties” above, and we have repaid approximately $2.4 million as of the year ended April 30, 2023.

Lending

We may loan money to any individual with the approval of the board of directors. The board of directors will consider the terms of the proposed loan, including the interest rate, repayment schedule, and other features, and will make a determination as to whether the loan is in the best interests of the Company and its stockholders.

Securities in Exchange for Property

We may offer securities in exchange for property with the approval of the board of directors. The board of directors will consider the terms of the proposed transaction and will make a determination as to whether the offer of securities is in the best interests of the Company and our stockholders.

Other Investments

We may, subject to any required approvals from our board of directors, make investments other than as described above. At all times, we intend to make investments in such a manner consistent so that we are not required to register as an investment company under the Investment Company Act. We do not intend to underwrite securities of other issuers.

Reporting Policies

We are subject to the information reporting requirements of the Exchange Act of 1934, as amended, pursuant to which we are required to file periodic and current reports, proxy statements and other information, including audited financial statements, with the SEC.

The policies described above may be changed by the officers and directors without a vote of stockholders. However, the board of directors will consider the impact of any such change on the interests of the Company and its stockholders before making a determination to change the policy.

Conflict of Interest Policies

Our governing documents do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our board of directors has adopted a code of business conduct and ethics (the “Code of Conduct”). The Code of Conduct provides that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our Chief Financial Officer.

Our board of directors adopted a written related person transaction policy, which is more fully described below under “Certain Relationships and Related Party Transactions.”

These policies may not be successful in eliminating the influence of conflicts of interest or related person transactions. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Policies Relating to the Investment Company Act

We intend to conduct our operations so that neither we, nor our operating subsidiaries, are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% Test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, and our operating subsidiaries, will not fall within either definition of investment company as we intend to hold real estate and real estate-related assets (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. And, even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets. So, consistent with guidance issued by the SEC, we will treat our subsidiaries’ and subsidiary joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets.

In the event that we, or our operating subsidiaries, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating subsidiaries may rely on Section 3(c)(6) if 55% of the assets of our operating subsidiaries consist of, and at least 55% of the income of our operating subsidiary is derived from, qualifying real estate investment assets owned by wholly-owned or majority owned subsidiaries of our operating subsidiary or subsidiary joint venture.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, and our operating subsidiaries, may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. We will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, we will attempt to monitor the proportion of investments, if any, in securities.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers, significant employees and directors as of November 15, 2023.

Name	Age	Position	Term of Office
Board Members
Monaz Karkaria	42	Director	Since January 2022
Brian Cole (1)(2)(3)	49	Independent Director	Since Inception
Dimitrios Angelis (1)(2)(3)	53	Independent Director	Since April 2023
Balaji Swaminathan (1)(2)(3)	58	Independent Director	Since April 2023

Executive Officers
Giri Devanur	54	Chief Executive Officer, President and Chairman of the Board of Directors	Since Inception Since April 2023
Michael J. Logozzo	51	Chief Financial Officer	Since Inception
Jorge Aldecoa	38	Chief Operating Officer	Since April 2023

(1)	Member of the audit committee of the board of directors.

(2)	Member of the compensation committee of the board of directors.

(3)	Member of the nominating and corporate governance committee of the board of directors.

Executive Officers

Giri Devanur is our chief executive officer, president and chairman of the board of directors. Mr. Devanur became a member of our board of directors in April 2021 and its Chairman in April 2023. He is a serial business entrepreneur and an experienced chief executive officer who has been involved in capital planning and investor presentations as an executive officer for various companies. He has more than 25 years of experience in the information technology industry. In October 2020, Mr. Devanur began designing the early AI systems for the “reAlpha” concept, and formed reAlpha Tech Corp. (our former parent company) until April 2021, when he became the Company’s chief executive officer and president. Prior to Mr. Devanur’s involvement with the Company, he co-founded Taazu, Inc. in March 2018, an artificial-intelligence business travel assistant company, which was subsequently sold in March 2021, and in December 2019, Mr. Devanur also co-founded GenDeep, Inc., an investment analysis company, which was eventually dissolved in October 2020 due to COVID-19. Additionally, Mr. Devanur is a member of the board of directors of Coffee Day Enterprises Ltd., a public company listed on the National Stock Exchange of India since December 2020, and Saara, Inc., an AI-based e-commerce solutions company, since October 2019. From April 2014 to December 2017, he worked at AMERI Holdings, Inc., a global systems application and products consulting company, where he became the chief executive officer and a member of its board of directors in May 2015. AMERI Holdings, Inc. was listed on Nasdaq during Mr. Devanur’s tenure as chief executive officer in November 2017. Prior to his time at AMERI Holdings, Inc., in 2010, he founded WinHire Inc., a company in India building software products through technology and human capital management experts and combining them with professional services, which was subsequently acquired by AMERI Holdings, Inc. in April 2014. Mr. Devanur has a master’s degree in Technology Management from Columbia University and a bachelor’s degree in computer engineering from the University of Mysore, India. He has attended Executive Education programs at the Massachusetts Institute of Technology and Harvard Law School. The board of directors believes that Mr. Devanur’s decades-long experience in the information technology industry and in positions of leadership in other companies will enable him to bring a wealth of strategic and business acumen to the board of directors.

Michael J. Logozzo is the chief financial officer of reAlpha Tech Corp., and he was our interim chief operating officer from January 2022 until April 2023. Mr. Logozzo also worked at the Company’s former parent company, reAlpha Tech Corp., from February 2021 till January 2022. Prior to his role at the Company, Mr. Logozzo was managing director for the Americas of L Marks, covering the U.S., Canada, and Latin America from May 2019 to February 2021. Prior to his employment with L Marks, he worked at BMW financial services (a $32 billion portfolio with 1.2 million customers) from 2001 to 2019 in multiple roles, including IT manager starting in February 2001, then process and quality manager, strategy manager, special project manager and general manager of financial services and operations in the Americas from May 2011 to April 2019. During his 18-year tenure, Mr. Logozzo was responsible for finance operations, innovation, and best practices integration at the automotive company’s Americas Regional Services Center in Columbus, Ohio and the headquarters in Munich, Germany. Mr. Logozzo holds a Management Information Systems Bachelor of Science (B.S.) from Youngstown State University, and a Business Administration, Management and Operations Masters of Business Administration (MBA) from Franklin University.

Jorge Aldecoa is the chief operating officer of the Company. Mr. Aldecoa brings over 12 years of experience in residential and commercial real estate and is an expert in acquisition, disposition, and asset management. Most recently he has served as vice president of operations for Transcendent Electra and managing broker of Transcendent Electra Realty & BUSB Realty from 2018 to 2022. He brings experience in successfully leading the creation and implementation of a property management platform to facilitate the acquisition and management of 2,200 newly constructed single-family rental homes. He also gained experience as chief investment officer of Firm Capital American Realty Partners and interim chief operating officer for its predecessor from 2014 to 2017. Mr. Aldecoa holds a Residential Development and Property Management Bachelor’s degree of Science (B.S.) from Florida State University.

Non-Employee Directors

Brian Cole has been a member of our board of directors since April 2021. Mr. Cole has also acted as the managing director of Baird’s Technology and Services Investment Banking Group since March 2010. In that role, Mr. Cole leads merger and acquisition and capital raising transactions, advising premier tech-enabled outsourcing companies. Prior to joining Baird’s Technology Services Investment Banking Group, Mr. Cole was a manager in PricewaterhouseCoopers’ Transaction Services practice where he led mergers and acquisitions advisory and financial due diligence engagements for private equity and corporate clients including leveraged buyouts, mergers, carve-out divestitures, take-privates, and joint ventures. Brian received his M.B.A. from Indiana University’s Kelley School of Business and a Bachelor’s of Science (B.S.) in business from the same institution with honors. The board of directors believes that Mr. Cole’s substantial experience in the financial services and investment banking industries will enable him to bring strategic insights to the board of directors.

Monaz Karkaria was our chief operating officer from inception until her resignation from those roles in January 2022. In January 2022, she became a member of our board of directors. Ms. Karkaria has been investing in rental properties since 1999 and has been a part of over 100 real-estate transactions. Ms. Karkaria is the owner and founder of Ben Zen Investments LLC and Ben Zen Properties LLC since 2013. Ms. Karkaria was also a social director at ZANT, a non-profit organization from 2015 to 2017. Further, Ms. Karkaria was a business consultant in Brazil from 2006 to 2008. Ms. Karkaria holds a Bachelor’s degree from the All India Institute of Physical Medicine and Rehabilitation. The board of directors believes that Ms. Karkaria’s substantial experience in the real estate industry will enable her to bring real estate business insights to the board of directors.

Dimitrios Angelis became a member of our board of directors in April 2023. Mr. Angelis is an accomplished business strategist who brings over two decades of experience as general counsel from several multinational companies. Since July 2016, he has been the managing member of Pharma Tech Law LLC, a law firm that specializes in the life sciences field. Further, since November 2018, he has acted as the President, co-founder and chairman of the board of directors of Sparta Biomedical Inc., a privately-held developer of orthopedic solutions. Mr. Angelis has also been a member of the board of directors of The One Group (NASDAQ: STKS) since March 2018. Mr. Angelis has a Bachelor of Arts (B.A.) in Philosophy and English from Boston College, a Master of Arts (M.A.) in Behavioral Science from California State University and a Juris Doctor (J.D.) from NYU School of Law. Our board of directors believes that Mr. Angelis’ substantial experience as an accomplished attorney, negotiator and general counsel to public and private companies in the healthcare field will enable him to bring a wealth of strategic, legal and business acumen to the board of directors.

Balaji Swaminathan became a member of our board of directors in April 2023. Mr. Swaminathan is an accomplished business leader with extensive experience in financial services and entrepreneurship. Since 2018, Mr. Swaminathan has been the founder, chief executive officer and a member of the board of directors of SAIML Pte Ltd, a Singapore-based Capital Markets Services licensed company that provides personalized wealth management solutions for ultra-high net worth customers. Prior to his entrepreneurial pursuits, Mr. Swaminathan also held several key leadership roles in major financial institutions, including serving as President of Westpac International from 2012 to 2019. Mr. Swaminathan also holds multiple directorships with Singapore-based private companies in the finance industry, including S Cube Digilytics Venture Pte Ltd., Turbo Tech Ltd. and Allied Blenders and Distillers Limited since 2022; AT Holdings Pte Ltd. Since 2019; and Vibgyor Realty & Investments Private Limited since 2018. Mr. Swaminathan has a Bachelor’s of Commerce (B.C.) in Finance from St. Xavier’s College, a Finance degree from The Institute of Chartered Accountants of India, a Finance Cost & Works degree from The Institute of Cost & Works Accountants of India and an Advanced Management Program from Harvard Business School. The board of directors believes that Mr. Swaminathan substantial experience in the financial services industry as well as in positions of leadership in other companies will enable him to bring a wealth of strategic and business insights to the board of directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

With the exception of Giri Devanur – see “Legal Proceedings” and “India Proceeding Involving Giri Devanur” for further information on this matter – none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Composition of Our Board of Directors

Our board of directors consists of five members, each of whom serves as a director pursuant to the board composition provisions of our Certificate of Incorporation and Bylaws.

Our Status as a Controlled Company

Mr. Giri Devanur, who currently owns approximately 65% of the voting power of our outstanding common stock, and will hold approximately 62.54% of the voting power of our outstanding common stock following this offering, assuming the maximum number of Units set forth on the cover page of this prospectus are sold in this offering, and that no Pre-Funded Units are issued and no Warrants are exercised, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company. In the event of his death, the shares of our common stock that Mr. Devanur owns will be transferred to the persons or entities that he designates.

Because Mr. Devanur controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules for publicly-listed companies. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee composed solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Director Independence

Our common stock is listed on Nasdaq under the symbol “AIRE”. Subject to the controlled company exemption described above, the listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent subject to the controlled company exemptions described above, as applicable to the compensation and governance committees.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each non-employee director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of our directors have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and Rule 10A-3 and Rule 10C-1 under the Exchange Act. Only Monaz Karkaria and Giri Devanur are not independent under Nasdaq’s independence standards.

Board Committees

Our board of directors has a standing audit committee, compensation committee, and nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our board of directors. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and SEC rules and regulations.

Audit Committee

Under the national exchange listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each of Messrs. Swaminathan, Cole and Angelis meet the independent director standard under national exchange listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Balaji Swaminathan serves as chairman of our audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Balaji Swaminathan qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Our audit committee charter, which details the purpose and principal functions of the audit committee, includes responsibilities such as to:

●	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

●	resolve any disagreements between management and the auditor regarding financial reporting;

●	pre-approve all auditing and non-audit services;

●	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

●	seek any information it requires from employees, all of whom are directed to cooperate with the audit committee’s requests-or external parties;

●	oversee and report to the board of directors regarding the Company’s major financial risk exposures, as well as areas including cybersecurity, information technology and data security risks;

●	meet with our officers, external auditors, or outside counsel, as necessary; and

●	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

Compensation Committee

Balaji Swaminathan, Brian Cole and Dimitrios Angelis serve as members of our compensation committee. Under the national exchange listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each of Messrs. Swaminathan, Cole and Angelis meet the independent director standard under national exchange listing standards applicable to members of the compensation committee.

Our compensation committee charter, which details the purpose and principal functions of the compensation committee, includes responsibilities such as to:

●	discharge the responsibilities relating to certain disclosures in public filings of the Company, including, but not limited to, in the Company’s proxy statement, Annual Report on Form 10-K and Quarterly Report on Form 10-Q;

●	discharge the responsibilities of the board of directors relating to compensation of our directors, executive officers and other key employees;

●	review and make recommendations to the board of directors in establishing appropriate incentive compensation and equity-based plans;

●	oversee the annual process of evaluation of the performance of our management; and

●	perform such other duties and responsibilities as enumerated in and consistent with the compensation committee’s charter.

The compensation committee charter permits the committee to retain or receive advice from a compensation consultant and outlines certain requirements to ensure the consultants independence or certain circumstances under which the consultant need not be independent. We have not retained such a consultant.

Nominating and Governance Committee

Our board of directors has a standing nominating and governance committee of the board of directors that is composed of independent directors. Messrs. Swaminathan, Cole and Angelis will serve as members of our nominating and governance committee.

Our nominating and governance committee charter, which details the purpose and principal functions of the nominating and governance committee, includes responsibilities such as to:

●	assist the board of directors by identifying qualified candidates for director nominees, including through search firms to assist in identifying qualified director nominees, and to recommend to the board of directors the director nominees for the next annual meeting of stockholders;

●	establish procedures to be followed by stockholders in submitting recommendations for director candidates to the nominating and governance committee;

●	lead the board of directors and board of directors committees in their annual review of their performance;

●	recommend to the board director nominees for each committee of the board of directors; and

●	develop and recommend to the board of directors corporate governance guidelines applicable to us.

Risk Oversight

Our audit committee is responsible for overseeing our risk management process. Our audit committee focuses on our general risk management policies and strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics, or the “Code of Conduct,” applicable to all directors, executive officers and employees. The Code of Conduct is available on the “Investor Relations” portion of our website at www.realpha.com. The nominating and corporate governance committee of our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq’s listing standards concerning any amendments to, or waivers of, any provision of the Code of Conduct.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for the years ended April 30, 2023 and 2022 were as follows:

●	Giri Devanur, Chief Executive Officer;

●	Michael J. Logozzo, Chief Financial Officer; and

●	Christine Currie, Former Chief Marketing Officer.

Summary Compensation Table

Prior to the consummation of the Downstream Merger (as defined above), the compensation for each of our named executive officers was paid by our previous parent company, reAlpha Tech Corp. Since March 21, 2023, the compensation of our named executive officers has been paid by the Company (f.k.a. reAlpha Asset Management, Inc.). The following table contains information about the compensation paid to or earned by each of our named executive officers during the years ended April 30, 2023 and 2022.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Bonus(2)	All other compensation ($)		Total Compensation ($)
Giri Devanur	2023	150,000		-	-	25,000	(4)	175,000
Chief Executive Officer and President	2022	100,000	(3)	-	64,500	12,500	(4)	177,000
Michael J. Logozzo	2023	140,000		597	-	-		140,597
Chief Financial Officer	2022	140,000		-	55,000	-		195,000
Christine Currie	2023	100,000		400	-	54,455	(5)	154,855
Former Chief Marketing Officer	2022	92,243		-	32,250	38,743	(5)	163,236

(1)	The value of stock awards are calculated at par value of $0.001 per share. These awards were made by the previous parent company.

(2)	2022 amounts reflect the payment of a year-end discretionary bonus earned and paid in the year ended April 30, 2022 pursuant to the named executive officer’s employment agreements. These year-end bonuses were approved by the board of directors on December 19, 2021.

(3)	Reflects the prorated amount for Mr. Devanur’s annual salary of $150,000 from September 1, 2021 until April 30, 2022.

(4)	“All other compensation” for Mr. Devanur is his compensation for services as a member of our board of directors for the year ended April 30, 2022 and 2023, respectively.

(5)	“All other compensation” for Ms. Currie comprises tuition payments for a Technology Management Master’s degree from Columbia University as part of her professional development.

Employment Agreements with Executive Officers

Employment Agreement with Giri Devanur

The Company entered into an employment agreement with Giri Devanur on September 1, 2021. Pursuant to Mr. Devanur’s employment agreement, he will serve as the Company’s chief executive officer until his agreement is terminated by either Mr. Devanur or the Company. Further, for the fiscal year ended April 30, 2022, he received a yearly salary of $150,000, prorated, and an additional discretionary bonus of $50,000 per year, subject to the discretion of the board of directors.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Mr. Devanur, which provides for a base salary of $150,000, which may be adjusted to $250,000 upon a successful follow-on offering of the Company’s securities for an amount of $8 million or more, subject to the compensation committee’s approval. Moreover, Mr. Devanur is entitled to additional compensation in the form of a discretionary bonus of up to $75,000 based on the achievement of certain established performance targets, which is payable annually, and certain benefits such as unlimited vacation, health insurance and others. In addition, Mr. Devanur is eligible to participate in the 2022 Plan (as defined below). Mr. Devanur or the Company may terminate the updated employment agreement at any time upon written notice to the other party. Mr. Devanur’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

Employment Agreement with Michael J. Logozzo

The Company entered into an employment agreement with Michael J. Logozzo on February 21, 2021. Pursuant to Mr. Logozzo’s employment agreement, he will serve as the Company’s chief financial officer until his agreement is terminated by either Mr. Logozzo or the Company. Further, for the fiscal year ended April 30, 2022, he received a yearly salary of $140,000 and a prorated amount of such base salary for the year ended April 30, 2021.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Mr. Logozzo, which provides for a base salary of $140,000, which may be adjusted to $250,000 upon a successful follow-on offering of the Company’s securities for an amount of $8 million or more, subject to the compensation committee’s approval. Moreover, Mr. Logozzo is entitled to additional compensation in the form of a discretionary bonus of up to $75,000 based on the achievement of certain established performance targets, which is payable annually, and certain benefits such as unlimited vacation, health insurance and others. Further, Mr. Logozzo is eligible to participate in the 2022 Plan (as defined below). Mr. Logozzo or the Company may terminate the updated employment agreement at any time upon written notice to the other party. Logozzo’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

Employment Agreement with Christine Currie, our former Chief Marketing Officer

The Company entered into an employment agreement with Christine Currie on March 2, 2021 as Vice President of Innovation for the Company. Pursuant to Ms. Currie’s employment agreement, she served as the Vice President of Innovation until her agreement is terminated by either Ms. Currie or the Company, and she received a yearly salary of $80,000 for the fiscal year ended April 30, 2022 and a pro-rated amount of such base salary for the year ended April 30, 2021. Ms. Currie was promoted to Chief Marketing Officer in April 2021, and the board of directors approved an increase to her base annual salary from $80,000 to $100,000 on September 16, 2021, with no changes to her other benefits.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Ms. Currie for her to serve as the Company’s Chief Marketing Officer, which provided for a base salary of $100,000, which could have been adjusted to $175,000 upon a successful follow-on offering of the Company’s securities for an amount of $8 million or more, subject to the compensation committee’s approval. Further, Ms. Currie was entitled to additional compensation in the form of a discretionary bonus of up to $25,000 based on the achievement of certain established performance targets, which was payable annually, and certain benefits such as unlimited vacation, health insurance and others. Ms. Currie or the Company were able to terminate the employment agreement at any time upon written notice to the other party. Further, Ms. Currie was eligible to participate in the 2022 Plan (as defined below). Ms. Currie’s employment agreement had a confidentiality provision and a non-compete for a period of two (2) years following the termination of her employment.

Outstanding Equity Awards at April 30, 2023

The Company has no outstanding equity awards as of April 30, 2023.

Equity Incentive Plan

We maintain the reAlpha Tech Corp. 2022 Equity Incentive Plan (the “2022 Plan”), under which we may grant awards to our employees, officers and directors and certain other service providers. The compensation committee of our board of directors administers the 2022 Plan. The 2022 Plan permits grants of awards to eligible employees, consultants and other service providers. The aggregate number of shares of common stock that may be issued under the 2022 Plan may not exceed 4,000,000 shares of common stock. All of our current employees, consultants and other service providers are eligible to be granted awards under the 2022 Plan. Eligibility for awards under the 2022 Plan is determined by the board of directors at its discretion.

The 2022 Plan permits the discretionary award of incentive stock options (“ISOs”), non-statutory stock options (“NQSOs”), stock awards (which may have varying vesting schedules and be subject to lock-up periods at the board of directors’ discretion) and other equity awards to selected participants. Unless sooner terminated, no ISO may be granted under the 2022 Plan on or after the 10th anniversary of the Effective Date (as defined in the 2022 Plan).

The compensation committee has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable. The 2022 Plan does not allow for the assignment, transfer or exercise of awards other than by will or the laws of descent and distribution.

Unless otherwise provided by the participant’s Option Award Agreement or Stock Award Agreement (as both terms are defined in the 2022 Plan) issued pursuant to the 2022 Plan, upon the participant’s termination for any reason, including but not limited to death, Disability (as defined in the 2022 Plan), voluntary termination nor involuntary termination with or without Cause (as defined in the 2022 Plan), all unvested equity awards in the form of options or shares shall be forfeited. Vested options, unless otherwise provided, will remain exercisable for three (3) months following termination of the participant if such termination is for any reason other than death, Disability or termination for Cause. In case the participant’s separation from service is due to death or Disability, then the vested options will be exercisable for a period of twelve (12) months thereafter. In case the participant’s termination is for Cause, the participant will immediately forfeit any and all options issued to such participant under the 2022 Plan.

The 2022 Plan also provides the Company with a right of repurchase all or portion of the shares awarded to the participant under the 2022 Plan, which may be exercised in case a participant separates from service for any reason, at a price equal to the fair market value, as determined by the board of directors. In the event of a Change in Control (as defined in the 2022 Plan), the board of directors will have the sole discretion to address the treatment of a participant’s unvested awards in connection with such Change in Control in the participant’s award agreement.

The board of directors may modify, amend or terminate the plan at any time, provided that no such modification, amendment or termination of the 2022 Plan materially affects the rights of a participant under a previously granted award without that participant’s consent. Further, the board of directors cannot, without the approval of the Company’s stockholders, amend this plan: (i) increase the number of common stock with respect to the ISOs that may be granted under the 2022 Plan; (ii) make any changes in the class of employees eligible to receive the ISOs under the plan; (iii) without stockholder approval if required by applicable law.

Director Compensation

The following table presents the total compensation earned and paid to non-employee and employee member directors of our board of directors during the year ended April 30, 2023, which is payable quarterly. Our non-executive directors are entitled to an annual compensation of $25,000, payable in cash in quarterly installments of $6,250, plus reimbursements for reasonable travel expenses, and out-of-pocket costs incurred in attending meetings of our board of directors or events attended on behalf of the Company.

Mr. Giri Devanur, our chief executive officer, president and member of the board of directors, received a total of $12,500 for his service as a member of our board of directors during the period presented below. Mr. Devanur’s total compensation for service as an employee and as a member of our board of directors is presented under the heading “Summary Compensation Table” above.

Name	Year	Fees Earned and Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Giri Devanur	2023	25,000	-	-	25,000
Monaz Karkaria	2023	25,000	-	-	25,000
Brian Cole	2023	25,000	100	-	25,100
Brent Crawford(2)	2023	25,000	100	-	25,100
Dr. Art Langer(3)	2023	25,000	100	-	25,100

(1)	The value of stock awards are calculated at par value of $0.001 per share. These awards were made by the previous parent company.

(2)	Mr. Crawford resigned from our board of directors, effective April 1, 2023.

(3)	Dr. Langer resigned from our board of directors, effective April 1, 2023.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o reAlpha Tech Corp. at 6515 Longshore Loop, Suite 100, Dublin, OH 43017. Applicable percentage ownership is based on 42,522,091 shares of common stock outstanding at November 15, 2023.

The number of shares of common stock beneficially owned by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after the date hereof. Each holder’s percentage ownership after this offering is based on shares of common stock to be outstanding immediately after the consummation of this offering.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned After Offering
5% Stockholders
Brent Crawford(1)	2,370,995	5.58%	5.37%

Directors and Named Executive Officers
Monaz Karkaria	2,947,991	6.93%	6.67%
Brian Cole	368,499	*	*
Dimitrios Angelis	-	*	*
Balaji Swaminathan	-	*	*
Giri Devanur	27,637,410	65.0%	62.54%
Michael J. Logozzo	2,199,938	5.17%	4.98%
Christine Currie	1,473,995	3.47%	3.34%
Jorge Aldecoa	368,499	*	*
All current executive officers and directors as a group (7 persons)(2)	33,522,337	78.84%	75.86%

*	Less than one percent of outstanding shares.

(1)	Includes (i) 368,499 shares of common stock; (ii) 1,001,248 shares of common stock held by CH REAlpha Investments, LLC; and (iii) 1,001,248 shares of common stock held by CH REAlpha Investments II, LLC. Mr. Crawford has the sole voting and dispositive control over the shares held by CH REAlpha Investments, LLC and CH REAlpha Investments II, LLC.

(2)	Excludes Christine Currie, our former Chief Marketing Officer, and includes Jorge Aldecoa, our current Chief Operating Officer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since May 1, 2021, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at the year-end for the last two completed fiscal years.

Related Party Transactions

myAlphie LLC

Effective May 17, 2023, the Company (the “Seller”) entered into a Second Amendment to an agreement (the “Second Amendment”) to finalize a transaction that was originally agreed to through a Membership Interest Purchase Agreement dated December 31, 2022 (the “Purchase Agreement”), with Turnit Holdings, LLC, an Ohio limited liability company (the “Buyer”). The Buyer is an indirect subsidiary of Crawford Hoying, which is owned and partially controlled by Brent Crawford, former chairman of the Company’s board of directors and more than 5% beneficial ownership of the Company’s common stock. CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC are also managed by Mr. Crawford. The Purchase Agreement was previously amended by a Letter Agreement dated March 11, 2023 (the “First Amendment”), which was entered into between the Buyer and Seller. The Purchase Agreement provided for the Buyer’s acquisition of all the issued and outstanding membership interests of myAlphie, LLC (the “Subsidiary”), subsequent to its conversion from a Delaware corporation to a Delaware limited liability company.

Prior to the execution of the Purchase Agreement and pursuant to the Downstream Merger, the Company held myAlphie LLC as a subsidiary, along with (a) all its technology and intellectual property, and (b) two on-demand promissory notes in the amounts of $975,000 and $4,875,000 payable to CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC, respectively (together, the “Promissory Notes”). Upon closing of the Purchase Agreement (a) the Seller sold all of its interests in myAlphie LLC, and (b) the Buyer assumed the Seller’s remaining liabilities and outstanding obligations under the Promissory Notes.

Master Service Agreement

The Company (f.k.a. reAlpha Asset Management Inc.) had a Master Service Agreement with ReAlpha Tech Corp. (our previous parent company) for their patented technologies and platforms and agreed to pay ReAlpha Tech Corp. a management fee of 20% of rental income, however, this agreement is no longer effective post-Downstream Merger (as defined above).

SAIML Capital Pte. Limited Joint Venture

On November 15, 2022, the Company and SAIML Capital Pte. Limited, a Singapore-based asset management firm, signed a binding term sheet to form a joint venture to invest $40.8 million in equity in rent-ready short-term rental properties. Balaji Swaminathan, who was appointed as a member of our board of directors in April 2023, is the chief executive officer and director of SAIML Capital Pte. Limited. The joint venture, once formed, would have a 51% stake held by the Company and a 49% stake held by SAIML. The joint venture planned to make up to $200 million in investments across California, Arizona, Florida, and Tennessee, leveraging reAlphaBRAIN to identify properties that meet reAlpha’s Investment Criteria pursuant to the terms and conditions of a definitive joint venture agreement to be entered into on or before January 31, 2023. When formed, the joint venture may also expand the partnership by contributing an additional $61.2 million of equity, with the potential to invest up to $500 million in rent-ready short-term rental properties through additional debt financing. As of the date hereof, the definitive joint venture agreement has not been entered into and, therefore, this joint venture has not been formed. Mr. Swaminathan received no compensation under the term sheet while it was outstanding.

Policy for approval of related-person transactions

Our board of directors has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or each person whom we know to beneficially own more than 5% of our outstanding shares of common stock (a “5% stockholder”) (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to the Company’s general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors after full disclosure of the related-person interest in the transaction. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related-person transaction;

●	the approximate dollar amount involved in the related-person transaction;

●	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the related-person transaction; and

●	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

DESCRIPTION OF SECURITIES

The following description summarizes important terms of the classes of our capital stock based on our Certificate of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and our Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock currently consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of November 15, 2023, there were 42,522,091 issued and outstanding shares of our common stock. No shares of preferred stock are currently issued or outstanding.

Securities Offered in this Offering

We are offering up to 1,666,666 Common Units, each consisting of one share of common stock and one and a half Warrant to purchase one and a half shares of common stock each. We are also offering to each purchaser whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Units in lieu of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Common Units we are offering will be decreased on a one-for-one basis. We are also registering the shares of common stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants, if any.

The following summary of certain terms and provisions of the Warrants and Pre-Funded Warrants offered hereby included in the Common Units and Pre-Funded Units, respectively, is not complete and is subject to, and qualified in its entirety by the provisions of the form of Pre-Funded Warrants and Warrants, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant and Warrants.

Exercisability

The Warrants will be exercisable at any time after their original issuance and may be exercised until the five-year anniversary of the original issuance date. The Pre-Funded Warrants will be exercisable at any time after their original issuance until they are exercised in full. Each Pre-Funded Warrant and Warrant will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Units and Pre-Funded Units under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Warrants and Pre-Funded Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant or Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant or Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant or Warrant. In lieu of fractional shares, the number of shares of common stock issuable upon exercise will be rounded up to the next whole share.

Exercise Limitation

A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Warrants, as applicable, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded Warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price

The exercise price for the Pre-Funded Warrants is $0.001 per share. The exercise price for the Warrants, is $[__] per share, subject to certain adjustments. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common stock.

Adjustments

The Warrants and Pre-Funded Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. Subject to certain exemptions outlined in the Warrants, while the Warrants are outstanding, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock or Convertible Securities (as defined in the Warrants), at an effective price per share less than the exercise price of the Warrants then in effect, the exercise price of the Warrants shall be reduced to equal the effective price per share in such dilutive issuance; provided, however, in no event shall the exercise price of the Warrants be reduced to an exercise price lower than $[__], which is equivalent to [__]% of the Warrants’ exercise price of $[__].

Transferability

Subject to applicable laws, the Pre-Funded Warrants and Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to apply for the listing of the Pre-Funded Warrants or Warrants included in the Units and Pre-Funded Units offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Pre-Funded Warrants and Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants and Warrants, or by virtue of such holder’s ownership of our common stock, the holder of a Pre-Funded Warrant or Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant or Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants or and Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants or Warrants, as applicable, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants or Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Pre-Funded Warrant and Warrants, in the event of certain fundamental transactions, the holders of the Pre-Funded Warrants and Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Pre-Funded Warrants or Warrants, as applicable, on the date of consummation of such transaction.

Governing Law

The Pre-Funded Warrants, Warrants and the warrant agency agreement are governed by New York law.

Common Stock

Voting Rights. The holders of shares of our common stock are entitled to one vote for each share held on record on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends in the foreseeable future. The holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds. Any dividend declared by the board of directors must be equal, on a per share basis.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share in the net assets legally available for distribution to stockholders after the payment of debts and other liabilities of the Company.

Blank Check Preferred Stock

Our board of directors has the authority to issue undesignated shares of “blank check” preferred stock in one or more series and to fix the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of each such series, including, without limitation, dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of additional preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and could, among other things, have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. We have no present plans to issue any shares of preferred stock.

Listing

Our common stock is listed on Nasdaq under the symbol “AIRE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Our Certificate of Incorporation and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as our shares of common stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. Additionally, the number of authorized shares of any series of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority in voting power, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Vacancies and Newly Created Directorships

The Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled solely only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by our Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the Bylaws. Stockholders generally must provide notice to our secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the meeting has been called in accordance with our Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by our Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the Bylaws. Stockholders generally must provide notice to our secretary not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by us.

Stockholder Meetings

The Certificate of Incorporation provides that the annual meeting of stockholders will be held each year on the date and at the time and place, if any, set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The Certificate of Incorporation also provides that special meetings of our stockholders may be called at any time only by the board of directors, the chairman of the board of directors or our chief executive officer acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, subject to the rights of holders of any series of preferred stock then outstanding

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, the Certificate of Incorporation provides otherwise. In accordance with Section 228, our Bylaws allow for action by written consent.

Amendment to our Certificate of Incorporation and Bylaws

Except for those amendments permitted to be made without stockholder approval under the DGCL, our Certificate of Incorporation generally may be amended only if the amendment is approved by the affirmative vote of the holders of a majority of the stock entitled to vote; provided, however, that certain amendments may only be adopted by the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the total voting power of all the then outstanding shares of the Company’s stock entitled to vote.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws with the affirmative vote of a majority of the board of directors.

Section 203 of the DGCL

We have opted out of Section 203 of the DGCL under our Certificate of Incorporation. As a result, pursuant to our Certificate of Incorporation, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

●	our board of directors approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the acquisition is approved by our board of directors, and by the affirmative vote of at least two-thirds vote of the non-interested stockholders in a meeting.

The restrictions described above will apply subject to certain exceptions, including if a stockholder becomes an interested stockholder inadvertently and, as soon as practicable, divests itself of ownership of such shares so that the stockholder ceases to be an interest stockholder, and, within the three (3) year period, that stockholder has not become an interested stockholder but for such inadvertent acquisition of ownership. Generally, a “business combination” or “acquisition” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Our Certificate of Incorporation provisions that elect to opt out of Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive forum for certain lawsuits

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to us or to our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against use, our directors, officers or employees governed by the internal affairs doctrine.

Under our Charter, this exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, or for which the Court of Chancery determines there is an indispensable party not subject to its jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

TAXATION OF THE COMPANY AND MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences to us and to U.S. Holders and Non-U.S. Holders (as defined below) generally applicable to the ownership and disposition of our common stock by a U.S. Holder or Non-U.S. Holder that acquires our common stock and holds our common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Brouse McDowell LPA and are based on the accuracy of the representations made by us.

This discussion does not purport to comment on all federal income tax matters affecting us or our U.S. Holders and Non-U.S. Holders (as defined below). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common stock and the prices at which are common stock trades. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our common stockholders and thus will be borne indirectly by our common stockholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Brouse McDowell LPA has not rendered an opinion with respect to the following specific tax issues listed below, and this discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s or Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax or subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	the treatment of a common stockholder whose shares are loaned to a short seller to cover a short sale of common stock;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Taxation of the Company

We are taxed as a “C” corporation for United States federal income tax purposes. We do not intend to qualify as a REIT, and, therefore, have not included a discussion on such taxation given that we do not believe we will be eligible to be taxed as a REIT.

As a C corporation, we are subject to federal income tax (and alternative minimum tax and state and local income taxes) on our taxable income, including our distributive share of income, gains, and losses from Syndications we own an interest in. We will not be entitled to deduct any dividends we distribute for federal or state and local income tax purposes. Thus, while we are a C corporation, our income is subject to double taxation, at the corporate level as we pay tax on our taxable income and at the stockholder level on dividends we distribute.

As a domestic corporation that is a U.S. Real Property Holding Company, as defined in the Code (“USRPHC”) our stock will be determined to be a U.S. Real Property Interest (“USRPI”), pursuant to the Code §897(c)(1)(A)(ii), absent the cleansing rules applying. Once a domestic corporation has been determined to be a USRPHC, its stock will generally be considered a USRPI in the hands of a foreign shareholder and any gain or loss on the disposition of the stock generally should be treated by the foreign shareholder as effectively connected to a U.S. trade or business under the Code § 897(a).

Brouse McDowell LPA has acted as our tax counsel in connection with this registration statement. Brouse McDowell LPA is of the opinion that (i) we are taxed as a “C” corporation for United States federal income tax purposes; (ii) reAlpha met the definition of a USRPHC, based upon a determination date of end of our fiscal year, dated April 30, 2022, which determination remains in effect for five years (except under certain limited exceptions); and (iii) that reAlpha does not satisfy the definition and has not sought to qualify as a real estate investment trust. This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Brouse McDowell LPA by reAlpha and based upon certain terms and conditions set forth in the opinion. Our qualification as a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other trade and business assets, including but not limited to the value of our intellectual property and goodwill, the analysis is constantly evolving. Further, the anticipated U.S. federal income tax treatment summarized below may change, perhaps retroactively, by legislative, administrative, or judicial action. Brouse McDowell has no obligation to update its opinion subsequent to the date of the opinion.

In rendering this opinion, Brouse McDowell LPA has relied on factual representations made by us. The representations made by us upon which Brouse McDowell LPA has relied upon include:

●	Since its original formation, reAlpha Tech Corp. (fka ReAlpha Asset Management, Inc.) has been a C corporation under the U.S. Tax Code.

●	As of April 30, 2022, the fair market value of the U.S. real property interests held represented over 50% of the fair market value of the properties, trade and business assets.

●	At no time, has reAlpha sought tax treatment as a REIT.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

General

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined under the Code, (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Taxation of U.S. Holders

Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders - Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. All U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Taxation of Non-U.S. Holders

Distributions

As described in the section titled “Dividend Policy,” we do not currently anticipate paying dividends on our common stock. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the subsection titled “Sale or Other Taxable Disposition” below. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend. Any such distributions will also be subject to the discussions below under the heading “Additional Withholding Tax on Payments Made to Foreign Accounts-FATCA.”

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Our common stock constitutes a USRPI by reason of our status as a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and, provided that our common stock is regularly traded in an established securities market within the meaning of applicable Treasury Regulations, the non-U.S. holder has held, directly, indirectly, or constructively, at any time during said period, more than 5% of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, a determination was made by reAlpha that at the end of our fiscal year, dated April 30, 2022, reAlpha met the definition of USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other trade and business assets, including but not limited to the value of our intellectual property and goodwill, the analysis is constantly evolving.

As a domestic corporation that is a USRPHC or was one within the five (5) years preceding the disposition our stock will be determined to be a USRPI, pursuant to the Code §897(c)(1)(A)(ii), absent the cleansing rules applying. Once a domestic corporation has been determined to be a USRPHC, its stock will generally be considered a USRPI in the hands of a foreign shareholder and any gain or loss on the disposition of the stock generally should be treated by the foreign shareholder as effectively connected to a U.S. trade or business under the Code § 897(a).

Under the Code, upon our common stock becoming a security regularly traded on a U.S. securities exchange, like NASDAQ, even if we are a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax unless such Non-U.S. Holder owns, actually and constructively, greater than 5% of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

As noted above, stock in a domestic corporation that is determined to be a USRPHC at any point in time, is considered to be a USRPI for five years thereafter unless the cleansing rule applies. The cleansing rule provided for in the Code §897(c)(1)(B) provides that stock of a USRPHC would cease to be a USRPI if the USRPHC did not hold any USRPIs as of the date of a disposition of the USRPHC’s stock, and all of the USRPIs previously held by such USRPHC at any time during the shorter of (i) the period of time that the selling shareholder held the USRPHC Stock or (ii) the five-year period ending on the date of the disposition, were disposed of in a transaction in which the full amount of gain (if any) was recognized (or such USRPIs ceased to be USRPIs under this rule). For dispositions after December 18, 2015, the Protecting Americans from Tax Hikes Act of 2015 (PATH Act) added a requirement to the cleansing rule that neither the USRPHC nor any predecessor of the USRPHC has been a regulated investment company or a real estate investment trust at any time during the applicable holding period. This additional requirement applies to dispositions made on or after the December 18, 2015 enactment date.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Additional Withholding Tax on Payments Made to Foreign Accounts

FATCA

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (FATCA)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2020, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

A Non-U.S. Holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a Non-U.S. Holder (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person) by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally can be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

PLAN OF DISTRIBUTION

We are offering up to Units, based on an assumed public offering price of $12.00 per share, which represents the closing price of our common stock on Nasdaq on November 14, 2023, for gross proceeds of up to $20.0 million before deduction of Placement Agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of                , 2023, we have engaged Maxim Group LLC to act as our exclusive Placement Agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the shares of common stock will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about            , 2023

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent, up to $100,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Units(1)	Total
Public offering price	$	$
Placement agent fees (7%)	$	$
Proceeds to us (before expenses)	$	$

(1)	Assumes no Pre-Funded Warrants are issued and all securities issued in the offering include common stock.

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent commission, will be approximately $[   ], all of which are payable by us. This figure includes, among other things, the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) up to $100,000.

Lock-Up Agreements

We, each of our officers and directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Upon the closing of this offering, for a period of six (6) months from the final Closing Date, we will grant the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity or equity-linked offerings, for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six (6) month period. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent.

Other Compensation

We have also agreed to pay the Placement Agent a tail fee equal to 7% of the gross proceeds of any equity, equity-linked or debt or other capital raising activity, if any investor, who was introduced by the Placement Agent during the term of its engagement, provides us with capital in such a financing during the six-month period following expiration or termination of our engagement with the representative.

We previously engaged Maxim Group LLC as our financial advisor to advise and assist us with respect to our Direct Listing offering. In connection with its engagement as our financial advisor, Maxim Group received shares of our common stock equal to one-half of one percent (0.5%) of our common stock on a fully diluted basis, a cash fee of $300,000 and an expense reimbursement.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities we are offering were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have provided and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Listing

Our common stock is listed on Nasdaq under the symbol “AIRE”.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Placement Agent is not required to comply with the disclosure requirements of NI 33-105 regarding Placement Agent conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, placement agents, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. Each Placement Agent has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP. As of the date of this prospectus, Mitchell Silberberg & Knupp LLP beneficially owns an aggregate of 100,000 shares of our common stock. The Placement Agent is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York. Brouse McDowell, LPA has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Taxation of the Company and Material U.S. Federal Income Tax Consequences” and will pass upon the accuracy of those statements.

EXPERTS

The consolidated financial statements of reAlpha Tech Corp. and subsidiaries as of April 30, 2023, and April 30, 2022, have been included herein and in the registration statement of which this prospectus forms a part in reliance upon the report of GBQ Partners, LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities offered hereby, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on the Company at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at www.realpha.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

FINANCIAL STATEMENTS

REALPHA TECH CORP. (FKA REALPHA ASSET MANAGEMENT, INC.) AND SUBSIDIARIES

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Balance Sheet

July 31, 2023 and April 30, 2023

	July 31, 2023 ($)	April 30, 2023 ($)
	(unaudited)
ASSETS

Current Assets
Cash	722,686	1,256,868
Accounts receivable	1,554	68,120
Receivable from related parties	27,234	20,874
Prepaid expenses	3,061,446	3,061,196
Other current assets	249,704	250,680
Total current assets	4,062,624	4,657,738

Property and Equipment, at cost
Property and equipment, net	2,175,377	2,185,992

Other Assets
Investments	115,000	115,000
Goodwill	5,135,894	5,135,894
Capitalized software development - work in progress	8,701,927	8,998,755
TOTAL ASSETS	20,190,822	21,093,379

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	435,774	412,947
Mortgage loans, net	1,237,200	1,222,000
Notes payable	-	5,850,000
Accrued expenses	262,142	195,299
Total current liabilities	1,935,116	7,680,246

Long-Term Liabilities
Mortgage loans, net	247,000	247,000
Total liabilities	2,182,116	7,927,246

Shareholders’ Equity (Deficit)
Common stock	42,523	42,523
Additional paid-in capital	24,106,597	24,107,159
Accumulated deficit	(6,143,154)	(10,986,162)
Total shareholders’ equity (deficit) of reAlpha Tech Corp.	18,005,966	13,163,520

Non-controlling interests in consolidated entities	2,740	2,613
Total shareholders’ equity (deficit)	18,008,706	13,166,133

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	20,190,822	21,093,379

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Operations

For the Three Months Ended July 31, 2023 and 2022 (unaudited)

	For the Three Months Ended July 31, 2023 ($)	For the Three Months Ended July 31, 2022 ($)
	(unaudited)	(unaudited)

Revenues	67,721	88,873

Cost of revenues	41,639	67,643

Gross Profit	26,082	21,230

Operating Expenses
Wages, benefits and payroll taxes	252,714	268,277
Repairs & maintenance	24,229	6,637
Utilities	7,021	13,178
Dues & subscriptions	9,609	20,718
Marketing & advertising	52,630	180,075
Professional & legal fees	197,712	451,573
Depreciation & amortization	21,312	37,002
Other operating expenses	41,650	59,503
Total operating expenses	606,877	1,036,963

Operating Loss	(580,795)	(1,015,733)

Other Income (Expense)
Interest income	-	64
Other income	567	172,736
Gain on sale of MyAlphie	5,502,774	-
Interest expense	(45,513)	(43,766)
Other expense	(33,888)	(81,298)
Total other income (expense)	5,423,940	47,736

Net Income (Loss)	4,843,145	(967,997)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	137	799

Net Income (Loss) Attributable to Controlling Interests	4,843,008	(968,796)

Net Income (loss) per share — basic	0.12	(0.12)

Net Income (loss) per share — diluted	0.12	(0.12)

Weighted-average outstanding shares — basic	40,439,190	7,875,998

Weighted-average outstanding shares — diluted	40,439,190	7,875,998

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

For the Three Months Ended July 31, 2023, and 2022 (unaudited)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	ReAlpha Tech Corp. and Subsidiaries Equity	Non- Controlling Interest	Total Shareholders’ Equity

Balance at April 30, 2023	42,523	24,107,159	(10,986,162)	13,163,520	2,613	13,166,133
Net Income (loss)	-	-	4,843,008	4,843,008	137	4,843,145
Reg A Offering costs	-	(562)	-	(562)	-	(562)
RTC India - Non Controlling Interest	-	-		-	(10)	(10)
Balance at July 31, 2023	42,523	24,106,597	(6,143,154)	18,005,966	2,740	18,008,706

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	ReAlpha Tech Corp. and Subsidiaries Equity	Non- Controlling Interest	Total Shareholders’ Equity

Balance at April 30, 2022	8,634	192,490	(5,533,053)	(5,331,929)	13,597	(5,318,332)
Net Income (loss)	-	-	(968,796)	(968,796)	799	(967,997)
Distribution to Syndicate members	-	-	-	-	(11,625)	(11,625)
RTC India - Non Controlling Interest	-	-	-	-	(44)	(44)
Balance at July 31, 2022	8,634	192,490	(6,501,849)	(6,300,725)	2,727	(6,297,998)

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Three Months Ended July 31, 2023 and 2022 (unaudited)

	For the Three Months Ended July 31, 2023 ($)	For the Three Months Ended July 31, 2022 ($)
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	4,843,145	(967,997)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	21,312	37,001
Gain on sale of myAlphie	(5,502,774)	-
Changes in operating assets and liabilities:
Accounts receivable	77,570	(5,342)
Receivable from related parties	(15,730)	-
Prepaid expenses	1,420	(5,755)
Other current assets	(2,629)	(36,468)
Accounts payable	21,884	396,549
Accrued expenses	74,761	(47,198)
Total adjustments	(5,324,186)	338,787
Net cash used in operating activities	(481,041)	(629,210)

Cash Flows from Investing Activities:
Proceeds from sale of properties	-	916,437
Additions to Property, Plant & Equipment	(10,250)	(380)
Capitalized software development - work in progress	296,826	(188,336)
Net cash used in investing activities	286,576	727,721

Cash Flows from Financing Activities:
Proceeds from issuance of debt, net	15,200	-
Payments of long-term debt	(347,226)	(565,737)
Deferred financing costs	-	1,178
Proceeds from issuance of common stock - Reg A	(562)	(58,212)
Settling subscription issuance of common stock contributions	(7,696)	180,681
Net cash used in financing activities	(340,284)	(442,090)

Net increase/(decrease) in cash	(534,749)	(343,579)

Effect of exchange rate changes on cash	567	265

Cash - Beginning of Period	1,256,868	2,095,401

Cash - End of Period	722,686	1,752,087

Reconciliation of Cash and Restricted Cash
Cash	722,686	1,734,071
Restricted cash	-	18,016
Total cash and restricted cash	722,686	1,752,087

The accompanying notes are an integral part of these consolidated financial statements.

reAlpha Tech Corp.

Notes to Consolidated Financial Statements (Unaudited)

Note 1 - Organization and Description of Business

ReAlpha Tech Corp. and Subsidiaries (we, us, our, the “Company” or the “Registrant”) was initially incorporated with the name reAlpha Asset Management, Inc. in the State of Delaware on April 22, 2021. The Company is primarily engaged in the business of purchasing and managing real estate through the use of technology, and other allied means for the benefit of the Company’s members and shareholders.

On March 21, 2023, reAlpha Tech Corp (the Parent) merged with reAlpha Asset Management, Inc. (the Subsidiary) in a short-form merger in accordance with Section 253 of the Delaware General Corporate Law (“DGCL”) (the “Downstream Merger”), resulting in reAlpha Asset Management, Inc. becoming the surviving corporation and gaining access to reAlpha Tech Corp.’s technology and intellectual property. Prior to the merger, the Parent owned over 90% of the Subsidiary’s shares. The merger enables reAlpha Asset Management, Inc. to provide customers with a broader range of AI (Artificial Intelligence) solutions for various industries. Following the merger, reAlpha Asset Management, Inc. changed its name to reAlpha Tech Corp. As the former reAlpha Tech Corp shareholders owned a majority of the common stock of reAlpha Asset Management, Inc. the downstream merger is deemed a common control transaction.

Transactions between entities under common control are accounted for in a manner similar to the pooling of-interest method. Thus, the financial statements of the commonly controlled entities would be consolidated, retrospectively, as if the transaction had occurred at the beginning of the period. As a result, the assets and liabilities and the historical operations reflected in the Company’s financial statements are those of reAlpha Tech Corp and subsidiaries and reAlpha Asset Management, Inc. recorded at historical cost basis. The historical shareholders’ equity of the accounting acquirer prior to the merger is retroactively reclassified for the equivalent number of shares received in the merger after giving effect to any difference in par value of the company’s and the accounting acquirer’s stock by an offset in paid in capital.

On March 24, 2023, the Company acquired Roost Enterprises, Inc. (“Rhove”), a leading provider of real estate technology solutions. The Rhove acquisition includes technology developed for the purpose of syndicating real estate properties for investment by retail and institutional investors (the “Syndication Platform”). Pursuant to the Stock Purchase Agreement entered into in connection with the Rhove acquisition (the “Stock Purchase Agreement”) among the Company, Rhove and certain investor sellers in Rhove (the “Sellers”), we acquired all the intellectual property related to the Syndication Platform and other related intangible property and proprietary information of Rhove.

Sale of myAlphie LLC

Effective May 17, 2023, the Company (the “Seller”) entered into a Second Amendment to an agreement (the “Second Amendment”) to finalize a transaction that was originally agreed to through a Membership Interest Purchase Agreement dated December 31, 2022 (the “Purchase Agreement”), with Turnit Holdings, LLC, an Ohio limited liability company (the “Buyer”, or “Turnit”). The Buyer is an indirect subsidiary of Crawford Hoying, which is owned and partially controlled by Brent Crawford, former chairman of the Company’s board of directors. CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC are also managed by Mr. Crawford. The Purchase Agreement was previously amended by a Letter Agreement dated March 11, 2023 (the “First Amendment”), which was entered into between the Buyer and Seller. The Purchase Agreement provided for the Buyer’s acquisition of all the issued and outstanding membership interests of myAlphie, LLC (the “Subsidiary”).

Prior to the execution of the Purchase Agreement and pursuant to the Downstream Merger, the Company held myAlphie LLC as a subsidiary, along with (a) all its technology and intellectual property, and (b) two on-demand promissory notes in the amounts of $975,000 and $4,875,000 payable to CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC, respectively (together, the “Promissory Notes”). Upon closing of the Purchase Agreement (a) the Seller sold all of its interests in myAlphie LLC, and (b) the Buyer assumed the Seller’s remaining liabilities and outstanding obligations under the Promissory Notes.

The net assets of myAlphie (excluding the promissory notes) prior to sale was approximately $347,000 resulting in a gain on sale of approximately $5,503,000 from the assumption of the promissory notes by the Buyer. The gain on sale is included in other income in the statement of operations for the three months ended July 31, 2023.

The Company’s main office is located at 6515, Longshore Loop, Suite 100 — Dublin, OH 43017. The Company has elected April 30th as its year end.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. The financial statements include the operations, assets, and liabilities of the Company. In the opinion of the Company’s management, the accompanying consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to fairly present the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

The Company had cash and cash equivalents of $722,686 and $ 1,256,868 as of July 31, 2023 and April 30, 2023 respectively.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, cash equivalents, and accounts receivable. As of July 31, 2023, the Company’s cash was held by financial institutions that management believes have acceptable credit. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. Accounts receivable are typically unsecured. The risk with respect to accounts receivable is mitigated by regular credit evaluations that the Company performs on its distribution partners and its ongoing monitoring of outstanding balances.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of related asset. Real estate assets are carried at cost. Depreciation is calculated on the straight-line method over the estimated lives of the assets (27.5 years for residential rental property, 5 years for furniture and fixtures and 3 years for furnishings). Major additions and betterments are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the estimated useful lives, are expensed as incurred. Upon disposal of assets, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss resulting from the disposal is recorded in the period of disposition in the accompanying statement of operations.

Investments

The Company holds 25% of the equity in each of the two privately held entities, Naamche Inc. & Carthagos. Inc. However, the Company does not have any significant control or influence over the financial and operating policies. As these equity instruments do not have readily determinable fair values, they have been measured using the measurement alternative, cost-less impairment. The carrying amount for these instruments would be subsequently adjusted for observable price changes, or prices in orderly transactions for an identical investment or similar investment of the same issuer. In addition, these investments are periodically evaluated for impairment. The investments are classified as other long-term assets on the Company’s Consolidated Balance Sheet and the Company has not recorded any adjustments to the carrying value of investments in the quarter ended July 31, 2023.

Capitalized Software Development Costs

The Company follows Accounting Standards Codification (ASC) 350, “Internal-Use Software,” to assess the capitalization of software development costs, such as those incurred during the application development stage, including coding, testing, and development of software functionality which are eligible for capitalization. Such costs encompass direct labor, third-party services, and other directly attributable expenses. As of July 31, 2023, the software under development has not reached the stage of being substantially complete and ready for its intended use. Consequently, the Company continues to capitalize on costs related to the application development stage in accordance with ASC 350.

Amortization of capitalized software development costs commences when the software is placed in service and is available for its intended use. The capitalized costs are amortized over the software’s estimated useful life, which is determined based on factors such as expected future benefits and the rate of technological change.

The fair value of software acquired in a business combination is determined using the discounted cash flow (DCF) method as per ASC 820 “Fair Value Measurements and Disclosures”, requiring the consideration of significant inputs and assumptions, such as projected cash flows, expected growth rates, discount rates, and other relevant market data. The Company exercises judgment in selecting appropriate inputs, taking into account historical performance, market conditions, and the technological characteristics of the software.

Goodwill

The Company accounts for goodwill in accordance with ASC 350 Intangibles-Goodwill and Other. ASC 350 requires that goodwill with indefinite useful lives no longer be amortized but instead be evaluated for impairment at least annually. In accordance with ASC 350, goodwill is allocated to reporting units. On an annual basis and more frequently based on triggering events, as of April 30 of each year, management reviews goodwill for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more likely than not that the fair value of a reporting unit is less than it carrying amount. If it is determined that it is more likely than not that the fair value of a reporting unit is less than it carrying amount, goodwill is further tested for impairment by comparing the carrying amount to the estimated fair value of its reporting units, determined using externally quoted prices (if available) or a discounted cash flow model and, when deemed necessary, a market approach. Goodwill impairment, if any, is measured as the amount by which a reporting unit’s carrying amount exceeds its fair value.

Application of goodwill impairment tests requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units and determination of fair value of each reporting unit. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the reporting unit, composition, personnel or strategy changes affecting the reporting unit and recoverability of asset groups within a reporting unit. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates, and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each reporting unit.

Long-lived Assets, Intangible Assets, and Goodwill Impairment

Changes in circumstances requiring a goodwill impairment test have not been identified for the periods presented. The Company will continue to monitor circumstances, such as disposition activity or changes in forecasted cash flows in future periods. If the fair value of the Company’s reporting unit declines below the carrying value in the future, goodwill impairment charges may be incurred.

Credit Facilities

In May 2022, the reAlpha Acquisitions Churchill, LLC a wholly-owned subsidiary of reAlpha Tech Corp. entered into a credit agreement with Churchill Finance I, LLC, securing a credit facility of $200 million. The primary purpose of this credit facility is to finance short-term rental acquisitions. The facility provides the company with increased financial flexibility to pursue strategic opportunities in the real estate market.

Management anticipates utilizing the credit facility to expand the company’s portfolio of rental properties. By leveraging this credit facility, the company aims to capitalize on attractive investment prospects while adhering to its prudent financial management principles.

The terms and conditions of the credit agreement with Churchill Finance I, LLC have been evaluated by management, and the interest rates and repayment terms are considered competitive and favorable to the company’s financial interests.

Revenue Recognition

Revenues consist of short-term rentals and technology platform booking income. Short-term rental revenues include revenues from the rental of properties via Airbnb, Vacasa, and such digital hospitality platforms. Technology Platform Revenue includes revenues from bookings made on our technology platform towards painting and cleaning of properties.

As we are responsible for services rendered by the technology platform, fees charged to end-users are also included in revenue, while payments to Vendors in exchange for their services are recognized in the cost of revenue, exclusive of depreciation and amortization.

Revenues are recognized in accordance with Topic 606 of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) for revenue recognition. The Company recognizes revenues in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, and (5) recognition of revenue when (or as) performance obligations are satisfied. (Refer to Note 6 for more details)

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

If it is determined that the Company would be able to realize the deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes and interest and penalties, if any, with income tax expense in the accompanying statement of operations.

Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of financial instruments approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Recently Issued Accounting Pronouncements

Consistent with the treatment for emerging growth companies under the Jumpstart Our Business Startups (JOBS) Act, the Company has elected to delay the implementation of new accounting standards to the extent such standards provide for delayed implementation by non-public business entities.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based on historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2022. The Company is currently evaluating the potential impact this standard may have on the financial statements.

Note 3 - Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company commenced operations as of April 22, 2021, and has not yet realized its planned operations. The Company is dependent upon additional capital resources for the full commencement of its planned operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Management believes that the Company will continue to incur losses for the foreseeable future and will need equity or debt financing to sustain its operations until it can generate additional revenues and achieve profitability and positive cash flows. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management intends to finance operating costs over the next twelve months with existing cash on hand, loans and proceeds from the issuance of its stock.

Management has determined that these matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefits for the periods presented are offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers the realization of such amounts to be more likely than not.

Note 5 - Property and Equipment

1. Investments in property and equipment consisted of the following as of July 31, 2023

Investments in property and equipment other than held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$154,193	$-	$154,193
Buildings and building improvements	1,236,265	(65,865)	$1,170,400
Computer	33,496	(11,784)	$21,712
Furniture and fixtures	24,997	(6,920)	$18,077
Total investments	$1,448,951	$(84,569)	$1,364,382

a. Investments in property and equipment held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$84,053	$-	$84,053
Buildings and building improvements	713,534	(28,365)	$685,169
Furniture and fixtures	64,945	(23,172)	$41,773
Total investments	$862,532	$(51,537)	$810,995

2. Investments in property and equipment consisted of the following as of April 30, 2023

a. Investments in property and equipment other than held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$218,556	$-	$218,556
Buildings and building improvements	1,713,265	(72,514)	1,640,751
Computer	33,543	(11,904)	21,639
Furniture and fixtures	73,975	(22,355)	51,620
Total investments	$2,039,339	$(106,773)	$1,932,566

b. Investments in property and equipment held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$19,690	$-	$19,690
Buildings and building improvements	226,284	(6,012)	220,272
Furniture and fixtures	16,090	(2,626)	13,464
Total investments	$262,064	$(8,638)	$253,426

The Company recorded depreciation expenses of $21,312 and $93,254 for the three months ended July 31, 2023 and July 31, 2022 , respectively.

Note 6 - Receivables from Related Parties

As of July 31, 2023, and April 30, 2023, the balance of related party transactions amounted to $27,234 and $20,874, respectively. The related party balance primarily consists of a receivable from Turnit Holdings, LLC, a related party.

Note 7 - Prepaid Expenses

As of July 31, 2023 and April 30, 2023, Prepaid Expenses totaled $3,061,446. Prepaid Expenses primarily comprise advance payments made for Legal & Advisory services. The company made a payment of $3,045,449 for Legal & Advisory services by issuing equity. The fair value of the equity issued was recorded as a prepaid expense, and the corresponding advisory services will be accounted for over the period when the services are performed.

Note 8 - Capitalized Software Development costs, work in progress

Qualifying internal-use software costs incurred during the application development stage, which consist primarily of internal product development costs, outside services, and purchased software license costs are capitalized. As of July 31, 2023, the balance of capitalized software costs, work in progress amounted to $8,701,927, compared to $8,998,755 as of April 30, 2023. The capitalized software costs, work in progress balance as on July 31, 2023 includes the following components:

Roost (dba “Rhove”): $7,946,844, acquired as part of Business Combination

reAlpha Tech Corp.: $755,083, acquired as part of the downstream merger

The Company assesses the carrying amount of capitalized software costs for impairment regularly and considers the recoverability of capitalized costs based on expected future benefits and cash flows. Any impairment loss, if identified, is recognized in the statement of operations.

Note 9 - Current Liabilities

Current liabilities Debts consisted of the following as of July 31, 2023, and April 30, 2023:

	July 31,	April 30,
	2023	2023

Mortgage note with a bank. The note bears interest at a rate of 5% + Prime with floor of 8.25% and provides for monthly interest payments. The note matures on February 10, 2024 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	880,000	880,000

Mortgage note with a bank. The note bears interest at a rate of 4.75% + Prime with floor of 8.25% and provides for monthly interest payments. The note matures on April 15, 2024 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	342,000	342,000

Total Short-term debt related to Properties	$1,222,000	$1,222,000

Less: Deferred financing costs, net	-	-
Total Short-term debt related to Properties, net	$1,222,000	$1,222,000

Promissory note bears interest at a rate of 1% + Prime.	-	975,000

Promissory note bears interest at a rate of 1% + Prime.	-	4,875,000

Amex Loan	15,200	-
Total Short-term debt, net	$1,237,200	$7,072,000

Maturities of short-term debt as of July 31, 2023, are as follows:

2024	1,237,200
Total Short-term debt, net	$1,237,200

Note 10 - Long-Term Liabilities

Long-term liabilities consisted of the following as of July 31, 2023, and April 30, 2023:

	July 31,	April 30,
	2023	2023
Mortgage note with a bank. The note bears interest at a rate of 7.5% and provides for monthly interest payments. The note matures on January 1, 2053 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	$247,000	$247,000

Maturities of long-term debt as of July 31, 2023, are as follows:

2053	$247,000
Total Long-term debt, net	$247,000

Note 11 - Shareholders’ Equity (Deficit)

The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.001. There were 42,522,091 shares issued and outstanding as of July 31, 2023.

Note 12 - Commitments and Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition, or results of operations.

Parent Company Litigation

On December 27, 2021, Ms. Valentina Isakina, a board advisor of our former parent company, reAlpha Tech Corp., (the “Parent Company”) filed a lawsuit in the Southern District of Ohio against the Parent Company in connection with her termination package. After three months of service, the Parent Company discontinued her services as she was not the right fit for the Parent Company’s needs. reAlpha Tech Corp. contends that pursuant to the terms of her employment agreement, she was offered 12,500 shares of reAlpha Tech Corp., to vest over a period of time, however, she never accepted the shares.

Ms. Isakina, on the other hand, contends she is owed up to 5% from reAlpha Tech Corp. in connection with an alleged agreement to serve on the board of directors. reAlpha Tech Corp. denies the existence of such agreement. The parties are in the process of completing discovery. There is no trial set, and we believe the matter will be resolved in late 2023 or in 2024. The Company cannot predict the eventual scope, duration, or outcome at this time. Accordingly, the Company is unable to estimate the reasonably possible loss or range of reasonably possible loss arising from this case.

Malpractice Lawsuit

On May 8, 2023, the Company filed a malpractice lawsuit with the United States District Court for the Southern District of Ohio, Eastern Division, against Buchanan, Ingersoll & Rooney, PC (“Buchanan”), Rajiv Khanna (“Khanna”) and Brian S. North (“North,” together with Buchanan and Khanna, the “Buchanan Legal Counsel”). The complaint alleges that the Buchanan Legal Counsel failed to provide proper and timely legal advice during the Company’s Tier 2 Regulation A offering, resulting in late Blue Sky notice filings with all required states prior to the Company offering and selling securities in those states. As a result, the Company was subject to a number of inquiries, investigations, and subpoenas by the various states, incurring significant legal fees and fines, lost opportunity due to pausing its Regulation A campaign, in addition to the loss of a $20 million institutional investment. The Company is seeking the forfeit of all legal fees associated with this matter, the award of legal fees to bring this matter to action, and further legal and equitable relief as the Court deems just and proper. The Company cannot predict the eventual scope, duration, or outcome at this time. Accordingly, the Company is unable to estimate the reasonably possible loss or range of reasonably possible loss arising from this case.

Note 13 - Subsequent Events

Management has evaluated all subsequent events through September 11, 2023, the date the consolidated financial statements were available to be issued. Based on this evaluation, below was identified which require disclosure in these consolidated financial statements.

Subsequent to the date of financial statements, the Company sold 2 properties located in Hamlet and Pebble Beach Drive for a total sale consideration of $980,500. In connection with these property sales, the Company paid off the related notes payable totaling $ 694,170.

Subsequent to the date of financial statements, the Company also sold a property located in Pebble for a total sale consideration of $451,500. In connection with these property sales, the Company paid off the related notes payable totaling $ 338,625.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders’

reAlpha Tech Corp. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of reAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.) (the “Company”) and Subsidiaries as of April 30, 2023 and 2022, the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the years then ended, and related notes (collectively referred to as the “consolidated financial statements”). In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

We did not audit the April 30, 2022 financial statements of reAlpha Tech Corp, the stand-alone parent Company, which statements reflect total assets and revenues constituting 18 percent and 25 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for reAlpha Tech Corp., is based solely on the report of the other auditors.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has experienced recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GBQ Partners LLC

We have served as the Company’s auditor since 2021

Columbus, Ohio

August 7, 2023

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Balance Sheets

April 30, 2023 and 2022

	2023 ($)	2022 ($)
ASSETS

Current Assets
Cash	1,256,868	2,072,091
Restricted cash	-	23,311
Accounts receivable	68,120	133,816
Receivable from related parties	20,874	-
Prepaid expenses	3,061,196	111,944
Other current assets	250,680	14,897
Total current assets	4,657,738	2,356,059

Property and Equipment, at cost
Property and equipment, net	2,185,992	3,816,149

Other Assets
Investments	115,000	115,000
Goodwill	5,135,894	-
Capitalized software development costs - work in progress	8,998,755	599,459

TOTAL ASSETS	21,093,379	6,886,667

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	412,947	81,377
Settling subscriptions, net of offering costs	-	3,773,097
Mortgage note payable, current portion	1,222,000	2,229,162
Notes payable	5,850,000	6,000,000
Accrued expenses	195,299	121,363
Total current liabilities	7,680,246	12,204,999

Long-Term Liabilities
Mortgage note payable, net of current portion	247,000	-
Total liabilities	7,927,246	12,204,999

Shareholders’ Equity (Deficit)
Common stock	42,523	8,634
Additional paid-in capital	24,107,159	192,490
Accumulated deficit	(10,986,162)	(5,533,053)
Total shareholders’ equity (deficit) of reAlpha Tech Corp.	13,163,520	(5,331,929)

Non-controlling interests in consolidated entities	2,613	13,597
Total shareholders’ equity (deficit)	13,166,133	(5,318,332)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	21,093,379	6,886,667

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended April 30, 2023 and 2022 (audited)

	2023 ($)	2022 ($)

Revenues	419,412	305,377

Cost of revenues	293,204	167,193

Gross Profit	126,208	138,184

Operating Expenses
Wages, benefits and payroll taxes	1,114,403	1,177,110
Repairs & maintenance	24,794	47,601
Utilities	32,456	49,058
Dues & subscriptions	98,309	105,047
Marketing & advertising	2,002,884	2,569,730
Professional & legal fees	1,483,889	712,322
Depreciation & amortization	157,802	151,478
Other operating expenses	160,050	154,780
Total operating expenses	5,074,587	4,967,126

Operating Loss	(4,948,379)	(4,828,942)

Other Income (Expense)
Interest income	-	147
Other income	53,093	34,853
Interest expense	(169,776)	(177,273)
Other expense	(387,321)	(420,797)
Total other income (expense)	(504,004)	(563,070)

Net Loss	(5,452,383)	(5,392,012)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	726	(12,642)

Net Loss Attributable to Controlling Interests	(5,453,109)	(5,379,370)

Net loss per share — basic	(0.13)	NA

Net loss per share — diluted	(0.13)	NA

Weighted-average outstanding shares — basic	40,439,190	NA

Weighted-average outstanding shares — diluted	40,439,190	NA

Note:

1.	Earnings per share information has not been presented for periods prior to the Business Combination (as defined in Note 1, Description of Business), as it resulted in values that would not be meaningful to the users of these consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders Equity (Deficit)

For the Years Ended April 30, 2023 and 2022 (audited)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	ReAlpha Tech Corp. and Subsidiaries Equity	Non- Controlling Interest	Total Shareholders’ Equity
Balance at April 30, 2021	$8,624	$92,500	$(153,683)	$(52,559)	$24,929	$(27,630)
Net loss	-	-	(5,379,370)	(5,379,370)	(12,642)	(5,392,012)
Shares issued through Reg A offering	10	99,990	-	100,000	-	100,000
RTC India	-		-	-	1,310	1,310
Balance at April 30, 2022	$8,634	$192,490	(5,533,053)	$(5,331,929)	13,597	$(5,318,332)
Net loss	-	-	(5,453,109)	(5,453,109)	726	(5,452,383)
Shares issued through Reg A offering	896	8,954,474	-	8,955,370	-	8,955,370
Reg A offering costs	-	(777,466)	-	(777,466)	-	(777,466)
Distribution to syndicate Members	-	(46,587)	-	(46,587)	(12,351)	(58,938)
Shares issued for acquisition of Rhove	1,312	13,118,938	-	13,120,250	-	13,120,250
Shares issued for services	305	3,044,985	-	3,045,290	-	3,045,290
Shares issued in former parent	543	149,457	-	150,000	-	150,000
RTC India - Non controlling interest	-	-	-	-	641	641
Cancellation of shares in the former parent	(9,167)	(241,957)	-	(251,124)	-	(251,124)
Recapitalization of shares	40,000	410,000	-	450,000	-	450,000
Downstream merger transaction	-	(697,175)	-	(697,175)	-	(697,175)

Balance at April 30, 2023	$42,523	24,107,159	(10,986,162)	$13,163,520	2,613	13,166,133

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended April 30, 2023 and 2022 (audited)

	2023($)	2022($)
Cash Flows from Operating Activities:
Net loss	(5,452,383)	(5,392,012)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	157,802	151,478
Gain or (loss) on sale of properties	(22,817)	(34,853)
Changes in operating assets and liabilities:
Accounts receivable	65,696	(133,816)
Receivable from related parties	(20,874)	-
Prepaid expenses	96,038	-
Other current assets	(81,689)	(116,754)
Accounts payable	235,433	81,377
Accrued expenses	60,740	67,774
Total adjustments	490,329	15,206
Net cash used in operating activities	(4,962,054)	(5,376,806)

Cash Flows from Investing Activities:
Proceeds from sale of properties	1,539,997	1,691,644
Additions to Property, Plant & Equipment	19,721	(4,386,691)
Other investment	-	(115,000)
Cash paid to acquire business	(25,000)	-
Capitalized software development costs - work in progress	(452,451)	(597,676)
Net cash provided by (used in) investing activities	1,082,267	(3,407,723)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt, net	247,000	7,923,351
Payments of long-term debt	(1,071,709)	(1,420,987)
Deferred financing costs	-	(92,288)
Proceeds from issuance of common stock - Reg A	4,282,274	98,253
Settling subscription issuance of comment stock contributions	-	4,273,098
Offering costs paid on issuance of common stock	(416,312)	(500,000)
Net cash provided by financing activities	3,041,253	10,281,427

Net (decrease)/increase in cash	(838,534)	1,496,898

Cash - Beginning of Period	2,095,402	598,504

Cash - End of Period	1,256,868	2,095,402

Reconciliation of Cash and Restricted Cash
Cash	1,256,868	2,072,091
Restricted cash	-	23,311
Total cash and restricted cash	1,256,868	2,095,402

The accompanying notes are an integral part of these consolidated financial statements.

reAlpha Tech Corp.

Notes to Audited Consolidated Financial Statements

Note 1 - Organization and Description of Business

ReAlpha Tech Corp. and Subsidiaries (we, us, our, the “Company” or the “Registrant”) was initially incorporated with the name reAlpha Asset Management, Inc. in the State of Delaware on April 22, 2021. The Company is primarily engaged in the business of purchasing and managing real estate through the use of technology, and other allied means for the benefit of the Company’s members and shareholders.

On March 21, 2023, reAlpha Tech Corp (the Parent) merged with reAlpha Asset Management, Inc. (the Subsidiary) in a short-form merger in accordance with Section 253 of the Delaware General Corporate Law (“DGCL”) (the “Downstream Merger”), resulting in reAlpha Asset Management, Inc. becoming the surviving corporation and gaining access to reAlpha Tech Corp.’s technology and intellectual property. Prior to the merger, the Parent owned over 90% of the Subsidiary’s shares. The merger enables reAlpha Asset Management, Inc. to provide customers with a broader range of AI (Artificial Intelligence) solutions for various industries. Following the merger, reAlpha Asset Management, Inc. changed its name to reAlpha Tech Corp. As the former reAlpha Tech Corp shareholders owned a majority of the common stock of reAlpha Asset Management, Inc. the downstream merger is deemed a common control transaction.

Transactions between entities under common control are accounted for in a manner similar to the pooling of-interest method. Thus, the financial statements of the commonly controlled entities would be consolidated, retrospectively, as if the transaction had occurred at the beginning of the period. As a result, the assets and liabilities and the historical operations reflected in the Company’s financial statements are those of reAlpha Tech Corp and subsidiaries and reAlpha Asset Management, Inc. recorded at historical cost basis. The historical shareholders’ equity of the accounting acquirer prior to the merger is retroactively reclassified for the equivalent number of shares received in the merger after giving effect to any difference in par value of the company’s and the accounting acquirer’s stock by an offset in paid in capital.

On March 24, 2023, the Company acquired Roost Enterprises, Inc. (“Rhove”), a leading provider of real estate technology solutions. The Rhove acquisition includes technology developed for the purpose of syndicating real estate properties for investment by retail and institutional investors (the “Syndication Platform”). Pursuant to the Stock Purchase Agreement entered into in connection with the Rhove acquisition (the “Stock Purchase Agreement”) among the Company, Rhove and certain investor sellers in Rhove (the “Sellers”), we acquired all the intellectual property related to the Syndication Platform and other related intangible property and proprietary information of Rhove. See Note 5 for further discussion of this acquisition.

The Company’s main office is located at 6515, Longshore Loop, Suite 100 — Dublin, OH 43017. The Company has elected April 30th as its year end.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. The financial statements include the operations, assets, and liabilities of the Company. In the opinion of the Company’s management, the accompanying consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to fairly present the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

The Company had a restricted cash balance of $23,311, deposits held as compensating balances, or cash segregated in compliance with federal or other regulations as of April 30, 2022, and $0 as of April 30, 2023.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily consist of cash, cash equivalents, and accounts receivable. As of April 30, 2023 and 2022, the Company’s cash was held by financial institutions that management believes have acceptable credit. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. Accounts receivable are typically unsecured. The risk with respect to accounts receivable is mitigated by regular credit evaluations that the Company performs on its distribution partners and its ongoing monitoring of outstanding balances.

Business Combinations

The Company includes the results of operations of the businesses that are acquired as of the acquisition date. The Company allocates the purchase price of the acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of related asset. Real estate assets are carried at cost. Depreciation is calculated on the straight-line method over the estimated lives of the assets (27.5 years for residential rental property, 5 years for furniture and fixtures and 3 years for furnishings). Major additions and betterments are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the estimated useful lives, are expensed as incurred. Upon disposal of assets, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss resulting from the disposal is recorded in the period of disposition in the accompanying statement of operations.

Investments

The Company holds 25% of the equity in each of the two privately held entities, Naamche Inc. & Carthagos. Inc. However, the Company does not have any significant control or influence over the financial and operating policies. As these equity instruments do not have readily determinable fair values, they have been measured using the measurement alternative, cost-less impairment. The carrying amount for these instruments would be subsequently adjusted for observable price changes, or prices in orderly transactions for an identical investment or similar investment of the same issuer. In addition, these investments are periodically evaluated for impairment. The investments are classified as other long-term assets on the Company’s Consolidated Balance Sheets and the Company has not recorded any adjustments to the carrying value of investments in the fiscal year ended April 30, 2023 and 2022.

Capitalized Software Development Costs

The Company follows Accounting Standards Codification (ASC) 350, “Internal-Use Software,” to assess the capitalization of software development costs, such as those incurred during the application development stage, including coding, testing, and development of software functionality which are eligible for capitalization. Such costs encompass direct labor, third-party services, and other directly attributable expenses. As of April 30, 2023, the software under development has not reached the stage of being substantially complete and ready for its intended use. Consequently, the Company continues to capitalize costs related to the application development stage in accordance with ASC 350.

Amortization of capitalized software development costs commences when the software is placed in service and is available for its intended use. The capitalized costs are amortized over the software’s estimated useful life, which is determined based on factors such as expected future benefits and the rate of technological change.

The fair value of software acquired in a business combination is determined using the discounted cash flow (DCF) method as per ASC 820 “Fair Value Measurements and Disclosures”, requiring the consideration of significant inputs and assumptions, such as projected cash flows, expected growth rates, discount rates, and other relevant market data. The Company exercises judgment in selecting appropriate inputs, taking into account historical performance, market conditions, and the technological characteristics of the software.

Goodwill

The Company accounts for goodwill in accordance with ASC 350 Intangibles-Goodwill and Other. ASC 350 requires that goodwill with indefinite useful lives no longer be amortized but instead be evaluated for impairment at least annually. In accordance with ASC 350, goodwill is allocated to reporting units. On an annual basis and more frequently based on triggering events, as of April 30 of each year, management reviews goodwill for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more likely than not that the fair value of a reporting unit is less than it carrying amount. If it is determined that it is more likely than not that the fair value of a reporting unit is less than it carrying amount, goodwill is further tested for impairment by comparing the carrying amount to the estimated fair value of its reporting units, determined using externally quoted prices (if available) or a discounted cash flow model and, when deemed necessary, a market approach. Goodwill impairment, if any, is measured as the amount by which a reporting unit’s carrying amount exceeds its fair value.

Application of goodwill impairment tests requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units and determination of fair value of each reporting unit. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the reporting unit, composition, personnel or strategy changes affecting the reporting unit and recoverability of asset groups within a reporting unit. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates, and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each reporting unit. (Refer to Note 5 for more details)

Long-lived Assets, Intangible Assets, and Goodwill Impairment

Changes in circumstances requiring a goodwill impairment test have not been identified for the year ended April 30, 2023. The Company will continue to monitor circumstances, such as disposition activity or changes in forecasted cash flows in future periods. If the fair value of the Company’s reporting unit declines below the carrying value in the future, goodwill impairment charges may be incurred.

Credit Facilities

In May 2022, the reAlpha Acquisitions Churchill, LLC a wholly-owned subsidiary of reAlpha Tech Corp. entered into a credit agreement with Churchill Finance I, LLC, securing a credit facility of $200 million. The primary purpose of this credit facility is to finance short-term rental acquisitions. The facility provides the company with increased financial flexibility to pursue strategic opportunities in the real estate market.

Management anticipates utilizing the credit facility to expand the company’s portfolio of rental properties. By leveraging this credit facility, the company aims to capitalize on attractive investment prospects while adhering to its prudent financial management principles.

The terms and conditions of the credit agreement with Churchill Finance I, LLC have been evaluated by management, and the interest rates and repayment terms are considered competitive and favorable to the company’s financial interests.

Revenue Recognition

Revenues consist of short-term rentals and technology platform booking income. Short-term rental revenues include revenues from the rental of properties via Airbnb, Vacasa, and such digital hospitality platforms. Technology Platform Revenue includes revenues from bookings made on our technology platform towards painting and cleaning of properties.

As we are responsible for services rendered by the technology platform, fees charged to end-users are also included in revenue, while payments to Vendors in exchange for their services are recognized in the cost of revenue, exclusive of depreciation and amortization.

Revenues are recognized in accordance with Topic 606 of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) for revenue recognition. The Company recognizes revenues in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, and (5) recognition of revenue when (or as) performance obligations are satisfied. (Refer to Note 6 for more details)

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

If it is determined that the Company would be able to realize the deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes and interest and penalties, if any, with income tax expense in the accompanying statement of operations.

Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of financial instruments approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Marketing and Advertising costs

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs were $2,002,884 and $2,569,730 for the years ended April 30, 2023 and 2022, respectively.

Recently Issued Accounting Pronouncements

Consistent with the treatment for emerging growth companies under the Jumpstart Our Business Startups (JOBS) Act, the Company has elected to delay the implementation of new accounting standards to the extent such standards provide for delayed implementation by non-public business entities.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2022. The Company is currently evaluating the potential impact this standard may have on the financial statements.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Note 3 - Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company commenced operations as of April 22, 2021, and has not yet realized its planned operations. The Company is dependent upon additional capital resources for the full commencement of its planned operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Management believes that the Company will continue to incur losses for the foreseeable future and will need equity or debt financing to sustain its operations until it can generate additional revenues and achieve profitability and positive cash flows. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management intends to finance operating costs over the next twelve months with existing cash on hand, loans and proceeds from the issuance of its stock.

Management has determined that these matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefits for the periods presented are offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers the realization of such amounts to be more likely than not.

Note 5 - Business Combinations

On March 24, 2023, we acquired all of the assets of Roost Enterprises, Inc. (“Rhove”). The acquisition was made to expand our market share in the real estate category and capitalize on the synergies of product lines and services between the Companies.

The acquisition of Roost Enterprises, Inc., a real estate technology solutions provider, includes Rhove’s Syndication Platform and related intellectual property. The purchase price involved a $25,000 cash payment, 49,029 common stock shares to Silicon Valley Bank (“SVBB”), 1,263,000 shares to the common stockholders of Rhove, and the option for the same stockholders to purchase 1,263,000 shares at the fair value of $10 per share. Drive Capital and its funds became investors of reAlpha, and Rhove’s CEO, Calvin Cooper, and Rhove’s CTO, Greg Miller, both joined reAlpha in advisory roles.

We estimated fair values on March 24, 2023, for the preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed in connection with the Rhove Transaction. During the measurement period, not to exceed 12 months, we will continue to obtain information to assist in finalizing the fair value of assets acquired and liabilities assumed, which may differ materially from these preliminary estimates. If we determine any measurement period adjustments are material, we will apply those adjustments, including any related impacts to net income, in the reporting period in which the adjustments are determined. Accordingly, the fair value measurements noted below are preliminary and subject to modification in the future.

Assets Acquired:
Cash	123,594
Capitalized software development costs	7,946,844
Other current assets	148,321
Total Assets Acquired	$8,218,759
Liabilities assumed:
Accounts payable	96,207
Accrued expenses payable	5,500
Membership Contributions	7,696
Venture debt/loc 1	100,000
Total Liabilities Assumed	$209,403
Total identifiable net assets	8,009,356
Purchase price	13,145,250
Goodwill - Excess of the purchase price over fair value of net assets acquired on acquisition date	$5,135,894

The Rhove acquisition is the only business combination the Company has completed. This goodwill arises because the purchase price exceeded the fair value of acquired identifiable net assets due to the purchase prices reflecting a number of factors including the future earnings and cash flow potential of the business, the multiple to earnings, cash flow and other factors at which similar businesses have been purchased by other acquirers, the competitive nature of the processes by which the Company acquired the business and the complementary strategic fit and resulting synergies the business bring to existing operations.

The accompanying consolidated financial statements include the operations of Rhove from the respective acquisition date.

(Unaudited) Pro Forma Financial Information

The following condensed unaudited pro forma consolidated results of operations for the Company for the years ended April 30, 2023, and 2022 present the results of operations of the Company and Rhove as if the acquisition occurred on May 1, 2022.

	April 30, 2023	April 30, 2022
Revenue	$419,412	$305,364
Operating costs and expenses	7,256,469	9,609,986
Income from operations	(6,837,057)	(9,304,622)
Other income	99,415	123,136
Net income/(Loss)	(6,737,642)	(9,181,487)

The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Note 6 - Property and Equipment

1. Investments in property and equipment consisted of the following as of April 30, 2023

a. Investments in property and equipment other than held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$218,556	$-	$218,556
Buildings and building improvements	1,713,265	(72,514)	1,640,751
Computer	33,543	(11,904)	21,639
Furniture and fixtures	73,975	(22,355)	51,620
Total investment in real estate	$2,039,339	$(106,773)	$1,932,566

b. Investments in property and equipment held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$19,690	$-	$19,690
Buildings and building improvements	226,284	(6,012)	220,272
Furniture and fixtures	16,090	(2,626)	13,464
Total investment in real estate	$262,064	$(8,638)	$253,426

2. Investments in property and equipment consisted as of April 30, 2022

a. Investments in property and equipment other than held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$218,556	$-	$218,556
Buildings and building improvements	1,713,265	(10,058)	$1,703,207
Computer	32,330	(3,637)	$28,693
Furniture and fixtures	69,305	(2,065)	$67,240
Total investment in real estate	$2,033,456	$(15,760)	$2,017,696

b. Investments in property and equipment held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$138,283	$-	$138,283
Buildings and building improvements	1,609,873	(39,999)	$1,569,874
Furniture and fixtures	106,530	(16,234)	$90,296
Total investment in real estate	$1,854,686	$(56,233)	$1,798,453

The Company recorded depreciation expenses of $93,254 and $90,386 in the years ended April 30, 2023 and 2022, respectively.

Note 7 - Receivables from Related Parties

As of April 30, 2023, and April 30, 2022, the balance of related party transactions amounted to $20,874 and $0, respectively. The related party balance as of April 30, 2023, primarily consists of a receivable from Turnit Holdings, LLC, a related party.

Note 8 - Prepaid Expenses

As of April 30, 2023, the Prepaid Expense balance stood at $3,061,196, whereas it was $111,944 for the same period in 2022. Prepaid Expense primarily comprises of advance made for Legal & Advisory services. The company paid $3,045,449 for Legal & Advisory services by issuing equity. The fair value of the equity issued was recorded as a prepaid expense, and the corresponding advisory services will be accounted for over the period when the services are performed.

Note 9 - Capitalized Software Development costs, work in progress

Qualifying internal-use software costs incurred during the application development stage, which consist primarily of internal product development costs, outside services, and purchased software license costs are capitalized. For the year ended April 30, 2023, the balance of capitalized software costs, work in progress amounted to $8,998,755, compared to $599,459 for the year ended April 30, 2022. The capitalized software costs, work in progress balance as on April 30, 2023 includes the following components:

Roost (dba “Rhove”): $7,946,844, acquired as part of Business Combination

reAlpha Tech Corp.: $704,685, acquired as part of the downstream merger

myAlphie: $347,226, acquired as part of the downstream merger

The Company assesses the carrying amount of capitalized software costs for impairment regularly and considers the recoverability of capitalized costs based on expected future benefits and cash flows. Any impairment loss, if identified, is recognized in the statement of operations.

Note 10 - Settling subscriptions, net of offering costs

As of April 30, 2023, the balance of settling subscriptions, net of offering costs, amounted to $0, compared to $3,773,097 as of April 30, 2022. The reduction in 2023 is primarily due to the issuance of equity to shareholders and the corresponding reclassification to equity.

Note 11 - Current Liabilities

Current liabilities consisted of the following as of April 30, 2023 and 2022:

	April 30, 2023	April 30, 2022
Mortgage notes with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on September 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	$-	$217,500
Mortgage notes with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on July 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		110,250
Mortgage notes with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on May 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		226,737
Mortgage notes with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on August 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		228,750
Mortgage note with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on October 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		177,974
Mortgage note with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on November 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		98,000
Mortgage note with a bank. The note bears interest at a rate of 5% + Prime with floor of 8.25% and provides for monthly interest payments. The note matures on February 10, 2024 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	880,000	880,000
Mortgage note with a bank. The note bears interest at a rate of 4.75% + Prime with floor of 8.25% and provides for monthly interest payments. The note matures on April 15, 2024 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	342,000	342,000
Total Short-term debt related to Properties	$1,222,000	$2,281,210
Less: Deferred financing costs, net	-	(52,048)
Total Short-term debt related to Properties, net	$1,222,000	$2,229,162
Promissory note bears interest at a rate of 1% + Prime.	975,000	-
Promissory note bears interest at a rate of 1% + Prime.	4,875,000	-
SAFE Note	-	6,000,000
Total Short-term debt, net	$7,072,000	$8,229,162

Maturities of short-term debt as of April 30, 2023, are as follows:

2024	1,222,000
On-Demand	5,850,000
Total Short-term debt, net	$7,072,000

Note 12 - Long-Term Liabilities

Long-term liabilities consisted of the following as of April 30, 2023, and 2022:

	April 30,	April 30,
	2023	2022
Mortgage note with a bank. The note bears interest at a rate of 7.5% and provides for monthly interest payments. The note matures on January 1, 2053 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	$247,000	$-

Maturities of long-term debt as of April 30, 2023, are as follows:

2053	$247,000
Total Long-term debt, net	$247,000

Note 13 - Segment Reporting

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has two reportable segments based on the business unit, Rental business and Platform service business. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, in which the entity holds material assets and reports revenue.

	Platform Service	Rental Revenue	Total
Revenues	$287,662	$131,750	$419,412
Cost of goods sold	265,541	27,663	293,204
Gross margin	22,121	104,087	126,208

Operating expenses	1,730	5,072,857	5,074,587
Operating loss	20,391	(4,968,770)	(4,948,379)

Other expenses, net	-	504,004	504,004
Net Profit/ (loss)	$20,391	$(5,472,774)	$(5,452,383)

Note 14 - Shareholders’ Equity (Deficit)

The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.001. There were 42,522,091 shares issued and outstanding as of April 30, 2023.

As of April 30, 2022, and April 30, 2023, the Company’s common stock and additional paid-in capital (APIC) balances have significantly increased due to various equity offerings and share issuances. The differences in the number of shares and the corresponding values are primarily attributed to the following events:

1. Regulation A Offering: In comparison to the 10,000 shares issued in 2022, the Company issued an additional 845,537 shares of common stock through a Regulation A offering, raising a total value of $8,455,370 in capital from external investors. This offering allowed the Company to expand its shareholder base and access additional funding to support its growth initiatives.

2. Stock Issued for Business Acquisition: As part of the Rhove acquisition, the Company issued 1,312,025 shares of common stock, resulting in a total value of $13,120,250, to the sellers as compared to “0” shares issued in 2022. This issuance allowed the Company to acquire the net assets or equity of the acquired business.

3. Downstream Merger Transaction: The Company underwent a downstream merger with its former parent by transferring 40,050,000 shares held by the acquired company to its shareholders. All 8,624,210 shares in the former parent were cancelled. This restructuring allowed for a streamlined ownership structure and facilitated the integration of businesses.

4. The Company issued 304,529 common stock to non-employees, such as consultants or service providers, in exchange for services rendered or to be rendered in future periods. This arrangement allowed the Company to compensate service providers with equity, preserving cash resources while obtaining valuable services. The total value of the common stock issued to non-employees is $3,045,290. This is in contrast to “0” shares issued in 2022 for similar purposes.

Note 15 - Commitments and Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition, or results of operations.

Ohio Subpoena

On May 2, 2022, we received a subpoena duces tecum and requests for depositions of three senior managers of the Company from the Ohio Division of Securities (the “ODS”), all related to the Company’s Regulation A securities offering in the State of Ohio, and based on Ohio Revised Code 1707.23. The depositions were taken in July 2022. The ODS has not asserted any securities violations by the Company other than a late notice filing for its offering. The Company is fully cooperating with the ODS. The Company cannot predict the eventual scope, duration, or outcome at this time. Accordingly, the Company is unable to estimate the reasonably possible loss or range of reasonably possible loss arising from these investigations.

Parent Company Litigation

On December 27, 2021, Ms. Valentina Isakina, a board advisor of our former parent company, reAlpha Tech Corp., (the “Parent Company”) filed a lawsuit in the Southern District of Ohio against the Parent Company in connection with her termination package. After three months of service, the Parent Company discontinued her services as she was not the right fit for the Parent Company’s needs. reAlpha Tech Corp. contends that pursuant to the terms of her employment agreement, she was offered 12,500 shares of reAlpha Tech Corp., to vest over a period of time, however, she never accepted the shares.

Ms. Isakina, on the other hand, contends she is owed up to 5% from reAlpha Tech Corp. in connection with an alleged agreement to serve on the board of directors. reAlpha Tech Corp. denies the existence of such agreement. The parties are in the process of completing discovery. There is no trial set, and we believe the matter will be resolved in late 2023 or in 2024. The Company cannot predict the eventual scope, duration, or outcome at this time. Accordingly, the Company is unable to estimate the reasonably possible loss or range of reasonably possible loss arising from this case.

Malpractice Lawsuit

On May 8, 2023, the Company filed a malpractice lawsuit with the United States District Court for the Southern District of Ohio, Eastern Division, against Buchanan, Ingersoll & Rooney, PC (“Buchanan”), Rajiv Khanna (“Khanna”) and Brian S. North (“North,” together with Buchanan and Khanna, the “Buchanan Legal Counsel”). The complaint alleges that the Buchanan Legal Counsel failed to provide proper and timely legal advice during the Company’s Tier 2 Regulation A offering, resulting in late Blue Sky notice filings with all required states prior to the Company offering and selling securities in those states. As a result, the Company was subject to a number of inquiries, investigations, and subpoenas by the various states, incurring significant legal fees and fines, lost opportunity due to pausing its Regulation A campaign, in addition to the loss of a $20 million institutional investment. The Company is seeking the forfeit of all legal fees associated with this matter, the award of legal fees to bring this matter to action, and further legal and equitable relief as the Court deems just and proper. The Company cannot predict the eventual scope, duration, or outcome at this time. Accordingly, the Company is unable to estimate the reasonably possible gain or range of reasonably possible gain arising from this case.

Note 16 - Subsequent Events

Pursuant to the Downstream Merger, the Company held myAlphie LLC as a subsidiary, along with all its technology and intellectual property of $347,226, and promissory notes totalling to $5,850,000. On May 17, 2023, the Company completed a transaction with Turnit Holdings, LLC (Buyer). The Buyer purchased 100% of myAlphie LLC from the Company, including its technology and intellectual property. As part of the deal, the Buyer also assumed the Company’s outstanding promissory notes, totaling $5,850,000.

Up to 1,666,666 Common Units, Each Common Unit Consisting of One Share of Common Stock and One and a Half Common Warrants to Purchase One and a Half Shares of Common Stock

Up to 1,666,666 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One and a Half Common Warrants to Purchase One and a Half Shares of Common Stock

2,499,999 Shares of Common Stock Underlying the Common Warrants

1,666,666 Shares of Common Stock Underlying the Pre-Funded Warrants

reAlpha Tech Corp.

Prospectus

 MAXIM GROUP LLC

                     , 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the placement agent fees and commissions, payable in connection with the sale of the securities being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

SEC registration fee	$2,204
FINRA filing fee	3,500
Legal fees and expenses	150,000
Accounting fees and expenses	15,000
Transfer agent fees and expenses	7,000
Miscellaneous fees and expenses	1,05,000
Total	$282,704

*	To be filed by amendment.

Item 32. Sales to Special Parties.

The information set forth in Item 33 is incorporated herein by reference.

Item 33. Recent Sales of Unregistered Securities.

Since April 22, 2021, we have made the following sales of unregistered securities:

On April 22, 2021, reAlpha Asset Management, Inc. (our previous name) issued 40,000,000 shares of common stock to reAlpha Tech Corp. (our previous parent company) valued at $0.01125 per share.

From September 21, 2021, through January 19, 2023, we issued 905,537 shares of common stock at a per share price of $10, for total cash proceeds of $9,055,370, pursuant to our Regulation A offering on Form 1-A. This Regulation A offering was re-qualified by the SEC on August 3, 2022, after we filed a post-effective amendment on Form 1-A on July 29, 2022. This offering concluded on January 19, 2023. These shares of common stock were issued in reliance on the exemption provided by Regulation A under the Securities Act.

On March 21, 2023, in connection with our Downstream Merger (as defined above), each share of common stock of reAlpha Asset Management, Inc. held by reAlpha Tech Corp. (our previous parent) was automatically canceled and all of the shares of common stock owned by reAlpha Tech Corp. (our previous parent) were converted into shares of the Company (f.k.a. reAlpha Asset Management, Inc.) post-merger. In accordance with the foregoing, the surviving corporation of the Downstream Merger (reAlpha Tech Corp.) issued 40,050,000 shares of common stock, which consisted of the previously issued 40,000,000 shares of common stock to our previous parent company, and 50,000 shares issued to reAlpha Tech Corp. prior to the Downstream Merger pursuant to their participation in our Regulation A offering.

On March 24, 2023, in connection with the Roost Enterprises, Inc. (“Rhove”) acquisition, we issued 49,029 shares of common stock to Silicon Valley Bridge Bank, N.A. (“SVBB”), 1,263,000 shares of common stock to the investor sellers of Rhove and the issuance of option letters to purchase in aggregate (prorated per investor seller) 1,263,000 shares of our common stock for $10 per share, with an expiration date of two (2) years from the date of issuance.

On April 14, 2023, 100,000 shares of common stock were issued to Mitchell Silberberg & Knupp LLP as partial consideration for legal services provided to us in connection with the Direct Listing.

On April 14, 2023, 204,529 shares of common stock were issued to Maxim Partners LLC as partial consideration for their engagement to provide general financial advisory and investment banking services to the Company.

On October 23, 2023, pursuant to the terms of that certain GEM Agreement (as defined above) between us and GEM Global Yield LLC SCS, we issued five-year warrants to purchase up to 1,700,884 shares of our common stock as a commitment fee at an exercise price of $406.67 per share.

The foregoing issuances of shares, except for the shares issued pursuant to our Regulation A offering, are intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the stockholders involved in such issuances represented that each was acquiring the shares of common stock for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act of 1933, as amended (the “1933 Act”), or the availability of an applicable exemption therefrom. There were less than 35 non-accredited investors that have received shares of common stock pursuant to the Downstream Merger and Rhove acquisition transactions. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

Item 34. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law (the “DGCL”), the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”) that became effective upon our Nasdaq direct listing contain provisions that limit or eliminate the personal liability of our officers and directors for a breach of their fiduciary duty as a director and/or officer, as applicable. For example, the fiduciary duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation will also authorize us to indemnify our officers, directors, and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our Bylaws will provide that:

●	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the rights provided in our Bylaws are not exclusive.

Our Certificate of Incorporation and our Bylaws provide for the indemnification provisions described above and elsewhere herein. We will enter into, and intend to continue to enter into, separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 35. Treatment of Proceeds from Stock Being Registered.

None.

Item 36. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description of Exhibit
1.1	Form of Placement Agent Agreement by and between reAlpha Tech Corp. and Maxim Group LLC**

2.1	Certificate of Ownership and Merger, filed March 21, 2023 (previously filed as Exhibit 2.1 of Form 1-U filed with the SEC on March 24, 2023)*

3.1	Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 of Form S-11 filed with the SEC on August 8, 2023)*

3.2	Second Amended and Restated Bylaws (previously filed as Exhibit 3.2 of Form S-11 filed with the SEC on August 8, 2023)*

4.1	Form of Warrant (For Share Repurchase Agreement included in Exhibit 6.6 hereto) (previously filed as Exhibit 6.3 of Form 1-U filed with the SEC on December 5, 2022)*

4.2	Form of Pre-Funded Warrant**

4.3	Form of Common Warrant**

4.4	Warrant Agency Agreement**

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP regarding the validity of the securities being registered**

8.1	Tax Opinion of Brouse McDowell, LPA regarding certain tax matters**

10.1	Master Service Agreement dated April 28, 2021 by and between the Company and reAlpha Tech Corp. (previously filed as Exhibit 6.1 filed as part of Form 1-A/A filed on June 9, 2021)*

10.2	Master Service Agreement dated April 28, 2021 by and between the Company and reAlpha Operations, Inc. (previously filed as Exhibit 6.2 of Form 1-A/A filed on June 9, 2021)*

10.3	Technology License Agreement dated April 28, 2021 by and between the Company and reAlpha Tech Corp (Incorporated by reference from Exhibit 6.3 of Form 1-A/A filed on June 9, 2021)*

10.4	Form of Tri-party Escrow Agreement, dated as of July 19, 2022 (previously filed as Exhibit 8.1 of Form 1-K/A filed on September 7, 2022)*

10.5	Form of Subscription Agreement (previously filed as Exhibit 4.1 to Form 1-U filed with the SEC on November 8, 2022)*

10.6	Joint Venture Binding Term Sheet by and between reAlpha Asset Management, Inc. and SAIML Pte. Ltd., dated as of November 15, 2022 (previously filed as Exhibit 1.1 to Form 1-U filed with the SEC on November 18, 2022)*

10.7	Share Purchase by and among reAlpha Asset Management, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of December 1, 2022 (previously filed as Exhibit 6.1 of Form 1-U filed with the SEC on December 5, 2022)*

10.8	Registration Rights Agreement by and among reAlpha Asset Management, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of December 1, 2022 (previously filed as Exhibit 6.2 of Form 1-U filed with the SEC on December 5, 2022)*

10.9	Stock Purchase Agreement by and Among Roost Enterprises, Inc. dba Rhove, the Sellers and reAlpha Tech Corp., dated March 24, 2023 (previously filed as Exhibit 1.1 of Form 1-U filed with the SEC on March 27, 2023)*

10.10	Restricted Stock Purchase Agreement by and between reAlpha Tech Corp. and Silicon Valley Bridge Bank, N.A., dated as of March 24, 2023 (previously filed as Exhibit 1.2 of Form 1-U filed with the SEC on March 27, 2023)*

Exhibit No.	Description of Exhibit
10.11+	Employment Agreement of Giri Devanur, dated April 11, 2023 (previously filed as Exhibit 10.11 of Form S-11 filed with the SEC on August 8, 2023)*

10.12+	Employment Agreement of Michael J. Logozzo, dated April 11, 2023 (previously filed as Exhibit 10.12 of Form S-11 filed with the SEC on August 8, 2023)*

10.13+	Employment Agreement of Jorge Aldecoa, dated April 11, 2023 (previously filed as Exhibit 10.13 of Form S-11 filed with the SEC on August 8, 2023)*

10.14+	reAlpha Tech Corp. 2022 Equity Incentive Plan (previously filed as Exhibit 10.14 of Form S-11 filed with the SEC on August 8, 2023)*

10.15	Form of 2022 Equity Incentive Plan Restricted Stock Award Agreement (previously filed as Exhibit 10.15 of Form S-11 filed with the SEC on August 8, 2023)*

10.16	Form of 2022 Equity Incentive Plan Stock Option Award Agreement (previously filed as Exhibit 10.16 of Form S-11 filed with the SEC on August 28, 2023)*

10.17	Form of Director and Officer Indemnification Agreement (previously filed as Exhibit 10.17 of Form S-11 filed with the SEC on August 28, 2023)*

10.18#	Master Credit Facility Agreement by and between reAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.) and reAlpha Acquisitions Churchill, LLC, dated as of August 18, 2022 (previously filed as Exhibit 10.18 of Form S-11 filed with the SEC on August 8, 2023)*

10.19#	Form of Credit Facility Loan Agreement (previously filed as Exhibit 10.19 of Form S-11 filed with the SEC on August 8, 2023)*

10.20	Form of Credit Facility Promissory Note Agreement (previously filed as Exhibit 10.20 of Form S-11 filed with the SEC on August 8, 2023)*

10.21	Form of Credit Facility Guaranty of reAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.) (previously filed as Exhibit 10.21 of Form S-11 filed with the SEC on August 8, 2023)*

10.22	Form of Credit Facility Guaranty of Giri Devanur (previously filed as Exhibit 10.22 of Form S-11 filed with the SEC on August 8, 2023)*

10.23	Form of Promissory Note (previously filed as Exhibit 10.23 of Form S-11 filed with the SEC on August 8, 2023)*

10.24	Form of Promissory Note (previously filed as Exhibit 10.24 of Form S-11 filed with the SEC on August 8, 2023)*

10.25	Ohio Division of Securities Cease & Desist Order with Consent Agreement (previously filed as Exhibit 6.10 of Form 1-U filed with the SEC on August 31, 2023)*

10.26	Form of Securities Purchase Agreement by and between reAlpha Tech Corp. and the purchaser signatories thereto**

10.27	Form of Lock-Up Agreement**

14.1	Code of Conduct and Ethics (previously filed as Exhibit 14.1 of Form S-11 filed with the SEC on August 8, 2023)*

21.1	Subsidiaries of the Registrant**

23.1	Consent of GBQ Partners, LLC, independent registered public accounting firm**

23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)***

23.3	Consent of Brouse McDowell, LPA (included in Exhibit 8.1)***

24.1	Power of Attorney (included on the signature page of this registration statement)**

107	Filing Fee Table**

*	Previously filed.

**	Filed herewith.

***	To be filed by amendment.

+	Indicates management contract or compensatory plan or arrangement.

#	Schedules, exhibits and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)	Financial statement exhibits.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 37. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)	The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Ohio, on November 16, 2023.

REALPHA TECH CORP.

By:	/s/ Giri Devanur
Giri Devanur Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Giri Devanur and Michael J. Logozzo as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Giri Devanur	Chief Executive Officer, President and Director	November 16, 2023
Giri Devanur	(principal executive officer)

/s/ Michael J. Logozzo	Chief Financial Officer	November 16, 2023
Michael J. Logozzo	(principal financial and accounting officer)

/s/ Dimitrios Angelis	Director	November 16, 2023
Dimitrios Angelis

/s/ Brian Cole	Director	November 16, 2023
Brian Cole

/s/ Monaz Karkaria	Director	November 16, 2023
Monaz Karkaria

/s/ Balaji Swaminathan	Director	November 16, 2023
Balaji Swaminathan